EXHIBIT 4.3

HSBC HOME EQUITY LOAN CORPORATION II,

as Depositor,

HSBC FINANCE CORPORATION,

as Servicer,

HSBC BANK USA, NATIONAL ASSOCIATION,

as Administrator,

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

_______________________

POOLING AND SERVICING AGREEMENT

Dated as of May 24, 2007

_______________________

HSBC Home Equity Loan Trust (USA) 2007-2

Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-2

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EXHIBITS

Schedule 1	Perfection Representations, Warranties and Covenants

Exhibit A Exhibit B Exhibit C Exhibit D	Form of Class A and Class M Certificate Form of Class R Certificate Form of Equity Loan Schedule Form of Transfer Affidavit

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This Pooling and Servicing Agreement, dated as of May 24, 2007, among HSBC HOME EQUITY LOAN CORPORATION II, as Depositor, HSBC FINANCE CORPORATION, as Servicer, HSBC BANK USA, NATIONAL ASSOCIATION, as Administrator, and U.S. BANK NATIONAL ASSOCIATION, as Trustee,

WITNESSETH THAT:

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

PRELIMINARY STATEMENT

The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. For federal income tax purposes, the Trust Fund (other than the Carryover Reserve Fund and the Derivative Contract Reserve Fund) will constitute a single REMIC. Each Certificate, other than the Class R Certificate, will represent ownership of one or more regular interests in the REMIC for purposes of the REMIC Provisions. The Class R Certificate will represent ownership of the sole class of residual interest in the REMIC. The REMIC will hold as assets all property of the Trust Fund (other than the assets held in the Carryover Reserve Fund and the Derivative Contract Reserve Fund). The latest possible maturity date of all REMIC regular interests described in this Agreement shall be the Latest Possible Maturity Date.

The following table sets forth characteristics of the REMIC Certificates, together with the minimum denominations and integral multiples in excess thereof in which such Classes shall be issuable:

Class Designation	Original Class Certificate Principal Balance	Pass-Through Rate (per annum)	Minimum Denomination	Integral Multiples in Excess of Minimum
Class A-S	$200,000,000	(1)	$25,000	$1,000
Class A-M	$50,000,000	(1)	$25,000	$1,000
Class A-1F	$80,000,000	(1)	$25,000	$1,000
Class A-1V	$133,300,000	(1)	$25,000	$1,000
Class A-2F	$52,900,000	(1)	$25,000	$1,000
Class A-2V	$44,200,000	(1)	$25,000	$1,000
Class A-3F	$34,700,000	(1)	$25,000	$1,000
Class A-3V	$26,000,000	(1)	$25,000	$1,000
Class A-4	$90,600,000	(1)	$25,000	$1,000
Class M-1	$39,500,000	(1)	$25,000	$1,000
Class M-2	$33,200,000	(1)	$25,000	$1,000
Class R (2)	(3)	(3)	N/A	N/A

__________________________________________

(1)

With respect to this Class of Certificates and any Interest Accrual Period, the lesser of (i) the applicable Formula Rate for such Class and Interest Accrual Period and (ii) the Net Rate Cap for the related Distribution Date.

(2)	The Class R Certificate will represent the sole Class of residual interest in the REMIC.
(3)	The Class R Certificate has no Certificate Principal Balance or Pass-Through Rate and is entitled only to amounts as described in Article IV.

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

Administrator: HSBC Bank USA, National Association, a national banking association, as Administrator (including its role as Certificate Registrar and Paying Agent) under this Agreement and the other Transaction Documents to which it is a party, or any successor administrator appointed in accordance with this Agreement that has accepted such appointment in accordance with this Agreement.

Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise, and “controlling” and “controlled” shall have meanings correlative to the foregoing.

Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

Applied Realized Loss Amount: With respect to any Distribution Date and each Class of Class M Certificates, the amount by which the Certificate Principal Balance of such Class was reduced on such Distribution Date pursuant to Section 4.03.

Appraised Value: With respect to any Home Equity Loan, the appraised value of the related Mortgaged Property based upon the appraisal used by the applicable Seller at the time of origination of such Home Equity Loan (or any mortgage loan made by the Seller on the Mortgaged Property that the Home Equity Loan replaced); provided that if the Home Equity Loan was originated simultaneously with or not more than 12 months after another mortgage was placed on the related Mortgaged Property, the lesser of the Appraised Value at origination of the other mortgage and the sales price, if any, of the related Mortgaged Property.

Assignment of Mortgage: With respect to any Mortgage, an assignment, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Home Equity Loans secured by Mortgaged Properties located in the same jurisdiction.

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Available Distribution Amount: With respect to any Distribution Date, the sum, without duplication, of all amounts described in clauses (i) through (iii), inclusive, of Section 3.02(b) received by the Servicer with respect to the related Collection Period and deposited in the Collection Account.

BIF: The Bank Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989 or, if at any time after the execution of this instrument the Bank Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

Book-Entry Certificate: Any Offered Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions or trust companies in the State of New York or Illinois are required or authorized by law to be closed.

Carryover Reserve Fund: The custodial account or accounts created and maintained for the benefit of the Certificateholders pursuant to Section 4.04(a). The Carryover Reserve Fund shall be an Eligible Account.

Certificate: A Class A Certificate, Class M Certificate or Class R Certificate.

Certificate Group 1: The Class A-S Certificates and Class A-M Certificates.

Certificate Group 1 Percentage: With respect to any Distribution Date, the quotient, expressed as a decimal, of the aggregate Certificate Principal Balance of the Certificates in Certificate Group 1 immediately prior to such Distribution Date divided by the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date.

Certificate Group 2: The Class A-1F Certificates, Class A-1V Certificates, Class A-2F Certificates, Class A-2V Certificates, Class A-3F Certificates,

Class A-3V Certificates and Class A-4 Certificates.

Certificate Group 2 Percentage: With respect to any Distribution Date, the quotient, expressed as a decimal, of the aggregate Certificate Principal Balance of the Certificates in Certificate Group 2 immediately prior to such Distribution Date divided by the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date.

Certificate Owner: The Person who is the beneficial owner of an interest in a Book-Entry Certificate.

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Certificate Principal Balance: With respect to any Class of Offered Certificates as of any date of determination, the Original Class Certificate Principal Balance thereof reduced by all amounts previously distributed to the holders of such Class and allocable to principal and, in the case of any Class M Certificates, reduced by any Applied Realized Loss Amounts allocated to such Class of Certificates pursuant to Section 4.03. With respect to any Offered Certificate as of any date of determination, the product of (i) the Certificate Principal Balance of the Class of Offered Certificate to which such Offered Certificate belongs, times (ii) a fraction, the numerator of which is the initial Certificate Principal Balance of such Offered Certificate as stated on the face thereof, and the denominator of which is equal to the Original Class Certificate Principal Balance of such Class of Offered Certificates. The Class R Certificate has no Certificate Principal Balance.

Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 5.02.

Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent, direction, waiver or request pursuant to this Agreement, (i) any Certificate registered in the name of the Depositor (unless to the knowledge of a Responsible Officer of the Trustee the Depositor is acting as trustee or nominee for a Person who is not an Affiliate of the Depositor and who makes the voting decision with respect to such Certificate) or the Servicer or any Person known to a Responsible Officer of the Trustee to be an Affiliate of either the Depositor or the Servicer and (ii) any Certificate for which the Depositor (unless to the knowledge of a Responsible Officer of the Trustee (A) the Depositor is acting as trustee or nominee for a Person who is not an Affiliate of the Depositor and who makes the voting decision with respect to such Certificate or (B) the Depositor is the owner of all the Certificates) or the Servicer or any Person known to a Responsible Officer of the Trustee to be an Affiliate (other than an Affiliate that has purchased any Certificate on the Closing Date) of either the Depositor or the Servicer is the Certificate Owner shall be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect any such consent, direction, waiver or request has been obtained.

Charge Off Amount: With respect to any Charged Off Home Equity Loan and Collection Period, an amount equal to the amount of the Principal Balance that the Servicer has charged off on its servicing records during such Collection Period.

Charged Off Home Equity Loan: A defaulted Home Equity Loan that is not a Liquidated Home Equity Loan and as to which (i) collection procedures are ongoing and (ii) the Servicer has charged off all or a portion of the related Principal Balance.

Class: Any of the Class A Certificates, Class M Certificates or Class R Certificate.

Class A Certificate: A Class A-S Certificate, Class A-M Certificate, Class A-1 Certificate, Class A-2 Certificate, Class A-3 Certificate or Class A-4 Certificate.

Class A Certificateholder: A Holder of a Class A Certificate.

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Class A-S Certificate: Any Certificate designated as a Class A-S Certificate on the face thereof, substantially in the form of Exhibit A hereto.

Class A-S Certificateholder: A Holder of a Class A-S Certificate.

Class A-M Certificate: Any Certificate designated as a Class A-M Certificate on the face thereof, substantially in the form of Exhibit A hereto.

Class A-M Certificateholder: A Holder of a Class A-M Certificate.

Class A-1 Certificate: A Class A-1F Certificate or Class A-1V Certificate.

Class A-1 Certificateholder: A Holder of a Class A-1 Certificate.

Class A-1F Certificate: Any Certificate designated as a Class A-1F Certificate on the face thereof, substantially in the form of Exhibit A hereto.

Class A-1V Certificate: Any Certificate designated as a Class A-1V Certificate on the face thereof, substantially in the form of Exhibit A hereto.

Class A-2 Certificate: A Class A-2F Certificate or Class A-2V Certificate.

Class A-2 Certificateholder: A Holder of a Class A-2 Certificate.

Class A-2F Certificate: Any Certificate designated as a Class A-2F Certificate on the face thereof, substantially in the form of Exhibit A hereto.

Class A-2V Certificate: Any Certificate designated as a Class A-2V Certificate on the face thereof, substantially in the form of Exhibit A hereto.

Class A-3 Certificate: A Class A-3F Certificate or Class A-3V Certificate.

Class A-3 Certificateholder: A Holder of a Class A-3 Certificate.

Class A-3F Certificate: Any Certificate designated as a Class A-3F Certificate on the face thereof, substantially in the form of Exhibit A hereto.

Class A-3V Certificate: Any Certificate designated as a Class A-3V Certificate on the face thereof, substantially in the form of Exhibit A hereto.

Class A-4 Certificate: Any Certificate designated as a Class A-4 Certificate on the face thereof, substantially in the form of Exhibit A hereto.

Class A Principal Distribution Amount: With respect to any Distribution Date, the excess of (A) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (B) the lesser of (1) the product of (x) 49.80% and (y) the Pool Balance as of the last day of the related Collection Period and (2) the excess, if any, of the Pool Balance as of the last day of the related Collection Period over 1.00% of the Cut-Off Date Pool Balance.

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Class M Certificate: A Class M-1 Certificate or Class M-2 Certificate.

Class M Certificateholder: A Holder of a Class M Certificate.

Class M-1 Certificate: Any Certificate designated as a Class M-1 Certificate on the face thereof, substantially in the form of Exhibit A hereto.

Class M-1 Certificateholder: A Holder of a Class M-1 Certificate.

Class M-1 Principal Distribution Amount: With respect to any Distribution Date, the excess, if any, of (i) the sum of (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date) and (B) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (1) 58.10% and (2) the Pool Balance as of the last day of the related Collection Period and (B) the excess, if any, of the Pool Balance as of the last day of the related Collection Period over 1.00% of the Cut-Off Date Pool Balance.

Class M-2 Certificate: Any Certificate designated as a Class M-2 Certificate on the face thereof, substantially in the form of Exhibit A hereto.

Class M-2 Certificateholder: A Holder of a Class M-2 Certificate.

Class M-2 Principal Distribution Amount: With respect to any Distribution Date, the excess, if any, of (i) the sum of (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (B) the aggregate Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), and (C) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (1) 65.10% and (2) the Pool Balance as of the last day of the related Collection Period and (B) the excess, if any, of the Pool Balance as of the last day of the related Collection Period over 1.00% of the Cut-Off Date Pool Balance.

Class R Certificate: Any Certificate designated as a Class R Certificate on the face thereof, in the form of Exhibit B hereto.

Class R Certificateholder: A Holder of a Class R Certificate.

Closing Date: May 24, 2007.

Code: The Internal Revenue Code of 1986, as amended from time to time, and any Treasury regulations promulgated thereunder.

Collection Account: The custodial account or accounts created and maintained for the benefit of the Certificateholders pursuant to Section 3.02(b). The Collection Account shall be an Eligible Account.

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Collection Period: With respect to any Distribution Date and Home Equity Loan, the calendar month immediately preceding the month in which such Distribution Date occurs, except that with respect to the initial Distribution Date, the Collection Period is the period beginning on the day immediately following the Cut-Off Date and ending on May 31, 2007.

Combined Exposure: As defined in Section 3.04.

Combined Loan-to-Value Ratio or CLTV: With respect to each Home Equity Loan, a ratio, expressed as a percentage, the numerator of which is the sum of (a) the original Principal Balance of the Home Equity Loan and (b) the aggregate unpaid principal balance, at the time of origination of the Home Equity Loan, of all other mortgage loans, if any, secured by liens senior to that Home Equity Loan on the related Mortgaged Property, and the denominator of which is the Appraised Value of the Mortgaged Property.

Compensating Interest: With respect to any Collection Period, an amount equal to the lesser of (i) the Prepayment Interest Shortfall for the related Distribution Date and (ii) the Servicing Fee for the related Collection Period without regard to any reduction due to Compensating Interest.

Corporate Trust Office: With respect to the Trustee, the designated office of the Trustee at which at any particular time its corporate trust business shall be administered, which office on the Closing Date is located at the address therefor set forth in Section 10.05; and with respect to the Administrator, the principal office of the Administrator at which at any particular time its corporate trust business shall be administered, which office on the Closing Date is located at the address thereabove set forth in Section 10.05.

Credit Support Depletion Date: The first Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balances of the Class M-1 Certificates and Class M-2 Certificates and the Overcollateralization Amount have been reduced to zero.

Cumulative Loss Percentage: With respect to any Distribution Date on or after the Stepdown Date, the fraction (expressed as a percentage) obtained by dividing (i) the Cumulative Realized Losses through the end of the related Collection Period, by (ii) the Cut-Off Date Pool Balance.

Cumulative Loss Percentage Trigger: With respect to any Distribution Date on or after the Stepdown Date, means (i) for the June 2010 Distribution Date through the May 2011 Distribution Date, 6.10%; (ii) for the June 2011 Distribution Date through the May 2012 Distribution Date, 10.35%; (iii) for the June 2012 Distribution Date through the May 2013 Distribution Date, 13.25%; and (iv) for the June 2013 Distribution Date and each Distribution Date thereafter, 14.50%.

Cumulative Realized Losses: With respect to the Home Equity Loans and any Collection Period, an amount equal to the excess, if any, of (a) the sum of the aggregate Realized Losses on the Home Equity Loans from the Cut-Off Date through the last day of such Collection Period over (b) the sum of any Recovered Charge Off Amounts on the Home Equity Loans from the Cut-Off Date through the last day of such Collection Period.

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Current Interest: With respect to each Distribution Date and each Class of Offered Certificates, an amount equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of such Class of Offered Certificates immediately prior to such Distribution Date at the Pass-Through Rate for such Class and Interest Accrual Period.

Cut-Off Date: With respect to each Home Equity Loan, the close of business on May 2, 2007.

Cut-Off Date Pool Balance: The aggregate of the Cut-Off Date Principal Balances of the Home Equity Loans.

Cut-Off Date Principal Balance: With respect to any Home Equity Loan, the unpaid principal balance thereof as of the Cut-Off Date or, with respect to any Eligible Substitute Home Equity Loan, as of the date of substitution of such Eligible Substitute Home Equity Loan.

Defective Home Equity Loan: A Home Equity Loan subject to repurchase or substitution pursuant to Section 2.02 or 2.04.

Definitive Certificates: As defined in Section 5.02(f).

Deposit Account Control Agreement: The Deposit Account Control Agreement dated as of May 24, 2007 among the Trustee and the Administrator.

Deposit Date: With respect to any Distribution Date, the Business Day immediately preceding such Distribution Date.

Deposit Event: The lowering of the Servicer’s short-term debt rating below “P-1” by Moody’s, “A-1” by Standard & Poor’s or “F1” by Fitch or any time in which HSBC Finance shall cease to be the Servicer.

Depositor: HSBC Home Equity Loan Corporation II, a Delaware corporation, and its successors in interest.

Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of each Class of Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the UCC of the State of New York.

Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Derivative Contract: Any ISDA Master Agreement, together with the related Schedule and Confirmation, entered into by the Administrator, on behalf of the Trust for the benefit of the Holder of the Class R Certificate, and a Derivative Counterparty in accordance with Section 3.13.

Derivative Contract Reserve Fund: As defined in Section 3.13.

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Derivative Counterparty: Any counterparty to a Derivative Contract as provided in Section 3.13 which counterparty shall not be an Affiliate of the Servicer.

Determination Date: With respect to any Distribution Date, the second Business Day prior to such Distribution Date.

Distribution Date: The 20th day of each month (or if such 20th day is not a Business Day, then the next succeeding Business Day), commencing June 20, 2007.

EDGAR: The SEC’s Electronic Data Gathering, Analysis and Retrieval System.

Electronic Ledger: The electronic master record of home equity loans (including the Home Equity Loans) maintained by the Servicer.

Eligible Account: An account that is either (i) maintained with a depository institution whose short-term debt obligations at the time of any deposit therein are rated in the highest short-term debt rating category by the Rating Agencies, (ii) an account or accounts maintained with a depository institution with a long-term unsecured debt rating by each Rating Agency that is at least investment grade, provided that the deposits in such account or accounts are fully insured by either the BIF or the SAIF, (iii) a segregated trust account maintained in the corporate trust department with the Trustee in its fiduciary capacity or the Administrator in its capacity as administrator, or (iv) an account otherwise acceptable to each Rating Agency, as evidenced by a letter to such effect from each such Rating Agency to the Trustee and the Administrator, without reduction or withdrawal of the then-current ratings of any Class of Offered Certificates.

Eligible Substitute Home Equity Loan: A Home Equity Loan substituted by the Depositor or the Servicer for a Defective Home Equity Loan pursuant to Section 2.02(a) or 2.04, which on the date of such substitution must

(i)           have a Principal Balance not substantially greater or less than the Principal Balance of such Defective Home Equity Loan or such elected substituted Home Equity Loan;

(ii)          have a current Loan Rate of not less than the Loan Rate of the Defective Home Equity Loan or elected substituted Home Equity Loan and not more than 500 basis points in excess thereof;

(iii)        have a (A) remaining term to maturity not more than six months earlier or later than the remaining term to maturity of the Defective Home Equity Loan or elected substituted Home Equity Loan and (B) maturity date not later than the last day of the Collection Period immediately preceding the month in which the Final Scheduled Distribution Date occurs;

(iv)         comply with the representations and warranties set forth in Section 2.04(b), to the extent such representations and warranties do not pertain exclusively to the Home Equity Loans transferred on the Closing Date;

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(v)          have a Combined Loan-to-Value Ratio that is not greater than the Combined Loan-to-Value Ratio of the Defective Home Equity Loan or elected substituted Home Equity Loan as of the date of origination of such Defective Home Equity Loan or elected substituted Home Equity Loan;

(vi)         have a lien position at least equal to the lien position of the Mortgage relating to the Defective Home Equity Loan or elected substituted Home Equity Loan; and

(vii)       be the obligation of a Mortgagor whose credit profile is substantially similar to that of the Mortgagor under the Defective Home Equity Loan or elected substituted Home Equity Loan,

provided, however, that with respect to (i) through (vii) above, a home equity loan may qualify as an Eligible Substitute Home Equity Loan if each of the Rating Agencies consents to such substitution.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Restricted Certificate: The Class M Certificates and Class R Certificates and any Certificate with a rating which falls below the lowest applicable permitted rating under the Underwriter Exemption.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Exchange Act Filing Obligation: The obligations of the Servicer (x) under Section 3.10, (y) under Section 6.02 and Section 6.04 with respect to notice and information to be provided to the Depositor or (z) under Article XI.

Extra Principal Distribution Amount: With respect to any Distribution Date, the lesser of (x) the Monthly Excess Cashflow for such Distribution Date and (y) the Interim Overcollateralization Deficiency for such Distribution Date.

Fannie Mae: Fannie Mae, also known as The Federal National Mortgage Association, or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

Final Scheduled Distribution Date: With respect to the Offered Certificates, the Distribution Date occurring in July 2036.

Fitch: Fitch, Inc., or its successor in interest.

Fixed Rate Certificates: The Class A-1F Certificates, Class A-2F Certificates and Class A-3F Certificates.

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Floating Rate Certificates: The Class A-S Certificates, Class A-M Certificates, Class A-1V Certificates, Class A-2V Certificates, Class A-3V Certificates, Class A-4 Certificates, Class M-1 Certificates and Class M-2 Certificates.

Foreclosure Profit: With respect to any Liquidated Home Equity Loan, the amount, if any, by which Net Liquidation Proceeds exceeds the sum of (i) the Principal Balance thereof immediately prior to the final recovery of its Liquidation Proceeds, (ii) accrued and unpaid interest (including imputed interest on REO) at the applicable Loan Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds and (iii) the sum of all related Charge Off Amounts.

Form 8-K: A current report pursuant to Section 13 or 15(d) of the Exchange Act.

Formula Rate: With respect to each Class of Floating Rate Certificates and any Interest Accrual Period, a per annum rate equal to the sum of (a) One-Month LIBOR for such Interest Accrual Period and (b) the applicable Pass-Through Margin for such Class and Interest Accrual Period.

With respect to each Class of Fixed Rate Certificates and any Interest Accrual Period, a per annum rate equal to the rate specified for such class and Interest Accrual Period in the following table:

Class	Formula Rate (1)	Formula Rate (2)
A-1F	5.93%	6.43%
A-2F	5.69%	6.19%
A-3F	5.81%	6.31%

(1)	For each Interest Accrual Period relating to a Distribution Date occurring on or prior to the Optional Termination Date.

(2)	For each Interest Accrual Period relating to a Distribution Date occurring after the Optional Termination Date.

Freddie Mac: Freddie Mac, also known as The Federal Home Loan Mortgage Corporation, or any successor thereto.

Home Equity Loan: Each of the home equity loans (together with the related Mortgage Notes and Mortgages) transferred and assigned to the Trustee pursuant to Section 2.01 and pursuant to the Transfer Agreement together with the Related Documents, as from time to time are held as a part of the Trust, the home equity loans originally so held being identified in the Home Equity Loan Schedule delivered on the Closing Date. As applicable, the term Home Equity Loan shall be deemed to refer to the Mortgaged Property that has been converted to ownership by the Servicer prior to the final recovery of related Liquidation Proceeds.

Home Equity Loan Purchase Agreement: The home equity loan purchase agreement dated as of May 24, 2007, between the Depositor and the Sellers pursuant to which the Sellers convey to the Depositor all of their right, title and interest in and to the unpaid Principal Balances

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of the Home Equity Loans, including all interest and principal payments in respect thereof received on or after the Cut-Off Date, and certain other rights with respect to the collateral supporting the Home Equity Loans.

Home Equity Loan Schedule: With respect to any date, the schedule of Home Equity Loans, including any Eligible Substitute Home Equity Loans, included in the Trust on such date. The initial Home Equity Loan Schedule is the schedule delivered by the Depositor to the Trustee on the Closing Date and delivered as Exhibit C hereto, which schedule may be in the form of a computer file or an electronic or magnetic tape and sets forth as to each Home Equity Loan (i) the account number, (ii) the Cut-Off Date Principal Balance, (iii) the Loan Rate, (iv) the lien position of the related Mortgage and (v) the CLTV. The Home Equity Loan Schedule shall be amended from time to time to reflect the removal of Home Equity Loans and the addition of any Eligible Substitute Home Equity Loans to the Trust, and when so amended shall include the information set forth above with respect to each Eligible Substitute Home Equity Loan as of its related date of substitution.

HSBC Finance: HSBC Finance Corporation, a Delaware corporation, and its successors.

Insurance Proceeds: Proceeds paid by any insurer pursuant to any insurance policy covering a Home Equity Loan, or by the Servicer pursuant to the last sentence of Section 3.04, net of any component thereof covering any expenses incurred by or on behalf of the Servicer in connection with obtaining such Insurance Proceeds and exclusive of any portion thereof that is applied to the restoration or repair of the related Mortgaged Property, released to the Mortgagor in accordance with the Servicer’s normal servicing procedures or required to be paid to any holder of a mortgage senior to such Home Equity Loan.

Initial Home Equity Loan: Each Home Equity Loan transferred and assigned to the Trustee, on behalf of the Trust, on the Closing Date.

Interest Accrual Period: With respect to each Class of Floating Rate Certificates and (i) each Distribution Date after the initial Distribution Date, the period from and including the Distribution Date in the month immediately preceding the month in which the Distribution Date occurs and ending on and including the day immediately preceding the current Distribution Date and (ii) the initial Distribution Date, the period beginning on the Closing Date and ending on the day immediately preceding the initial Distribution Date. With respect to each Class of Fixed Rate Certificates and (i) each Distribution Date after the initial Distribution Date, the calendar month preceding such Distribution Date and (ii) the initial Distribution Date, the period beginning on May 3, 2007 and ending on May 31, 2007.

Interest Carry Forward Amount: With respect to each Class of Offered Certificates and any Distribution Date, the sum of (i) an amount equal to the excess, if any, of (A) the sum of the Current Interest and the Interest Carry Forward Amount for such Class of Certificates as of the immediately preceding Distribution Date over (B) the amount of the actual distributions with respect to such amounts made to such Class of Certificates on such immediately preceding Distribution Date plus (ii) interest on such amount calculated for the related Interest Accrual Period at the related Pass-Through Rate.

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Interest Collections: With respect to any Distribution Date, the sum, without duplication, of:

(i)           the portion allocable to interest of all scheduled monthly payments on the Home Equity Loans received during the related Collection Period;

(ii)          all Net Liquidation Proceeds actually collected by the Servicer during the related Collection Period (to the extent such Net Liquidation Proceeds relate to interest);

(iii)        the interest portion of the Purchase Price for any Home Equity Loan repurchased from the Trust pursuant to the terms of this Agreement during the related Collection Period;

(iv)         the interest portion of all Substitution Adjustment Amounts with respect to the related Collection Period;

(v)          the interest portion of all other unscheduled collections on the Home Equity Loans received by the Servicer during the related Collection Period, to the extent not previously distributed; and

(vi)         the interest portion of all Insurance Proceeds on any Home Equity Loan collected by the Servicer during the related Collection Period.

Interim Overcollateralization Amount: With respect to any Distribution Date, the excess, if any, of (i) the Pool Balance as of the last day of the related Collection Period over (ii)(x) the aggregate Certificate Principal Balance of the Offered Certificates immediately prior to such Distribution Date minus (y) Principal Collections for such Distribution Date.

Interim Overcollateralization Deficiency: With respect to any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Distribution Date over (y) the Interim Overcollateralization Amount for such Distribution Date.

Issuing Entity: HSBC Home Equity Loan Trust (USA) 2007-2.

LIBOR Business Day: Any day on which dealings in United States dollars are transacted in the London interbank market.

LIBOR Determination Date: With respect to any Distribution Date, the second LIBOR Business Day before the first day of the related Interest Accrual Period.

Latest Possible Maturity Date: The Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-Off Date.

Lien: Any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement,

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any financing lease having substantially the same economic effect as any of the foregoing or the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing.

Liquidated Home Equity Loan: With respect to any Distribution Date, any Home Equity Loan in respect of which the Servicer has determined as of the end of the related Collection Period that all Liquidation Proceeds that it expects to recover on such Home Equity Loan have been recovered (exclusive of any possibility of a deficiency judgment but including any recoveries of Charge Off Amounts or accrued or imputed interest including, but not limited to, recoveries related to walks (i.e., instances where the Mortgagor has voluntarily vacated the Mortgaged Property) or short sales).

Liquidation Expenses: Out-of-pocket expenses (exclusive of overhead) that are incurred by the Servicer in connection with the liquidation of any Home Equity Loan and not recovered under any insurance policy, such expenses including, without limitation, reasonable legal fees and expenses, any unreimbursed amount expended pursuant to Section 3.06 (including, without limitation, amounts advanced to correct defaults on any mortgage loan that is senior to such Home Equity Loan and amounts advanced to keep current or pay off a mortgage loan that is senior to such Home Equity Loan) with respect to the related Home Equity Loan and any related and unreimbursed expenditures for real estate property taxes, mechanic’s liens, title perfection, property management or for property restoration, preservation or insurance against loss or damage.

Liquidation Proceeds: Proceeds (including Insurance Proceeds) received in connection with the liquidation of any Home Equity Loan, whether through trustee’s sale, foreclosure sale or otherwise, including, but not limited to, walks (i.e., instances where the Mortgagor has voluntarily vacated the Mortgaged Property) and short sales.

Loan Rate: With respect to any Home Equity Loan and day, the per annum rate of interest applicable under the related Mortgage Note to the calculation of interest for such day on the Principal Balance (adjusted as required by the Relief Act and/or any other federal, state or local legislation or regulation).

Majority Certificateholder: The Holder or Holders of Offered Certificates evidencing not less than 51% of the Voting Rights.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number for Home Equity Loans registered with MERS on the MERS® System.

Monthly Excess Cashflow: With respect to any Distribution Date, the excess, if any, of (i) the Available Distribution Amount for such Distribution Date over (ii) the sum of (A) the

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amount of interest distributions on all Classes of Offered Certificates pursuant to clauses (i) through (iii) of Section 4.01(a) and (B) the Principal Collections for the related Collection Period.

Monthly Distribution Statement: The monthly statement to Certificateholders described in Section 4.02 hereof.

Moody’s: Moody’s Investors Service, Inc., or its successor in interest.

Mortgage: The mortgage, deed of trust or other instrument creating a first, second or third lien on an estate in fee simple interest in real property securing a Home Equity Loan.

Mortgage File: The mortgage documents (including without limitation the related Mortgage Note) listed in Section 2.01 pertaining to a particular Home Equity Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement, which documents may be physical documents or, pursuant to the terms of Section 2.01, may be optical images or other representations thereof.

Mortgage Note: With respect to a Home Equity Loan, the mortgage note or other evidence of indebtedness under which the related Mortgagor agrees to pay the indebtedness evidenced thereby and secured by the related Mortgage.

Mortgaged Property: The underlying property securing a Home Equity Loan.

Mortgagor: The obligor or obligors under a Mortgage.

Net Interest Collections: With respect to any Distribution Date:

(i)           Interest Collections received during the related Collection Period; less

(ii)	the Servicing Fee for the related Collection Period; plus

(iii)        Recovered Charge Off Amounts actually collected by the Servicer during the related Collection Period.

Net Liquidation Proceeds: With respect to any Liquidated Home Equity Loan, the excess, if any, of (x) Liquidation Proceeds over (y) Liquidation Expenses.

Net Loan Rate: With respect to any Home Equity Loan, the Loan Rate less the Servicing Fee Rate.

Net Rate Cap: With respect to each Distribution Date, a per annum rate equal to the weighted average of the Net Loan Rates of the Home Equity Loans, in each case outstanding as of the first day of the related Collection Period, multiplied in the case of the Floating Rate Certificates only by a fraction, the numerator of which is 30 and the denominator of which is the number of days in the related Interest Accrual Period.

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Net Rate Carryover Amount: With respect to each Class of Offered Certificates and any Distribution Date, the sum of (i) the excess, if any, of (A) interest accrued on such Class of Certificates at the applicable Formula Rate for such Class for the related Interest Accrual Period over (B) interest accrued on such Class of Certificates at the applicable Pass-Through Rate for the related Interest Accrual Period, (ii) any Net Rate Carryover Amount for such Class remaining unpaid from prior Distribution Dates and (iii) interest on the amount in clause (ii) at the applicable Formula Rate for such Class and such Distribution Date.

Non-Permitted Transferee: Any Person other than a Permitted Transferee.

Offered Certificates: The Class A Certificates and the Class M Certificates.

Officer’s Certificate: A certificate signed by the President, an Executive Vice President, a Senior Vice President, a Vice President, an Assistant Vice President, the Treasurer, Assistant Treasurer, Controller or Assistant Controller of the Depositor or the Servicer, as the case may be.

One-Month LIBOR: The per annum rate established by the Administrator in accordance with Section 4.02.

One Payment Delinquency Percentage: With respect to any Collection Period, a fraction, expressed as a percentage, the numerator of which is equal to the aggregate of the Principal Balances of all Home Equity Loans that are one (1) payment contractually delinquent as of the end of such Collection Period, and the denominator of which is the Pool Balance as of the end of such Collection Period.

Opinion of Counsel: A written opinion of counsel reasonably acceptable to the Trustee or the Administrator, as the case may be, who may be in-house counsel for the Servicer or the Depositor; provided, however, that with respect to the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Seller, the Depositor and the Servicer, (ii) not have any direct financial interest in the Seller, the Depositor or the Servicer or in any affiliate thereof, and (iii) not be connected with the Seller, the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Optional Termination Date: The Distribution Date immediately following the Distribution Date on which the aggregate Certificate Principal Balance of the Offered Certificates, after giving effect to distributions on such Distribution Date, falls below 15 percent of the aggregate Original Class Certificate Principal Balance of the Offered Certificates.

Original Class Certificate Principal Balance: With respect to each Class of Offered Certificates, the amount set forth below:

Class	Original Class Certificate Principal Balance
A-S A-M A-1F	$200,000,000 $50,000,000 $80,000,000
A-1V	$133,300,000

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A-2F	$52,900,000
A-2V	$44,200,000
A-3F	$34,700,000
A-3V	$26,000,000
A-4	$90,600,000
M-1	$39,500,000
M-2	$33,200,000

Overcollateralization Amount: With respect to any Distribution Date, the excess, if any, of (x) the Pool Balance as of the last day of the related Collection Period over (y) the aggregate Certificate Principal Balance of the Offered Certificates calculated after taking into account all distributions in respect of principal on such Distribution Date.

Overcollateralization Release Amount: With respect to any Distribution Date, the amount (but not in excess of the Principal Collections received during the related Collection Period) equal to the excess, if any, of (i) the Interim Overcollateralization Amount for such Distribution Date over (ii) the Targeted Overcollateralization Amount for such Distribution Date.

Ownership Interest: With respect to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

Pass-Through Margin: With respect to each Class of Floating Rate Certificates and any Interest Accrual Period, the percentage specified for such Class and Interest Accrual Period in the following table:

Class	Pass-Through Margin (1)	Pass-Through Margin (2)
A-S...................... A-M..................... A-1V	0.190% 0.240% 0.090%	0.380% 0.480% 0.180%
A-2V	0.160%	0.320%
A-3V	0.220%	0.440%
A-4	0.300%	0.600%
M-1	0.310%	0.465%
M-2	0.370%	0.555%

(1)	For each Interest Accrual Period relating to a Distribution Date occurring on or prior to the Optional Termination Date.

(2)	For each Interest Accrual Period relating to a Distribution Date occurring after the Optional Termination Date.

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Pass-Through Rate: With respect to any Class of Certificates and any Interest Accrual Period, the lesser of (i) the applicable Formula Rate for such Class and Interest Accrual Period and (ii) the Net Rate Cap for the related Distribution Date.

Paying Agent: Any Person appointed as paying agent pursuant to Section 5.05.

Percentage Interest: For purposes of making distributions among the Certificates of a particular Class of the Class A Certificates or Class M Certificates, the percentage obtained by dividing the principal denomination, as applicable, of each of such Certificates by the aggregate of the principal denominations, as applicable, of all Certificates of such Class. In the case of any Class R Certificate, the percentage interest set forth on the face of such Certificate.

Perfection Representations: The representations, warranties and covenants set forth in Schedule 1 attached hereto.

Permitted Investments: One or more of the following (excluding any callable investments purchased at a premium):

(i)           direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States;

(ii)          repurchase agreements on obligations specified in clause (i) maturing not more than three months from the date of acquisition thereof, provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the date of acquisition rated by each Rating Agency in its highest short-term rating category (which is “F1+” for Fitch, “A-1+” for Standard & Poor’s and “P-1” for Moody’s);

(iii)         certificates of deposit, time deposits and bankers’ acceptances (which, if Moody’s is a Rating Agency, shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days) of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the unsecured short-term debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each of Moody’s, Standard & Poor’s and Fitch in its highest unsecured short-term debt rating category;

(iv)         commercial paper (having original maturities of not more than 270 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Fitch, Standard & Poor’s and Moody’s in their highest short-term rating categories;

(v)          short term investment funds sponsored by any bank, trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Fitch, Standard & Poor’s and Moody’s in their respective highest rating category for long-term unsecured debt, or any other short-term investment fund the funds in which are invested in securities rated in the

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highest rating category by Fitch, Standard & Poor’s and Moody’s and which mature on demand or prior to the next Distribution Date;

(vi)         interests in any money market fund or mutual fund which at the date of acquisition has a rating of “Aaa” by Moody’s, “AAA” by Fitch, if rated by Fitch, and “AAA” (or “AAAm” or “AAAm-G” with respect to money market funds) by and Standard & Poor’s or such lower rating as will not result in the qualification, downgrading or withdrawal of the then current ratings assigned to the Offered Certificates by each Rating Agency; and

(vii)       other obligations or securities that are indebtedness in registered form for U.S. federal income tax purposes and that are reasonably acceptable to each Rating Agency as a Permitted Investment hereunder and will not result in a reduction in the then-current ratings of any Class of Offered Certificates, as evidenced by a confirmation or letter to such effect from such Rating Agency;

provided that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument if such interest and principal payments provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

Permitted Transferee: Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) an “electing large partnership” as defined in Section 775 of the Code, (vi) a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust unless such Person has furnished the transferor and the Administrator with a duly completed Internal Revenue Service Form W-8ECI or any applicable successor form, and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any REMIC created under this Agreement to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms “United States,” “State” and “International Organization” shall have the meanings set forth in Section 7701 of the Code or successor

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provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

Pool Balance: As of any date of determination, the aggregate of the outstanding Principal Balances of all Home Equity Loans as of such date.

Preferred Stock: As defined in Section 10.13.

Prepayment Assumption: The “Prepayment Assumption” as defined in the Prospectus Supplement.

Prepayment Interest Shortfall: With respect to any Distribution Date and any Home Equity Loans that were prepaid in full during the related Collection Period, an aggregate amount equal to the excess, if any, of (i) thirty days’ interest on the aggregate Principal Balance of such Home Equity Loans at their respective Net Loan Rates, over (ii) the aggregate amount of interest actually remitted by the related Mortgagors in connection with such principal prepayments.

Principal Balance: With respect to any Home Equity Loan (other than a Liquidated Home Equity Loan) and date, the related Cut-Off Date Principal Balance, minus the sum of (x) all collections credited against the principal balance of such Home Equity Loan in accordance with the terms of the related Mortgage Note and (y) any related Charge Off Amounts credited against the principal balance of such Home Equity Loan prior to such date. For purposes of this definition, a Liquidated Home Equity Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Home Equity Loan immediately prior to the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter.

Principal Collections: With respect to any Distribution Date, the sum, without duplication, of:

(i)           the principal portion of all scheduled monthly payments on the Home Equity Loans received by the Servicer during the related Collection Period;

(ii)          the principal portion of the Purchase Price for any Home Equity Loan repurchased from the Trust pursuant to the terms of this Agreement during the related Collection Period;

(iii)        the principal portion of all Substitution Adjustment Amounts with respect to the related Collection Period;

(iv)         all Net Liquidation Proceeds allocable to principal (excluding Foreclosure Profits and Recovered Charge Off Amounts) actually received by the Servicer during the related Collection Period;

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(v)          the principal portion of all other unscheduled collections on the Home Equity Loans received by the Servicer during the related Collection Period (including, without limitation, full and partial prepayments of principal made by the Mortgagors), to the extent not previously distributed; and

(vi)         the principal portion of all Insurance Proceeds on any Home Equity Loan collected by the Servicer during the related Collection Period.

Principal Distribution Amount: With respect to any Distribution Date, (i) the Principal Collections received on the Home Equity Loans during the related Collection Period plus (ii) the Extra Principal Distribution Amount for such Distribution Date, if any, minus (iii) for Distribution Dates occurring on and after the Stepdown Date and with respect to which a Trigger Event is not in effect, the Overcollateralization Release Amount, if any.

Prospectus Supplement: The Prospectus Supplement, dated May 17, 2007, relating to the Offered Certificates.

Purchase Price: With respect to any Home Equity Loan purchased from the Trust on any date pursuant to Section 2.02, 2.04 or 3.01, an amount equal to the sum of (i) the Principal Balance thereof plus any related Charge Off Amount as of the end of the related Collection Period preceding the date of repurchase, (ii) accrued and unpaid interest as of the end of such Collection Period and (iii) any costs and damages incurred by the Trust with respect to such Home Equity Loan in connection with any violation by such Home Equity Loan of any “predatory” or “abusive” lending laws.

Rating Agencies: Moody’s, Standard & Poor’s and Fitch. If such agency or a successor is no longer in existence, “Rating Agency” shall be such nationally recognized statistical credit rating agency, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee and the Administrator. References herein to the highest short term unsecured rating category of a Rating Agency shall mean “P-1” or better in the case of Moody’s, “A-1+” or better in the case of Standard & Poor’s and “F1+” in the case of Fitch and in the case of any other Rating Agency shall mean such equivalent ratings. References herein to the highest long-term rating category of a Rating Agency shall mean “AAA” in the case of Fitch and Standard & Poor’s and “Aaa” in the case of Moody’s and in the case of any other Rating Agency, such equivalent rating.

Realized Loss: With respect to any (i) Charged Off Home Equity Loan and any Collection Period (other than the Collection Period in which all or a portion of such Charged Off Home Equity Loan becomes a Liquidated Home Equity Loan), the related Charge Off Amount and (ii) Liquidated Home Equity Loan, the excess of the related Principal Balance at the end of the related Collection Period in which such Home Equity Loan became a Liquidated Home Equity Loan over the related Net Liquidation Proceeds.

Record Date: With respect to any Distribution Date and the Floating Rate Certificates, the Business Day immediately preceding such Distribution Date, or if any such Class of Certificates is no longer in the form of Book-Entry Certificates, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs. With respect

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to any Distribution Date and the Fixed Rate Certificates and the Class R Certificate, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

Recovered Charge Off Amount: With respect to any Home Equity Loan that became a Liquidated Home Equity Loan during a Collection Period, the amount, if any, by which (i) the related Net Liquidation Proceeds exceed (ii) its Principal Balance immediately prior to foreclosure plus unpaid interest thereon, up to an amount equal to the related Charge Off Amounts, to the extent not previously recovered. With respect to any Charged Off Home Equity Loan and any Collection Period (other than the Collection Period in which all or a portion of such Charged Off Home Equity Loan becomes a Liquidated Home Equity Loan), an amount equal to the recovery of any prior Charge Off Amount, to the extent collected by the Servicer, or deposited by the Servicer or Depositor pursuant to Section 2.02 or 2.04, during any Collection Period, to the extent not previously recovered.

Regulation AB: Subpart 229.1100 — Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100 - 229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Related Documents: As such term is defined in Section 2.01.

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of the Code, and related provisions and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

Remittance Report: As such term is defined in Section 3.11(b).

REO: A Mortgaged Property that is acquired by the Trust in a foreclosure or by grant of deed in lieu of foreclosure.

Residual Certificate: The Class R Certificate.

Responsible Officer: With respect to the Trustee or the Administrator, any officer assigned to the corporate trust group (or any successor thereto), including any vice president, assistant vice president, trust officer, assistant secretary or any other officer of the Trustee or the Administrator, as the case may be, customarily performing functions similar to those performed by any of the above designated officers, in each case having direct responsibility for the administration of this Agreement. When used with respect to any Seller or the Servicer, the President or any Vice President, Assistant Vice President, Treasurer, Assistant Treasurer or any Secretary or Assistant Secretary.

SAIF: The Savings Association Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or if at any

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time after the execution of this instrument the Savings Association Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

SEC: The U.S. Securities and Exchange Commission.

Securities Act: The Securities Act of 1933, as amended.

Sellers: The Persons acknowledging and agreeing to certain provisions of this Agreement and named on the signature pages hereof as “Sellers”.

Servicer: HSBC Finance, or its successor in interest, or any successor servicer appointed as herein provided.

Servicer Termination Events: As defined in Section 7.01.

Servicing Certificate: A certificate completed by and executed on behalf of the Servicer in accordance with Section 3.10.

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as the same may be from time to time amended.

Servicing Fee: The fee payable to the Servicer pursuant to Section 3.09, which with respect to any Collection Period shall be equal to the excess of (i) 1/12th (or, in the case of the first Collection Period, a fraction the numerator of which is the number of days from the Cut-Off Date to the last day of such Collection Period and the denominator of which is 360) of the Servicing Fee Rate for each Home Equity Loan in the Home Equity Loan Schedule multiplied by the outstanding Principal Balance of such Home Equity Loan as of the first day of the related Collection Period, over (ii) the Compensating Interest for such Collection Period.

Servicing Fee Rate: A rate equal to 0.50% per annum.

Servicing Officer: Any officer of the Servicer or other individual designated by an officer of the Servicer involved in, or responsible for, the administration and servicing of the Home Equity Loans, whose name and specimen signature appear on a list of servicing officers furnished to the Trustee and the Administrator on the Closing Date by the Servicer, as such list may be amended from time to time.

Standard & Poor’s: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

Stepdown Date: The earlier of (i) the first Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later of (A) the Distribution Date in June 2010 and (B) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates (calculated for this purpose after giving effect to anticipated distributions of principal for such Distribution Date) is less than or equal to 49.80% of the Pool Balance for such Distribution Date.

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Subsequent Cut-Off Date: With respect to each Eligible Substitute Home Equity Loan, the close of business on the day designated as the “Subsequent Cut-Off Date” with respect to the Eligible Substitute Home Equity Loan.

Subservicer: With respect to each Home Equity Loan, the related Seller that sold such Home Equity Loan to the Depositor pursuant to the Home Equity Loan Purchase Agreement.

Substitution Adjustment Amount: With respect to any Defective Home Equity Loan or any Home Equity Loan for which the Servicer elects to substitute pursuant to Section 2.02 and the date on which a substitution thereof occurs pursuant to Section 2.02 or 2.04, the sum of:

(i)           the excess, if any, of (a) the Principal Balance of such Defective Home Equity Loan or such elected Home Equity Loan plus any related Charge Off Amount as of the end of the related Collection Period preceding the date of substitution (after the application of any principal payments received on such Defective Home Equity Loan or such elected Home Equity Loan on or before the date of the substitution of the applicable Eligible Substitute Home Equity Loan or Loans) over (b) the aggregate Principal Balance of the applicable Eligible Substitute Home Equity Loan or Loans, plus

(ii)          accrued and unpaid interest to the end of such Collection Period computed on a daily basis at the Net Loan Rate on the Principal Balance of such Defective Home Equity Loan or such elected Home Equity Loan outstanding from time to time, plus

(iii)         any costs, expenses and damages incurred by the Trust resulting from any violation of any “predatory” or “abusive” lending laws” in connection with such Home Equity Loan.

Targeted Overcollateralization Amount: With respect to any Distribution Date, (i) prior to the Stepdown Date, 17.45% of the Cut-Off Date Pool Balance, (ii) on or after the Stepdown Date and on which a Trigger Event is not in effect, the greater of (A) 34.90% of the Pool Balance as of the last day of the related Collection Period and (B) 1.00% of the Cut-Off Date Pool Balance, or (iii) on or after the Stepdown Date and on which a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Termination Price: As defined in Section 9.01(a).

Three Payment Plus Delinquency Percentage: With respect to any Collection Period, a fraction, expressed as a percentage, the numerator of which is equal to the aggregate of the Principal Balances of all Home Equity Loans that are (i) three (3) or more payments contractually delinquent, in bankruptcy or in foreclosure and (ii) REO Home Equity Loans, and the denominator of which is the Pool Balance as of the end of such Collection Period.

Transaction Documents: This Agreement, the Home Equity Loan Purchase Agreement, and any other document or agreement entered into in connection with the Trust, the Certificates or the Home Equity Loans.

Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

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Transfer Agreement: The transfer agreement dated as of May 24, 2007 between the Trustee and each Seller pursuant to which the Sellers will assign to the Trustee, on behalf of the Trust, all of their right, title and interest in and on the Transferred Assets not otherwise transferred pursuant to the Home Equity Loan Purchase Agreement.

Transfer Date: With respect to any Home Equity Loan transferred to or retransferred from the Trust hereunder, the date on which such transfer or retransfer is made under the terms hereof, which date shall be (i) in the case of the Home Equity Loans originally listed on the Home Equity Loan Schedule, the Closing Date, and (ii) in the case of any Eligible Substitute Home Equity Loan, the date on which such Eligible Substitute Home Equity Loan is conveyed to the Trust under the terms hereof.

Transferred Assets: All aspects, rights, title or interests of, in, to or under the Home Equity Loans that are not otherwise conveyed hereunder pursuant to Section 2.01, including, without limitation, all agreements, instruments and other documents evidencing or governing the Mortgagor’s obligations under the Home Equity Loans or otherwise related thereto or establishing or setting forth the terms and conditions thereof, and any amendments or modifications thereto, and all property and collateral securing the borrowers obligations thereunder.

Trigger Event: Will be in effect on any Distribution Date on or after the Stepdown Date on which either (i) the Two Payment Plus Rolling Average for such Distribution Date equals or exceeds 11.50%, or (ii) the Cumulative Loss Percentage for such Distribution Date exceeds the Cumulative Loss Percentage Trigger for such Distribution Date.

Trust: The trust created by this Agreement and designated “HSBC Home Equity Loan Trust (USA) 2007-2,” the corpus of which consists of the Trust Fund.

Trust Fund: Consists of the Home Equity Loans, such assets as shall from time to time be identified as deposited in the Collection Account and the Carryover Reserve Fund (in each case exclusive of net earnings thereon), the Mortgage Notes and other Mortgage File documents for the Home Equity Loans, any property that secured a Home Equity Loan and that has become REO, the interest of the Depositor in certain hazard insurance policies maintained by the Mortgagors or the Servicer in respect of the Home Equity Loans, the Collection Account, the proceeds of each of the foregoing and one share of Preferred Stock of the Depositor.

Trustee: U.S. Bank National Association, or any successor Trustee appointed in accordance with this Agreement that has accepted such appointment in accordance with this Agreement.

Two Payment Delinquency Percentage: With respect to any Collection Period, a fraction, expressed as a percentage, the numerator of which is equal to the aggregate of the Principal Balances of all Home Equity Loans that are two (2) payments contractually delinquent as of the end of such Collection Period, and the denominator of which is the Pool Balance as of the end of such Collection Period.

Two Payment Plus Delinquency Percentage: With respect to any Collection Period, a fraction, expressed as a percentage, the numerator of which is equal to the aggregate of the Principal Balances of all Home Equity Loans that are (i) two (2) or more payments contractually

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delinquent, in bankruptcy or in foreclosure and (ii) REO Home Equity Loans, and the denominator of which is the Pool Balance as of the end of such Collection Period.

Two Payment Plus Rolling Average: With respect to any Distribution Date, the average of the Two Payment Plus Delinquency Percentage for each of the three (3) immediately preceding Collection Periods.

UCC: The Uniform Commercial Code, as in effect from time to time in any specified jurisdiction.

Underwriter Exemption: Prohibited Transaction Exemption 2007-5, 72 Fed. Reg. 13130 (2007), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

United States Person: As defined in Section 7701(a)(30) of the Code, (i) a citizen or resident of the United States, (ii) a domestic partnership, (iii) a domestic corporation, (iv) any estate (other than a foreign estate, within the meaning of Section 7701(a)(31) of the Code), and (v) any trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust, and (B) one or more United States Persons have the authority to control all substantial decisions of the trust.

Unpaid Realized Loss Amount: With respect to any Class of Class M Certificates and any Distribution Date, the excess, if any, of (i) the sum of all Applied Realized Loss Amounts with respect to such Class of Certificates on all previous Distribution Dates over (ii) the sum of all distributions in reduction of such Applied Realized Loss Amounts on all previous Distribution Dates. Amounts distributed to a Class of Class M Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such Class.

Voting Rights: 100% of the Voting Rights shall be allocated among the Offered Certificates (other than the Depositor or any of its Affiliates) in accordance with their respective Certificate Principal Balances. The Class R Certificate shall have no Voting Rights.

Section 1.02. Other Definitional Provisions.

(a)        All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)        As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

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(c)        The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the terms “including” and “includes” shall mean “including without limitation.”

(d)        The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine genders of such terms.

(e)        Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

Section 1.03. Interest Calculations. All calculations of interest hereunder that are made in respect of the Principal Balance of a Home Equity Loan shall be made based on the number of days elapsed between the date that interest was last paid on such Home Equity Loan and the date of receipt of the related Mortgagor’s most current payment. All calculations of interest on the Floating Rate Certificates shall be made on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period. All calculations of interest on the Fixed Rate Certificates shall be made on the basis of a 360-day year consisting of twelve 30-day months.

ARTICLE II

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CONVEYANCE OF HOME EQUITY LOANS;

ORIGINAL ISSUANCE OF CERTIFICATES; TAX TREATMENT

Section 2.01. Acknowledgment; Conveyance of Home Equity Loans; Custody of Mortgage Files.

(a)        The Depositor, concurrently with the execution and delivery of this Agreement, does hereby irrevocably transfer, assign, sell, set over and otherwise convey to the Trustee, on behalf of the Trust, for the benefit of the Certificateholders without recourse (subject to Sections 2.02 and 2.04) (i) all of its right, title and interest in and to the unpaid principal balance of each Home Equity Loan and each Eligible Substitute Home Equity Loan, including all Interest Collections and Principal Collections in respect of any such Home Equity Loan received after the Cut-Off Date with respect to each Initial Home Equity Loan and after the Subsequent Cut-Off Date with respect to each Eligible Substitute Home Equity Loan pursuant to the Home Equity Loan Purchase Agreement; (ii) property which secured such Home Equity Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Home Equity Loans (including any Insurance Proceeds); (iv) all proceeds of any of the foregoing; and (v) one share of the Depositor’s Preferred Stock. The parties hereto acknowledge and agree that it is the policy and intent of the Trust to only acquire Home Equity Loans consistent with the terms set forth in Section 2.04(b) of this Agreement.

(b)        The Depositor agrees to take, or to cause to be taken, such actions and to execute such documents (including without limitation the filing of all necessary continuation statements for the UCC-1 financing statement filed in the State of Delaware (which shall have been filed as promptly as practicable, but in no event later than 10 days following the effective date of this Agreement), describing the Home Equity Loans and naming the Depositor as seller and the Trustee, on behalf of the Trust, as buyer, and any amendments or other filings to the UCC-1 financing statement required to reflect a change in the applicable UCC or a change of the name or corporate structure of the Depositor) as are necessary to perfect and protect the Certificateholders’ interests in the Trust created hereunder, including each Home Equity Loan and the proceeds thereof (other than delivering to the Trustee possession of the Mortgage Files, which possession will, subject to the terms hereof, be maintained by the Subservicers on behalf of the Servicer as custodian and bailee for the Trustee). The parties hereto intend that the transactions set forth herein constitute a sale and not a pledge by the Depositor to the Trustee, on behalf of the Trust, of all the Depositor’s right, title and interest in and to the Home Equity Loans and other Trust property as and to the extent described above. In the event the transactions set forth herein are characterized as a pledge and not a sale, the Depositor hereby grants to the Trustee, on behalf of the Trust, a security interest in all of the Depositor’s right, title and interest in, to and under the Home Equity Loans and such other Trust property, to secure all of the Depositor’s obligations hereunder, and this Agreement shall constitute a security agreement under applicable law. With respect to the Home Equity Loans sold by each Seller to the Depositor, the Servicer shall cause such Seller to file as promptly as practicable, but in no event later than ten days following the effective date of this Agreement, in the appropriate public filing office or offices UCC-1 financing statements and continuation

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statements describing such Home Equity Loans and naming such Seller as seller and the Depositor as buyer, to file appropriate continuation statements thereto, to file amendments thereto in the case of a change in the applicable UCC, name change or change in corporate structure and to file appropriate additional UCC-1 financing statements, if any, if such Seller changes its jurisdiction of incorporation.

(c)        In connection with such transfer and assignment by the Depositor and the Servicer, acting through the Subservicers, the Trustee and the Servicer hereby acknowledge that the Subservicers are holding, with respect to the Home Equity Loans transferred on the Closing Date, and will hold, with respect to each Eligible Substitute Home Equity Loan, on and from the applicable Transfer Date, as custodian and bailee for the Trustee, the following documents or instruments with respect to each such Home Equity Loan (the “Related Documents”):

(i)           the original Mortgage Note with all intervening endorsements showing a complete chain of title from the originator of such Home Equity Loan to the Seller or a copy of such original Mortgage Note with an accompanying lost note affidavit;

(ii)          the original Mortgage, with evidence of recording thereon, provided that if the original Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Seller by such recording office, the Seller may hold a copy of such original Mortgage;

(iii)         originals of any amendments to the Mortgage Note or Mortgage, any modification or assumption agreements and any previous assignments of such Home Equity Loan; and

(iv)         for each Mortgage Loan registered on the MERS® System, the original assignment into the name of MERS® including the related MIN of the Mortgage Loan;

provided, however, that as to any Home Equity Loan, if, as evidenced by an Opinion of Counsel delivered to and in form and substance reasonably satisfactory to the Trustee, (x) an optical image or other electronic representation of the related documents specified in clauses (i) through (iv) above is enforceable in the relevant jurisdictions to the same extent as the original of such document and (y) such optical image or other representation does not impair the ability of an owner of such Home Equity Loan to transfer its interest in such Home Equity Loan, such optical image or other representation may be held by the Servicer, acting through the Subservicers, as custodian and bailee for the Trustee, in lieu of the physical documents specified above.

(d)        Except as hereinafter provided, the Servicer, acting through the Subservicers, shall be entitled to maintain possession of all of the foregoing documents and instruments, shall not be required to deliver any of them to the Trustee and shall not be required to record an assignment of Mortgage in favor of the Trustee, on behalf of the Trust, with respect to any Home Equity Loan. In the event, however, that possession of any of such documents or instruments is required by any Person (including the Trustee) acting as successor servicer pursuant to Section 6.04 or 7.02 in order to carry out the duties of Servicer hereunder, then such successor shall be entitled to request delivery, at the expense of the Servicer, of such documents

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or instruments by the Servicer and to retain such documents or instruments for servicing purposes; provided that the Trustee or such servicers shall maintain such documents at such offices as may be required by any regulatory body having jurisdiction over such Home Equity Loans.

(e)        The Servicer’s right to maintain possession, directly or through each Subservicer, of the related Mortgage Files shall continue so long as (i) Moody’s, Standard & Poor’s and Fitch assign a long-term senior unsecured debt rating to HSBC Finance of at least “Baa3”, in the case of Moody’s, “BBB”, in the case of Fitch, and “BBB-”, in the case of Standard & Poor’s, or such lower rating acceptable and assigned by Moody’s, Standard & Poor’s and Fitch, and (y) such Subservicer remains an Affiliate of HSBC Finance. At such time as either of the conditions specified in the preceding sentence is not satisfied, as promptly as practicable, but in no event more than 90 days thereafter in the case of clause (i) below, 60 days in the case of clause (ii) below and 60 days in the case of clause (iii) below, the Servicer shall cause each Subservicer, at such Subservicer’s expense or, to the extent the Subservicer fails to pay, the Servicer’s expense, to (i) either (x) record an assignment of Mortgage in favor of the Trustee, on behalf of the Trust (which may be a blanket assignment if permitted by applicable law), with respect to each of the Home Equity Loans being serviced by such Subservicer in the appropriate real property or other records or (y) deliver to the Trustee the assignment of such Mortgage in favor of the Trustee, on behalf of the Trust, in form for recordation, together with an Opinion of Counsel addressed to the Trustee to the effect that recording is not required to protect the Trustee’s right, title and interest in and to the related Home Equity Loan or to perfect a first priority security interest in favor of the Trustee, on behalf of the Trust, in the related Home Equity Loan, which Opinion of Counsel also shall be reasonably acceptable to each of the Rating Agencies and the Trustee, and (ii) unless an Opinion of Counsel, reasonably acceptable to the Trustee and the Rating Agencies (as evidenced in writing), is delivered to the Trustee to the effect that delivery of the Mortgage Files is not necessary to protect the Trustee’s right, title and interest in and to the related Home Equity Loans or to perfect a first priority security interest in favor of the Trustee, on behalf of the Trust, that will be prior to all other present and future claims in the related Home Equity Loans, deliver the related Mortgage Files to the Trustee or a custodian on its behalf to be held by the Trustee or such custodian on its behalf in trust, upon the terms herein set forth, for the use and benefit of all present and future Certificateholders, and the Trustee or such custodian on its behalf shall retain possession thereof except to the extent the Servicer or Subservicers require any Mortgage Files for normal servicing as contemplated by Section 3.08, and (iii) have a Responsible Officer of the applicable Seller endorse the original Mortgage Note with respect to each of the Home Equity Loans being serviced by the Subservicer to “Pay to the order of ____________ without recourse” with all intervening endorsements showing a complete chain of title from the originator of such Home Equity Loan to the applicable Seller. In the event that the Subservicers or the Servicer should fail to prepare, execute and record any assignments of Mortgages required under this Section 2.01 on a timely basis, the Servicer shall cause the Subservicers to appoint the Trustee as their attorney-in-fact to prepare, execute and record any assignments of Mortgages requested in writing by the Majority Certificateholder required under this Section 2.01. Such preparation, execution and recording shall be at the expense of the Subservicers, or to the extent not paid by the Subservicers, the Servicer; provided that if the Trustee is not reasonably assured of payment of such expenses from the Subservicer or the

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Servicer, the Trustee may require reasonable indemnity against such expense as a condition to taking any such action.

(f)         Within 90 days following delivery, if any, of the Mortgage Files to the Trustee or a custodian on its behalf pursuant to the preceding subsection, the Trustee or a custodian on its behalf shall review each such Mortgage File to ascertain that all required documents set forth in this Section 2.01 have been executed and received and that such documents relate to the Home Equity Loans identified on the Home Equity Loan Schedule, and in so doing the Trustee or such custodian on its behalf may rely on the purported due execution and genuineness of any signature thereon. If within such 90-day period the Trustee or custodian finds any document constituting a part of a Mortgage File not to have been executed or received or to be unrelated to the Home Equity Loans identified in said Home Equity Loan Schedule or, if in the course of its review, the Trustee or custodian determines that such Mortgage File is otherwise defective in any material respect, the Trustee or custodian shall promptly upon the conclusion of its review notify the Depositor and the Servicer, and the Depositor and the Servicer shall have a period of 90 days after such notice within which to correct or cure any such defect; provided, however, that if such defect shall not have been corrected or cured within such 90-day period due to the failure of the related office of real property or other records to return any document constituting a part of a Mortgage File, the Depositor or the Servicer shall so notify the Trustee and the period during which such defect may be corrected or cured shall be extended for one additional 90-day period.

(g)        The Trustee or a custodian on its behalf shall have no responsibility for reviewing any Mortgage File except as expressly provided in Section 2.01(f). In reviewing any Mortgage File pursuant to this Section 2.01, the Trustee or a custodian on its behalf shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction, whether any Person executing any document is authorized to do so or whether any signature thereon is genuine, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be and, where applicable, that it purports to be recorded.

(h)        The Servicer hereby confirms to the Trustee that on or prior to the Closing Date and on or prior to the applicable Transfer Date with respect to any Eligible Substitute Home Equity Loan, the portions of the Electronic Ledger relating to such Home Equity Loans have been or will have been clearly and unambiguously marked, and the appropriate entries have been or will have been made in its general accounting records, to indicate that such Home Equity Loans have been transferred to the Trustee, on behalf of the Trust, and constitute part of the Trust in accordance with the terms hereof.

(i)         In connection with the assignment, pursuant to Section 2.01(e)(i), of any Home Equity Loan registered on the MERS® System, the Servicer shall cause each Subservicer, at such Subservicer’s expense or, to the extent the Subservicer fails to pay, the Servicer’s expense, at the time specified in the second sentence of Section 2.01(e)(i), to cause the MERS® System to indicate that such Home Equity Loans have been assigned to the Trust in accordance with

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this Agreement by including (or deleting, in the case of Home Equity Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code “[IDENTIFY TRUST SPECIFIC CODE]” in the field “[IDENTIFY THE FIELD NAME FOR TRUST]” which identifies the Trust and (b) the code “[IDENTIFY SERIES SPECIFIC CODE NUMBER]” in the field “Pool Field” which identifies the series of the Certificates issued in connection with such Home Equity Loans. The Servicer agrees that it will not alter the codes referenced in this paragraph with respect to any Home Equity Loan during the term of this Agreement unless and until such Home Equity Loan is repurchased in accordance with the terms of this Agreement, and there is filed any financing statement or amendment thereof necessary to comply with the New York UCC or the UCC of any applicable jurisdiction.

Section 2.02. Acceptance by Trustee; Repurchase of Home Equity Loans; Conveyance of Eligible Substitute Home Equity Loans.

(a)        The Trustee hereby acknowledges receipt on behalf of the Trust of all the right, title and interest of the Depositor in and to the assets described Section 2.01(a)(i) through (v), and all of the right, title and interest of the Sellers in and to the Transferred Assets pursuant to the Transfer Agreement, including but not limited to the transfer and assignment of the Mortgage Notes and the Mortgages, and declares, subject to Section 2.01(e), that it or a custodian on its behalf holds and will hold such documents and interests and all amounts received by it in trust, upon the terms herein set forth, for the use and benefit of all present and future Certificateholders. If the time to cure any defect of which the Trustee has notified the Depositor and the Servicer following a review of the Home Equity Loan Files pursuant to Section 2.01(f) has expired or if any loss is suffered by the Trust, on behalf of the Certificateholders, in respect of any Home Equity Loan as a result of (i) a defect in any document constituting a part of a Mortgage File or (ii) the related Seller’s retention of such Mortgage File or an assignment of Mortgage not having been recorded, the Depositor or, to the extent the Depositor fails to perform, the Servicer shall, in the case of a defect in such document, and the Servicer shall, in the case of a loss resulting from such Seller’s retention of a Mortgage File or assignment of Mortgage not having been recorded, on the Business Day next preceding the Distribution Date in the month following the end of the Collection Period in which the time to cure such defect expired or such loss occurred, either (i) repurchase the Defective Home Equity Loan (including any property acquired in respect thereof and any insurance policy or insurance proceeds with respect thereto) from the Trust at a price equal to the Purchase Price which shall be accomplished by deposit by the Depositor or the Servicer, as applicable, in the Collection Account pursuant to Section 3.02 on such next preceding Business Day, or (ii) if such next preceding Business Day occurs prior to the second anniversary of the Closing Date, remove such Defective Home Equity Loan from the Trust and substitute in its place an Eligible Substitute Home Equity Loan or Loans; provided, however, that any such substitution pursuant to clause (ii) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.06.

(b)	[Reserved]

(c)        With respect to any Eligible Substitute Home Equity Loan or Loans, the Servicer shall cause the related Seller to deliver to the Trustee with respect to such Eligible Substitute Home Equity Loan or Loans an acknowledgment that the related Seller is holding as custodian

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for the Trust such documents and agreements, if any, as are permitted to be held by the related Seller in accordance with Section 2.01. An assignment of the Mortgage in favor of the Trustee, on behalf of the Trust, with respect to such Eligible Substitute Home Equity Loan or Loans shall be required to be recorded in the appropriate real property or other records or delivered to the Trustee with the Opinion of Counsel referred to in Section 2.01 under the same circumstances that all other assignments of Mortgage are required to be recorded hereunder. For any Collection Period during which the Depositor or the Servicer substitutes one or more Eligible Substitute Home Equity Loans, the Servicer shall determine the Substitution Adjustment Amount. The Depositor or the Servicer, as applicable, shall deposit the Substitution Adjustment Amount in the Collection Account no later than the Business Day immediately preceding the Distribution Date in the month following the end of the Collection Period in which such substitution occurs. The Servicer shall amend the Home Equity Loan Schedule to reflect the removal of the Defective Home Equity Loan from the terms of this Agreement and the substitution of the Eligible Substitute Home Equity Loan or Loans. Upon such substitution, the Eligible Substitute Home Equity Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Depositor shall be deemed to have made with respect to such Eligible Substitute Home Equity Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Section 2.04(b). The Trustee shall upon satisfaction of the conditions in this subsection immediately take any action requested by the Depositor, if any, to effect the reconveyance of such Defective Home Equity Loan or such Home Equity Loan for which the Servicer has made a substitution election so removed from the Trust to the Depositor or the Servicer, as applicable. The procedures applied by the Depositor or the Servicer in selecting each Eligible Substitute Home Equity Loan shall not be adverse to the interests of the Certificateholders and shall be comparable to the selection procedures applicable to the Home Equity Loans originally conveyed hereunder.

(d)        Upon receipt by the Trustee of (i) in the case of a repurchase, a Servicing Certificate to the effect that the Purchase Price for any such Defective Home Equity Loan or such Home Equity Loan for which the Servicer has made a substitution election has been so deposited in the Collection Account or (ii) in the case of a substitution, (A) a Servicing Certificate to the effect that the Substitution Adjustment Amount, if any, has been so deposited in the Collection Account and (B) an Officer’s Certificate reciting the transfer and assignment of the Eligible Substitute Home Equity Loan(s) to the Trust and, if required at such time, that the related Mortgage File(s) for such Eligible Substitute Home Equity Loan(s) have been delivered to the Trustee and the assignment(s) of Mortgage have been recorded, the Trustee on behalf of the Trust shall execute and deliver such instrument of transfer or assignment presented to it by the Servicer, in each case without recourse, as shall be necessary to vest in the Depositor or the Servicer, as applicable, legal and beneficial ownership of such Defective Home Equity Loan or such Home Equity Loan for which the Servicer has made a substitution election (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto). It is understood and agreed that the obligation of the Depositor or the Servicer to repurchase or substitute for (to the extent permitted herein) any Defective Home Equity Loan shall constitute the sole and exclusive remedy respecting such defect available to Certificateholders or the Trustee against the Depositor or the Servicer, and such obligation on the part of the Servicer shall survive any resignation or termination of the Servicer hereunder.

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Section 2.03. Representations, Warranties and Covenants of the Servicer. The Servicer represents, warrants and covenants that as of the Closing Date:

(a)        The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it require such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Servicer;

(b)        The Servicer has the power and authority to make, execute, deliver and perform its obligations under this Agreement and to perform its obligations with respect to all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of its obligations under this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies (whether in a proceeding at law or in equity);

(c)        The Servicer is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations, as shall have been obtained or filed, as the case may be;

(d)        The execution and delivery of this Agreement and the performance of the transactions contemplated hereby by the Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Servicer or any provision of the Certificate of Incorporation or Bylaws of the Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Servicer is a party or by which the Servicer may be bound; and

(e)        No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Agreement or the Certificates which in the opinion of the Servicer has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement.

(f)        The Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Home Equity Loans that are registered with MERS.

The representations and warranties set forth in this Section 2.03 shall survive the sale and assignment of the Home Equity Loans to the Trustee, on behalf of the Trust. Upon discovery of

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a breach of any representations and warranties which materially and adversely affects the interests of the Certificateholders, the Person discovering such breach shall give prompt written notice to the other parties. Within 60 days (or such longer period as permitted by prior written consent of a Responsible Officer of the Trustee) of its discovery or its receipt of notice of such breach, the Servicer shall cure such breach in all material respects.

Section 2.04. Representations and Warranties of the Depositor Regarding this Agreement and the Home Equity Loans; Repurchases and Substitutions.

(a)	The Depositor represents and warrants that as of the Closing Date:

(i)           The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Depositor is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it require such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets or condition (financial or other) of the Depositor;

(ii)          The Depositor has the power and authority to make, execute, deliver and perform its obligations under this Agreement and to perform its obligations with respect to all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of its obligations under this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Depositor enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies (whether in a proceeding at law or in equity);

(iii)        The Depositor is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations, as shall have been obtained or filed, as the case may be;

(iv)         The execution and delivery of this Agreement and the performance of the transactions contemplated hereby by the Depositor will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Depositor or any provision of the Certificate of Incorporation or Bylaws of the Depositor, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Depositor is a party or by which the Depositor may be bound; and

(v)          No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Depositor threatened, against the Depositor or any of its properties or with respect to this

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Agreement which in the opinion of the Depositor has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement.

(b)        The Depositor represents and warrants with respect to each Home Equity Loan that as of the Closing Date with respect to the Initial Home Equity Loans and the applicable Transfer Date with respect to any Eligible Substitute Home Equity Loans (or to the extent expressly stated herein as of such other time):

(i)           This Agreement and the Transfer Agreement constitute a valid transfer and assignment to the Trustee, on behalf of the Trust, of all right, title and interest of the Depositor and the Sellers, respectively, in and to the Home Equity Loans, all monies due or to become due with respect thereto, all proceeds thereof, such funds as are from time to time deposited in the Collection Account (excluding any investment earnings thereon) and all other property specified in the definition of “Trust” as being part of the corpus of the Trust conveyed to the Trustee, on behalf of the Trust, by the Depositor;

(ii)          The information set forth in the Home Equity Loan Schedule with respect to such Home Equity Loan is true and correct in all material respects;

(iii)        Immediately prior to the transfer and assignment by the related Seller to the Depositor and the Trustee, on behalf of the Trust, pursuant to the Home Equity Loan Purchase Agreement and the Transfer Agreement, the Home Equity Loan has not been assigned or pledged, and the related Seller has good and marketable title thereto, and the related Seller is the sole owner and holder of such Home Equity Loan free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature, and has full right and authority, under all governmental and regulatory bodies having jurisdiction over the ownership of such Home Equity Loan, to transfer and assign the same pursuant to the Home Equity Loan Purchase Agreement and the Transfer Agreement;

(iv)         Immediately prior to the transfer and assignment by the Depositor to the Trustee, on behalf of the Trust, pursuant to this Agreement, the Home Equity Loan has not been assigned or pledged, and the Depositor has good and marketable title thereto, and the Depositor is the sole owner and holder of such Home Equity Loan free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature, and has full right and authority, under all governmental and regulatory bodies having jurisdiction over the ownership of such Home Equity Loan, to transfer and assign the same pursuant to this Agreement;

(v)          The related Mortgage is a valid and existing first or second lien (and, if such Mortgage is a second lien and HSBC Finance or any of its affiliates originated the related first lien mortgage loan, such Mortgage was not originated by HSBC Finance or any of its affiliates within 90 days of the related first lien mortgage loan), as set forth on the Home Equity Loan Schedule with respect to such Home Equity Loan, on the property therein described, and the related Mortgaged Property is free and clear of all encumbrances and liens having priority over the first or second lien, as applicable, of such Mortgage except for liens for (a) real estate taxes and special assessments not yet

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delinquent; (b) any first and, if applicable, second mortgage loan secured by such Mortgaged Property and specified on the Home Equity Loan Schedule; (c) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording that are acceptable to mortgage lending institutions generally; and (d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

(vi)         To the best knowledge of the Depositor, each Mortgage is not subject to any offset, defense or counterclaim of any obligor under the Mortgage;

(vii)       To the best knowledge of the Depositor, there is no delinquent recording or other tax or fee or assessment lien against the related Mortgaged Property;

(viii)      To the best knowledge of the Depositor, there is no proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property, and such property is free of material damage and is in good repair;

(ix)         There are no mechanics’ or similar liens or claims which have been filed for work, labor or material affecting the related Mortgaged Property which are, or may be, liens prior or equal to the lien of the related Mortgage, except (a) liens which are fully insured against by the title insurance policy referred to in clause (xiii) or (b) liens which do not materially interfere with the collection of the Home Equity Loan upon foreclosure or otherwise;

(x)          As of the Cut-Off Date for the Initial Home Equity Loans (or as of the applicable Transfer Date for any Eligible Substitute Home Equity Loan), no scheduled monthly payment is more than 30 days delinquent (measured on a contractual basis);

(xi)         The related Mortgage File contains each of the documents and instruments specified to be included therein (including, if applicable, an appraisal (which may be an appraisal prepared using a statistical data base));

(xii)       The related Mortgage Note and the related Mortgage at the time they were made complied in all material respects with applicable local, state and federal laws, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection (including, without limitation, the Home Ownership and Equity Protection Act of 1994 and all other applicable anti-predatory lending laws), equal credit opportunity or disclosure laws applicable to the Home Equity Loan;

(xiii)      A lender’s title insurance policy or binder was issued within 60 days of the date of origination of each Home Equity Loan for home equity loans in excess of $50,000, if secured by a first lien, or $100,000, if secured by a second lien (in excess of $75,000, if secured by a first lien in Oklahoma or Texas, or $100,000, if secured by a first or second lien in Iowa), and each such policy is valid and remains in full force and effect, and a title search or other assurance of title customary in the relevant jurisdiction was obtained with respect to each Home Equity Loan as to which no title insurance policy or binder was issued;

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(xiv)      The related Mortgaged Property is not a mobile home or a manufactured housing unit that is not permanently attached to its foundation;

(xv)        As of the Cut-Off Date, the Combined Loan-to-Value Ratio for each Initial Home Equity Loan was not in excess of 106%;

(xvi)      No selection procedure reasonably believed by the Depositor to be adverse to the interests of the Certificateholders was utilized in selecting the Home Equity Loan;

(xvii)     The Depositor has not transferred the Home Equity Loans to the Trustee, on behalf of the Trust, with any intent to hinder, delay or defraud any of its creditors;

(xviii)    The related Mortgage contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security interest therein and each Home Equity Loan is an enforceable obligation of the related Mortgagor;

(xix)      The Depositor has not received a notice of default of any senior mortgage loan with respect to the related Mortgaged Property that has not been cured by a party other than the related Seller;

(xx)        The Initial Home Equity Loan does not have an original term to maturity in excess of 360 months; and the Principal Balance of which, when included in the Pool Balance (in each case for the Initial Home Equity Loans as of the Cut-Off Date), would not cause the weighted average remaining term to maturity of the Initial Home Equity Loans on a contractual basis to be greater than 304 months;

(xxi)      The related Mortgaged Property consists of a single parcel of real property with a one-to-four unit single family residence erected thereon, or an individual condominium unit, planned unit development unit or townhouse;

(xxii)     The Principal Balance of which, when included in the Pool Balance (in each case for the Initial Home Equity Loans as of the Cut-Off Date), would not cause the average Principal Balance of such Home Equity Loans to be greater than $132,547;

(xxiii)    The Principal Balance of which, when included in the Pool Balance (in each case for the Initial Home Equity Loans as of the Cut-Off Date), would not cause the weighted average percentage of the Initial Home Equity Loans secured by first liens to be less than 95.7%; and would not cause the weighted average percentage of the Initial Home Equity Loans secured by second liens to be greater than 4.3%;

(xxiv)    The Initial Home Equity Loans were originated in accordance with HSBC Finance’s underwriting guidelines and procedures including full and reduced documentation programs;

(xxv)     No Home Equity Loan is a High Cost Loan or Covered Loan as defined in the Standard & Poor’s LEVELS® Glossary in effect as of the Cut-Off Date and no Home

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Equity Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Lending Act;

(xxvi)    No Home Equity Loan originated on or after November 27, 2003 is a High-Cost Home Loan, as defined by New Jersey predatory and abusive lending law effected on November 27, 2003;

(xxvii)   No Home Equity Loan is a “high cost home,” “high risk home” or “predatory” loan under any other applicable state, federal or local law (or similarly classified loan using different terminology under a law imposing additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

(xxviii)   With respect to each Mortgage Note, one of the following has been obtained: an appraisal on Form 1004, an appraisal on Form 2055 with interior inspection, an appraisal on Form 2055 with exterior inspection, an appraisal on any other form of uniform residential appraisal report commonly known as a full appraisal or a valuation using an automated valuation model; and

(xxix)    Each Home Equity Loan is a “qualified mortgage” under Section 860G(a)(3) of the Code.

(c)        It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive the transfer and assignment of the Home Equity Loans to the Trustee, on behalf of the Trust. Upon discovery by the Depositor, the Servicer or the Trustee of a breach of any of the representations and warranties set forth in this Section 2.04, without regard to any limitation set forth in such representation or warranty concerning the knowledge of the Depositor as to the facts stated therein, which materially and adversely affects the interests of the Certificateholders in the related Home Equity Loan, the person discovering such breach shall give prompt written notice to the other parties and each Rating Agency. Within 60 days of its discovery or its receipt of notice of such breach, or, with the prior written consent of a Responsible Officer of the Trustee, such longer period not to exceed 90 days as specified in such consent, the Depositor or, as necessary, the Servicer shall cure such breach in all material respects. With regard to any such breach of the representations and warranties set forth in Section 2.04(b), unless, at the expiration of such 60 day or longer period, such breach has been cured in all material respects or otherwise does not exist or continue to exist, the Depositor or the Servicer shall, not later than the Business Day next preceding the Distribution Date in the month following the end of the Collection Period in which any such cure period expired, either (i) repurchase such Defective Home Equity Loan (including any property acquired in respect thereof and any insurance policy or insurance proceeds with respect thereto) or (ii) if such next preceding Business Day occurs prior to the second anniversary of the Closing Date, remove such Home Equity Loan from the Trust and substitute in its place an Eligible Substitute Home Equity Loan or Loans, in the same manner and subject to the same conditions as set forth in Section 2.02. Upon making any such repurchase or substitution and providing the Trustee with a written request and appropriate forms therefor, the Depositor or the Servicer, as applicable, shall be entitled to receive an instrument of assignment or transfer from the Trustee to the same extent as set forth in Section 2.02 with respect to the repurchase or replacement of Home Equity Loans under that Section. Subject to Section 2.04(d), it is understood and agreed that the

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obligation of the Depositor or the Servicer to purchase or substitute for any such Defective Home Equity Loan (or property acquired in respect thereof) shall constitute the sole and exclusive remedy against the Depositor or the Servicer respecting such breach of the foregoing representations or warranties available to Certificateholders or the Trustee against the Depositor or the Servicer, and such obligation on the part of the Servicer shall survive any resignation or termination of the Servicer hereunder.

(d)        The Depositor and the Servicer, jointly and not severally, agree to indemnify and hold harmless the Trustee and the Trust against any and all out-of-pocket financial losses, claims, expenses, damages or liabilities to which the Trust may become subject, insofar as such out-of-pocket financial losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any representation or warranty made by the Depositor in this Section 2.04 on which the Trustee has relied, being, or alleged to be, untrue or incorrect in any material respect. This indemnity will be in addition to any liability which the Depositor or the Servicer may otherwise have.

(e)        Promptly after receipt by the Trustee of notice of the commencement of any action or proceeding in any way relating to or arising from this Agreement, the Trustee will notify the Depositor and the Servicer of the commencement thereof, but the omission so to notify the party from whom indemnification is sought (the “Indemnifying Party”) will not relieve the Indemnifying Party from any liability which it may have to the party seeking indemnification (the “Indemnified Party”) except to the extent that the Indemnifying Party is materially adversely affected by the lack of notice. In case any such action is brought against the Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate in the defense (with the consent of the Indemnified Party which shall not be unreasonably withheld) of such action at the Indemnifying Party’s expense.

Section 2.05. Execution and Authentication of Certificates. The Trustee on behalf of the Trust shall execute, and the Administrator shall authenticate and deliver on the Closing Date to or upon the order of the Depositor, in exchange for the Home Equity Loans, concurrently with the assignment and conveyance to the Trustee of the Home Equity Loans, the Class A Certificates and Class M Certificates in authorized denominations and the Residual Certificate, together evidencing the ownership of the entire Trust.

Section 2.06. Delivery of Opinion of Counsel in Connection with Substitutions.

(a)        Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.02 or Section 2.04 shall be made more than 90 days after the Closing Date unless the Depositor or the Servicer, as the case may be, delivers to the Trustee an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of the Trustee or the Trust Fund, addressed to the Trustee, to the effect that such substitution will not (i) result in the imposition of the tax on “prohibited transactions” on the Trust Fund or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause any REMIC created under this Agreement to fail to qualify as a REMIC at any time that any Certificates are outstanding.

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(b)        Upon discovery by the Depositor, the Servicer, or the Trustee that any Home Equity Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five (5) Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Trustee shall require the Depositor or, as necessary, the Servicer, at its option, to either (i) substitute, if the conditions in Section 2.04(c) with respect to substitutions are satisfied, an Eligible Substitute Home Equity Loan for the affected Home Equity Loan, or (ii) repurchase the affected Home Equity Loan within 90 days of such discovery in the same manner as it would a Home Equity Loan for a breach of representation or warranty made pursuant to Section 2.04. Upon receipt from the Depositor or the Servicer, as the case may be, of a written request and appropriate forms therefor, the Trustee shall reconvey to the Depositor or the Servicer, as the case may be, the Home Equity Loan to be released pursuant to this Section in the same manner, and on the same terms and conditions, as it would a Home Equity Loan repurchased for breach of a representation or warranty contained in Section 2.04.

Section 2.07. REMIC Matters. The Preliminary Statement sets forth the designations and “latest possible maturity date” for federal income tax purposes of all interests created hereby. The “Startup Day” for purposes of the REMIC Provisions shall be the Closing Date. The REMIC’s fiscal year shall be the calendar year.

ARTICLE III

ADMINISTRATION AND SERVICING OF HOME EQUITY LOANS

Section 3.01. The Servicer.

(a)        The Servicer shall, or shall cause the Subservicers to, service and administer the Home Equity Loans in a manner consistent with the terms of this Agreement and with general industry practice and shall have full power and authority, acting alone or through the Subservicers, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable, it being understood, however, that the Servicer shall at all times remain responsible to the Trustee and the Certificateholders for the performance of its duties and obligations hereunder in accordance with the terms hereof. Any amounts received by the related Subservicer in respect of a Home Equity Loan shall be deemed to have been received by the Servicer whether or not actually received by it. The Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan, and shall not make or permit any modification, waiver or amendment of any Mortgage Loan which would cause any REMIC created under this Agreement to fail to qualify as a REMIC or result in the imposition of any tax under section 860F(a) or section 860G(d) of the Code.

Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered by the Trustee on behalf of the Trust, (i) in its own name or in

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the name of any Subservicer, when the Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment to register any Home Equity Loan on the MERS® System, or cause the removal from the registration of any Home Equity Loan on the MERS® System, to execute and deliver, on behalf of the Trust, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trust and its successors and assigns, and (ii) to execute and deliver, on behalf of itself, the Certificateholders and the Trust or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Home Equity Loans and with respect to the Mortgaged Properties. Upon the written request of the Servicer, the Depositor and the Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer in such capacity may also consent to the placing of a proposed lien senior to that of the Mortgage on the related Mortgaged Property, provided that such proposed lien is not secured by a note providing for negative amortization and:

(x) (i) the Mortgage relating to the Home Equity Loan was in a first lien position as of the Cut-Off Date and was in a first lien position immediately prior to the placement of the proposed senior lien, and (ii) the ratio of (a) the sum of the Principal Balance of the Home Equity Loan and the principal balance of the mortgage loan to be secured by the proposed senior lien to (b) the Appraised Value of the Mortgaged Property at the time the Home Equity Loan was originated is not greater than (1) with respect to Home Equity Loans with an original CLTV of 85% or less, 85%, (2) with respect to Home Equity Loans with an original CLTV in excess of 85% and not greater than 95%, 95% and (3) with respect to Home Equity Loans with an original CLTV in excess of 95% and not greater than 110%, 110%;

(y) (i) the Mortgage relating to the Home Equity Loan was in a first or second lien position at the time the related Home Equity Loan was conveyed to the Trustee and, immediately following the placement of such proposed senior lien, such Mortgage will be in a second or, if such Mortgage was in a second lien position at the time the related Home Equity Loan was conveyed to the Trustee, a third lien position and (ii) the principal balance of the mortgage loan to be secured by the proposed senior lien and the rate at which interest accrues thereon are no greater than those of the related Home Equity Loan as of the date it was first conveyed to the Trustee; or

(z) the Mortgage relating to the Home Equity Loan was in a second lien position as of the Cut-Off Date and the proposed senior lien secures a mortgage loan that refinances an existing first mortgage loan and the outstanding principal amount of such mortgage loan immediately following such refinancing and the rate at which interest accrues thereon are not greater than that of such existing first mortgage loan at the date the mortgage loan was originated.

(b)        If (i) foreclosure proceedings are commenced with respect to any Home Equity Loan with respect to which the Servicer has consented to the placing of a subsequent senior lien pursuant to clause (x) in Section 3.01(a), or (ii) any loss is suffered by the Trust in respect of any Home Equity Loan as a result of (x) a failure to file on or within ten days following the

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effective date of this Agreement the UCC-l financing statements referred to in Section 2.01 or (y) a failure to publish on or prior to the Closing Date such notices reflecting the sale of the Home Equity Loans as are described in Section 3440.1(h) of the California Civil Code, then the Servicer shall repurchase or substitute for any adversely affected Home Equity Loan on the Business Day preceding the next Distribution Date following the end of the Collection Period during which such foreclosure proceedings were commenced or such losses were suffered. Such repurchase or substitution shall be accomplished in the same manner and subject to the same conditions as set forth in Section 2.02. Upon making any such repurchase or substitution and providing the Trustee with a written request and appropriate forms therefor, the Servicer shall be entitled to receive an instrument of assignment or transfer from the Trustee to the same extent as set forth in Section 2.02.

(c)        Upon the request of a Mortgagor or at the Servicer’s own initiative, the Servicer (or the related Subservicer on behalf of the Servicer) may waive, modify or vary any term of any Home Equity Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if:

(i)           in the Servicer’s (or such Subservicer’s) good faith determination such waiver, modification, postponement or indulgence will enhance recovery with respect to such Home Equity Loan; and

(ii)          the Mortgagor is in default with respect to the Home Equity Loan, or such default is, in the judgment of the Servicer (or such Subservicer) imminent.

(d)        The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Trust under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

(e)        In the event that the rights, duties and obligations of the Servicer are terminated hereunder, any successor to the Servicer in its sole discretion may, to the extent permitted by applicable law, terminate the existing subservicer arrangements with any Subservicer or assume the terminated Servicer’s rights under such subservicing arrangements, provided such termination or assumption will not violate the terms of such arrangements.

(f)        Any expenses incurred in connection with the actions described in Section 3.01(a)(i) shall be borne by the Servicer in accordance with Section 3.09, with no right of reimbursement; provided that if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System, it becomes necessary to remove any Home Equity Loan from registration on the MERS System and to arrange for the assignment of the related Mortgages to the Trustee, on behalf of the Trust, then any related expenses shall be reimbursable to the Servicer.

Section 3.02. Collection of Certain Home Equity Loan Payments.

(a)        The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Home Equity Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to home equity loans in its servicing portfolio comparable to the Home Equity Loans.

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Consistent with, and without limiting the generality of, the foregoing, the Servicer may in its discretion (i) waive any late payment charge or any assumption fees or other fees that may be collected in the ordinary course of servicing the Home Equity Loans, (ii) arrange with a Mortgagor a schedule for the payment of delinquent amounts, so long as such arrangement is consistent with the Servicer’s policies with respect to the home equity loans it owns or services, (iii) sell the Home Equity Loan at its fair market value to a third party for collection activity or (iv) reset the delinquency status of a contractually delinquent Home Equity Loan to current in accordance with the Servicer’s customary account management policies and practices.

(b)        The Servicer shall establish and maintain with the Administrator a separate trust account (the “Collection Account”) titled “HSBC Bank USA, National Association, as Administrator, on behalf of U.S. Bank National Association, as Trustee, in trust for the registered holders of HSBC Home Equity Loan Trust (USA) 2007-2, Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-2”. In the event that a successor Administrator is appointed as provided in Section 8.19, a new Collection Account shall be promptly established at and maintained by such successor Administrator, and the title of the new Collection Account shall be “[Successor Administrator], as Administrator, on behalf of the Trustee, in trust for the registered holders of HSBC Home Equity Loan Trust (USA) 2007-2, Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-2”, and any amounts in the old Collection Account shall be transferred to the new Collection Account. The Collection Account shall be an Eligible Account. No later than 12:00 noon Chicago time on each Deposit Date (or, if a Deposit Event has occurred and the Servicer has not provided credit enhancement acceptable to each of the Rating Agencies, within two (2) Business Days following receipt thereof by the Subservicers), the Servicer shall deposit or cause to be deposited into the Collection Account the following payments and collections received or made by it with respect to the Home Equity Loans (without duplication):

(i)	Net Interest Collections on the Home Equity Loans;
(ii)	Principal Collections on the Home Equity Loans; and

(iii)         amounts required to be paid by the Servicer in connection with the termination of the Trust pursuant to Section 9.01;

provided, however, that, with respect to any Distribution Date, so long as a Deposit Event has not occurred, the Servicer shall, if so permitted in writing by the Class R Certificateholder, only be required to deposit payments and collections on the Home Equity Loans into the Collection Account up to the aggregate amount equal to the sum of all amounts payable on that Distribution Date pursuant to Section 4.01(a)(i)-(vii) hereof, and if at any time prior to that Distribution Date the amount of payments and collections on the Home Equity Loans deposited into the Collection Account with respect to the related Collection Period exceeds the amount required to be deposited into the Collection Account in order to make such payments on such Distribution Date, the Servicer shall be permitted to direct the Administrator in writing to withdraw any excess and pay the excess to the Servicer.

The foregoing requirements respecting deposits to the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, fees (including annual

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fees) or late charge penalties payable by Mortgagors, prepayment penalties, or amounts received by the Servicer or a Subservicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items for the account of the related Subservicer, if any, need not be deposited in the Collection Account.

(c)        The Administrator shall hold amounts deposited in the Collection Account on behalf of the Trustee for the benefit of the Certificateholders. In addition, the Servicer shall notify the Administrator in writing on each Determination Date of the amount of payments and collections to be deposited in the Collection Account with respect to the related Distribution Date.

(d)        The Servicer may cause the institution maintaining the Collection Account to invest any funds in the Collection Account in Permitted Investments (including obligations of the Servicer or of any of its Affiliates, if such obligations otherwise qualify as Permitted Investments), which shall mature or otherwise be available not later than the Business Day next preceding the Distribution Date or on the Distribution Date next following the date of such investment as long as such action does not result in a withdrawal or downgrading of the then current ratings on the Offered Certificates by the Rating Agencies (except that any investment in an obligation of the institution with which the Collection Account is maintained may mature on or before 12:00 noon, Chicago time, on such Distribution Date) and shall not be sold or disposed of prior to its maturity. In the event the Administrator is at any time maintaining the Collection Account, any request by the Servicer to invest funds on deposit in the Collection Account shall be in writing, shall be delivered to the Administrator at or before 10:30 A.M., Chicago time, if such investment is to be made on such day, and shall certify that the requested investment is a Permitted Investment that matures at or prior to the time required hereby. In the absence of such investment instructions, the amounts on deposit in the Collection Account shall remain uninvested. Any such investment shall be registered in the name of or controlled by the Administrator on behalf of the Trustee or in the name of its nominee and to the extent such investments are certificated they shall be maintained in the possession or control of the Administrator on behalf of the Trustee in the state of the Administrator’s Corporate Trust Office. Except as provided above, all income and gain realized from any such investment shall be for the benefit of the Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of the principal amount of any such investments shall be deposited in the Collection Account by the Servicer out of its own funds immediately as realized.

(e)        The Administrator is hereby authorized to execute purchases and sales of Permitted Investments as directed by the Servicer through the facilities of its own trading or capital markets operations. The Administrator shall send to the Servicer statements reflecting the monthly activity for each such purchase and sale made for the preceding month. Although the Servicer recognizes that it may obtain a broker confirmation or written monthly statement containing comparable information at no additional cost, the Servicer hereby agrees that confirmations of investments are not required to be issued by the Administrator for each month in which a monthly statement is rendered. No statement need be rendered pursuant to the provision of this subsection if no activity occurred in the account for such month.

Section 3.03. Withdrawals from the Collection Account.

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(a)        The Administrator shall withdraw or cause to be withdrawn funds from the Collection Account for the following purposes:

(i)           On each Distribution Date, to make distributions and payments to Certificateholders pursuant to Section 4.01;

(ii)          From time to time, to make investments in Permitted Investments and to pay to the Servicer all income and gain earned in respect of Permitted Investments or on funds deposited in the Collection Account;

(iii)        To reimburse the Depositor or the Servicer to the extent permitted by Section 6.03;

(iv)         To withdraw any funds deposited in the Collection Account that were not required to be deposited therein or were deposited therein in error and to pay such funds to the appropriate Person;

(v)          To pay to the party legally entitled by a final order of a court of competent jurisdiction in an insolvency proceeding an amount equal to any preference claim made with respect to amounts paid with respect to the Home Equity Loans; provided that, if any such amount is later determined not to be a preference by such court of competent jurisdiction and is returned to the Servicer or any Subservicer, such amount shall be redeposited into the Collection Account by the Servicer; and

(vi)         to clear and terminate the Collection Account upon the termination of this Agreement and to pay any amounts remaining therein to the Class R Certificateholder.

(b)        If the Servicer deposits in the Collection Account any amount not required to be deposited therein or credited thereto or any amount in respect of payments by Mortgagors made by checks subsequently returned for insufficient funds or other reason for non-payment, it may at any time withdraw such amount from the Collection Account pursuant to Section 3.03(a)(iv), and any such amounts shall not be included in Interest Collections and Principal Collections, any provision herein to the contrary notwithstanding. Any withdrawal or debit permitted by Section 3.03(a) shall be accomplished by delivering an Officer’s Certificate of the Servicer to the Administrator which describes the purpose of such withdrawal (including, without limitation, that any such amount was deposited in the Collection Account in error or, in the case of returned checks, that such amounts were properly debited, respectively). Upon receipt of any such Officer’s Certificate, the Administrator shall withdraw such amount for the account of the Servicer. All funds deposited by the Servicer in the Collection Account shall be held by the Administrator on behalf of the Trustee in trust for the Certificateholders, until disbursed in accordance with Section 4.01 or withdrawn or debited in accordance with this Section.

Section 3.04. Maintenance of Hazard Insurance; Property Protection Expenses. Each Home Equity Loan requires that the borrower thereunder maintain hazard insurance naming the Servicer or the related Subservicer as loss payee providing extended coverage in an amount which is at least equal to the lesser of (i) 100% of the insurable value of the Mortgaged Property or (ii) the combined principal balance owing on such Home Equity Loan and any mortgage loan senior to such Home Equity Loan from time to time. The Servicer represents and

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warrants that it or the applicable Seller verified the existence of such hazard insurance at the origination of the Home Equity Loan. The Servicer may cause to be maintained for each Home Equity Loan on which such insurance has lapsed hazard insurance with terms and limits similar to those described above. Any Insurance Proceeds received by the Servicer shall be deposited in the Collection Account on the Deposit Date in accordance with Section 3.02(b), subject to withdrawal pursuant to Section 3.03. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purposes of this Agreement, be added to the Principal Balance of the Home Equity Loan even if the terms of such Home Equity Loan so permit. The Servicer shall also maintain on property acquired upon foreclosure, or by grant of deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) 100% of the insurable value of the Mortgaged Property or (ii) the combined unpaid principal balance owing on such Home Equity Loan and any mortgage loans senior to such Home Equity Loans at the time of such foreclosure or grant of deed in lieu of foreclosure plus accrued interest thereon. Amounts collected by the Servicer under any such policies shall be deposited in the Collection Account to the extent called for by Section 3.02. In cases in which any Mortgaged Property is located in a federally designated flood area, the hazard insurance to be maintained for the related Home Equity Loan shall include flood insurance. All such flood insurance shall be in such amounts as are required under applicable guidelines of Fannie Mae. The Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Home Equity Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. With respect to Mortgaged Properties acquired by the Servicer as provided herein, the Servicer may satisfy its obligation set forth in the sixth sentence of this Section 3.04 by self insuring Mortgaged Properties for which the aggregate unpaid principal balance of the related Home Equity Loans plus the outstanding balance of any mortgage loans senior to such Home Equity Loans at the time title was acquired, plus accrued interest (the “Combined Exposure”), was less than $250,000 (or such other amount as the Servicer may in good faith determine from time to time) and by causing hazard policies to be maintained with respect to Mortgaged Properties for which the Combined Exposure equals or exceeds the self insurance threshold established from time to time by the Servicer by maintaining a blanket policy consistent with prudent industry standards insuring against hazard losses on the Mortgaged Properties. Such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the sixth sentence of this Section 3.04, and there shall have been a loss which would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause.

Section 3.05. Assumption and Modification Agreements. In any case in which a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall exercise or refrain from exercising its right to accelerate the maturity of such Home Equity Loan consistent with the then-current practice of the Servicer and without regard to the inclusion of such Home Equity Loan in the Trust and not in the Servicer’s portfolio. If it elects not to enforce its right to accelerate or if it is prevented from doing so by applicable law, the Servicer (so long as such action conforms with the Servicer’s underwriting standards at the time for new originations) is authorized to take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed,

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pursuant to which such Person becomes liable under the Mortgage Note and, to the extent permitted by applicable law, the Mortgagor remains liable thereon. The Servicer shall notify the Trustee that any assumption and modification agreement has been completed by delivering to the Trustee an Officer’s Certificate certifying that such agreement is in compliance with this Section and by forwarding to the applicable Subservicer on behalf of the Depositor or the Trustee, as applicable, the original copy of such assumption and modification agreement. Any such assumption and modification agreement shall, for all purposes, be considered a part of the related Mortgage File to the same extent as all other documents and instruments constituting a part thereof. No change in the terms of the related Mortgage Note may be made by the Servicer in connection with any such assumption to the extent that such change would not be permitted to be made in respect of the original Mortgage Note pursuant to Section 3.01 unless the conditions specified in Section 3.01 are satisfied. Any fee collected by the Servicer for entering into any such agreement will be retained by the Servicer as additional servicing compensation.

Section 3.06. Realization Upon Defaulted Home Equity Loans.

(a)        The Servicer (or the Servicer together with the related Seller as called for by the Home Equity Loan Purchase Agreement) shall foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Home Equity Loans as come into and continue in default when, in the opinion of the Servicer based upon the practices and procedures referred to in the following sentence, no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.02; provided that if the Servicer has actual knowledge or reasonably believes that any Mortgaged Property is affected by hazardous or toxic wastes or substances and that the acquisition of such Mortgaged Property would not be commercially reasonable, then the Servicer will not cause the Trustee, on behalf of the Trust, to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. Subject to Section 3.06(c), in connection with such foreclosure or other conversion, the Servicer shall follow such practices (including, in the case of any default on a related senior mortgage loan, the advancing of funds to correct such default) and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities. The foregoing is subject to the proviso that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the correction of any default on a related senior mortgage loan or restoration of any property unless it shall determine that such expenditure will increase Net Liquidation Proceeds. The Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds to pay Liquidation Expenses before any Net Liquidation Proceeds are deposited in the Collection Account.

(b)        In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall (i) so long as Moody’s, Standard & Poor’s and Fitch assign a long-term unsecured debt rating to the Servicer of at least “Baa3”, in the case of Moody’s, “BBB”, in the case of Fitch, and “BBB-” in the case of Standard & Poor’s, be issued in the name of the related Subservicer or (ii) if the rating requirements in clause (i) are not satisfied, be issued to the Trustee, on behalf of the Trust, or to the Trustee’s nominee on behalf of Certificateholders.

(c)        Pursuant to its efforts to sell REO, the Servicer shall either itself or through an agent selected by the Servicer, protect and conserve such REO in the same manner and to such

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extent as is customary in the locality where such REO is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Certificateholders for the period prior to the sale of such REO. The net monthly rental income, if any, from such REO shall be deposited in the Collection Account no later than the close of business on each Determination Date. The Servicer shall perform the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and any tax reporting required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required, and delivering the same to the Administrator for filing.

In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Home Equity Loan, the Servicer shall dispose of such Mortgaged Property as soon as practicable in a manner that maximizes the Liquidation Proceeds thereof, but in no event later than three years after its acquisition by the Trust Fund. In that event, the Trustee shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to a three year period, if applicable, will not result in the imposition of taxes on “prohibited transactions” of any REMIC hereunder as defined in Section 860F of the Code or cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, and that the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) after the expiration of such three-year period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or (ii) subject any REMIC hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

(d)        In the event of a default on a Mortgage Loan one or more of whose obligors is not a United States Person in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, “foreclosure”) in respect of such Mortgage Loan, the Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Home Equity Loan.

Section 3.07. [Reserved].

Section 3.08. Trustee to Cooperate.

(a)        Upon any payment in full of the Principal Balance of any Home Equity Loan, the Servicer is authorized to execute, pursuant to the authorization contained in Section 3.01, if the

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assignments of Mortgage have been recorded as required hereunder, an instrument of satisfaction regarding the related Mortgage or written evidence of cancellation thereon and to cause the removal from the registration on the MERS® System of such Mortgage, which instrument of satisfaction shall be recorded by the Servicer if required by applicable law and be delivered to the Person entitled thereto. It is understood and agreed that no expenses incurred in connection with such instrument of satisfaction or transfer shall be reimbursed from amounts deposited in the Collection Account. If the Trustee is holding the Mortgage Files, from time to time and as appropriate for the servicing or foreclosure of any Home Equity Loan, the Trustee shall, upon request of the Servicer and delivery to the Trustee of a trust receipt signed by a Servicing Officer, release the related Mortgage File to the Servicer, and the Trustee shall execute such documents as shall be necessary to the prosecution of any such proceedings or the taking of other servicing actions. Such trust receipt shall obligate the Servicer to return the Mortgage File to the Trustee when the need therefor by the Servicer no longer exists unless the Home Equity Loan shall be liquidated, in which case, upon receipt of an Officer’s Certificate of the Servicer, the trust receipt shall be released by the Trustee to the Servicer.

(b)        In order to facilitate the foreclosure of the Mortgage securing any Home Equity Loan that is in default following recordation of the assignments of Mortgage in accordance with the provisions hereof, the Trustee shall, if the Servicer so requests in writing and supplies the Trustee with appropriate forms therefor, assign such Home Equity Loan for the purpose of collection to the Servicer or to the related Subservicer (any such assignment shall unambiguously indicate that the assignment is for the purpose of collection only), and, upon such assignment, such assignee for collection will thereupon bring all required actions in its own name and otherwise enforce the terms of the Home Equity Loan and deposit or credit the Net Liquidation Proceeds received with respect thereto in the Collection Account. In the event that all delinquent payments due under any such Home Equity Loan are paid by the Mortgagor and any other defaults are cured then the assignee for collection shall promptly reassign such Home Equity Loan to the Trustee, on behalf of the Trust, and return it to the place where the related Mortgage File was being maintained.

Section 3.09. Servicing Compensation; Payment of Certain Expenses by Servicer. The Servicer shall be entitled to receive the Servicing Fee as compensation for its services in connection with servicing the Home Equity Loans. The Servicing Fee for each Collection Period shall be paid to the Servicer out of Interest Collections prior to their deposit in the Collection Account and shall not be the responsibility or liability of the Trust, the Trustee, the Administrator or the Class A or Class M Certificateholders. Additional servicing compensation in the form of late payment charges or other receipts not required to be deposited in the Collection Account shall be retained by the Servicer. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of Trustee fees, Administrator fees and all other fees and expenses not expressly stated hereunder to be for the account of the Certificateholders) and shall not be entitled to reimbursement therefor except as specifically provided herein.

Section 3.10. Annual Statement as to Compliance.

(a)        The Servicer shall deliver, and, to the extent required by Section 1123 of Regulation AB, shall cause each Subservicer to deliver, to the Depositor and the Trustee an

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Officer’s Certificate satisfying the requirements of Section 1123 of Regulation AB signed by a responsible officer of the Servicer or such Subservicer, as applicable, for the year ended December 31 (or other applicable date) of the immediately preceding year, and stating that (i) a review of the activities of the Servicer or such Subservicer, as applicable, during the preceding 12-month period (or such shorter or longer, as applicable, period since the Closing Date) and of its performance under this Agreement has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Servicer or such Subservicer, as applicable, has fulfilled in all material respects all of its obligations under this Agreement throughout such period, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

The Officer’s Certificates referred to in this Section 3.10(a) will be delivered on or before March 15 of each calendar year, beginning March 15, 2008, unless the Depositor is not required to file periodic reports with respect to the Issuing Entity under the Exchange Act, in which case the certificates may be delivered on or before March 31 of each calendar year.

(b)        The Servicer shall deliver to the Trustee and a copy to each of the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice by means of an Officer’s Certificate of any event that, with the giving of notice or the lapse of time or both, would become a Servicer Termination Event.

(c)        The Servicer shall, and, to the extent required by Item 1122 of Regulation AB, shall cause each Subservicer to:

(i)           deliver to the Trustee a report, for the year ended December 31 of the preceding calendar year, on its assessment of compliance during the preceding calendar year with the Servicing Criteria applicable to it, including disclosure of any material instance of non-compliance identified by the Servicer or such Subservicer, as applicable, that satisfies the requirements of Rule 13a-18 and 15d-18 under the Exchange Act and Item 1122 of Regulation AB under the Securities Act; and

(ii)          cause an independent registered public accounting firm that is qualified and independent within the meaning of Rule 2-01 of Regulation S-X under the Securities Act to deliver to the Trustee an attestation report that satisfies the requirements of Rule 13a-18 or Rule 15d-18 under the Exchange Act and Item 1122 of Regulation AB, with respect to each assessment of compliance with Servicing Criteria delivered pursuant to clause (i) above. Such attestation report will be addressed to the board of directors of the Servicer or such Subservicer, as applicable, and to the Trustee and the Administrator and will be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act. The firm may render other services to the Servicer, such Subservicer or the Seller, but the firm must indicate in each attestation report that it is qualified and independent within the meaning of Rule 2-01 of Regulation S-X under the Securities Act.

The reports referred to in this Section 3.10(c) will be delivered on or before March 15 of each calendar year, beginning March 15, 2008, unless the Depositor is not required to file

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periodic reports with respect to the Issuing Entity under the Exchange Act, in which case the reports may be delivered on or before March 31 of each calendar year.

(d)        If directed by the Depositor, the Servicer will prepare, execute, file and deliver all reports, statements, information, certificates or other documentation required to be delivered by the Depositor with respect to the Issuing Entity pursuant to the Exchange Act and the Sarbanes-Oxley Act of 2002 and the rules thereunder.

Section 3.11. Access to Certain Documentation and Information Regarding the Home Equity Loans.

(a)        The Servicer and the Subservicers shall provide to the Trustee, the Administrator, Holders of Offered Certificates that are federally insured savings and loan associations, the Office of Thrift Supervision, the successor to the Federal Home Loan Bank Board, the FDIC and the supervisory agents and examiners of the Office of Thrift Supervision access to the documentation regarding the Home Equity Loans required by applicable regulations of the Office of Thrift Supervision and the FDIC (acting as operator of the SAIF or the BIF), such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer or the Subservicers. Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

(b)        No later than the Determination Date preceding the related Distribution Date, the Servicer shall supply to the Administrator and the Paying Agent information (each, a “Remittance Report”), in such form as the Administrator shall reasonably request as is required in the Administrator’s reasonable judgment to enable the Paying Agent or the Administrator, as the case may be, to make the required distributions and to furnish the required reports to Certificateholders on such Distribution Date.

Section 3.12. Maintenance of Certain Servicing Insurance Policies. The Servicer shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of Fannie Mae for Persons performing servicing for mortgage loans purchased by such association.

Section 3.13. Derivative Contracts.

(a)        The Trustee shall, at the written direction of the Servicer, enter into Derivative Contracts on behalf of the Trust solely for the benefit of the Holder of the Class R Certificate. Any such Derivative Contract shall constitute a fully prepaid agreement. The Servicer shall determine, in its sole discretion, whether any Derivative Contract conforms to the requirements of clauses (b) and (c) of this Section 3.13. Any acquisition of a Derivative Contract shall be accompanied by (i) an appropriate amendment to this Agreement, including an Opinion of Counsel to the effect that all such conditions precedent, if any, to such amendment have been

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complied with, (ii) either (A) an Opinion of Counsel addressed to the Trustee to the effect that the existence of the Derivative Contract will not adversely affect the availability of the exemptive relief afforded under ERISA by the Underwriter Exemption to the holders of the Offered Certificates, as of the date the Derivative Contract is acquired by the Trustee on behalf of the Trust; or (B) the consent of each Holder of a Certificate to the acquisition of such Derivative Contract, and (iii) an Opinion of Counsel to the effect that entering into the Derivative Contract will not adversely affect the income tax treatment of the Trust or any interest in the Trust. All collections, proceeds and other amounts in respect of the Derivative Contracts payable by the Derivative Counterparty shall first be deposited into a reserve fund (“Derivative Contract Reserve Fund”) especially created for such collections, proceeds and other amounts, and thereafter distributed to the Holder of the Class R Certificate on the Distribution Date following receipt and deposit thereof by the Administrator. The Derivative Contract Reserve Fund shall be created, and funded with no less than $1,000, before the Trustee enters into such Derivative Contract. In the event any Derivative Contract is entered into, the Trust shall be deemed to be divided into two separate and discrete sub-trusts. The assets of one such sub-trust shall consist of all the assets of the Trust other than such Derivative Contract and the assets of the other sub-trust shall consist solely of the Derivative Contract and the funds held in the Derivative Contract Reserve Fund.

(b)        Any Derivative Contract that imposes any obligation to make a payment to the Derivative Counterparty (other than the obligation to pay any prepaid amount) must (i) impose such obligation solely on the Holder of the Class R Certificate, (ii) be without recourse to the Administrator, the Trustee or the assets of the Trust, (iii) contain a non-petition covenant provision from the Derivative Counterparty, (iv) limit payment dates thereunder to Distribution Dates and (v) contain a provision limiting any cash payments due to the Derivative Counterparty on any day under such Derivative Contract solely to funds available therefore in the Collection Account available to make payments to the Holder of the Class R Certificate on such Distribution Date.

(c)        Each Derivative Contract must (i) provide for the direct payment of any amounts by the Derivative Counterparty thereunder to the Derivate Contract Reserve Fund on or before the related Deposit Date, (ii) contain an assignment of all of the rights against the Derivative Counterparty (but none of the obligations to the Derivative Counterparty) under such Derivative Contract to the Trustee on behalf the Holder of the Class R Certificate and include an express consent by the Derivative Counterparty to such assignment, and (iii) prohibit the Derivative Counterparty from “setting-off’ or “netting” any obligations of the Trust and its affiliates against such Derivative Counterparty’s payment obligations thereunder.

Section 3.14. Information Required by the Internal Revenue Service Generally and Reports of Foreclosures and Abandonments of Mortgaged Property. The Servicer shall prepare and deliver, or cause to be prepared, mailed and filed all federal and state information reports for the Home Equity Loans when and as required by all applicable state and federal income tax laws including, to the extent applicable, returns reporting a cancellation of indebtedness as prescribed by Section 6050P of the Code. In particular, with respect to the requirement under Section 6050J of the Code, to the effect that a lender shall be required to report foreclosures and abandonments of any mortgaged property for each year beginning in 2007, the Servicer shall prepare, mail and file in a timely fashion each year as required by law

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information statements in accordance with the reporting requirements imposed by Section 6050J with respect to each instance occurring during the previous calendar year in which the Servicer or any Subservicer (i) on behalf of the Trustee acquired an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Home Equity Loan or (ii) knew or had reason to know that any Mortgaged Property has been abandoned. The information statements from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by Section 6050J of the Code.

Section 3.15. Additional Covenants of HSBC Finance. HSBC Finance hereby agrees that:

(a)        it will maintain its books and records to clearly note the separate corporate existence of the Depositor, each Subservicer and the Servicer;

(b)        the Depositor, the Subservicers and HSBC Finance will share certain overhead expenses, although the amount the Depositor will be charged for such use will be based on actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to use;

(c)        separate financial records will be maintained to reflect the assets and liabilities of the Depositor, HSBC Finance and each Subservicer, which financial records are and will be subject to audit by independent public accountants at the reasonable request of the Board of Directors of the Depositor, HSBC Finance or such Subservicer, as the case may be;

(d)        except as permitted hereunder, there will be no commingling of the assets of the Depositor with the assets of HSBC Finance or any Subservicer. All demand deposit accounts and other bank accounts of the Depositor will be maintained separately from those of HSBC Finance and the Subservicers. Monetary transactions between the Depositor and HSBC Finance or any Subservicer are and will continue to be properly reflected in their respective financial records;

(e)        HSBC Finance at all times will recognize, and will take all steps within its power to maintain, the corporate existence of the Depositor and Subservicers as being separate and apart from its own corporate existence and will not refer to the Depositor or any Subservicer as a department or division of HSBC Finance; and

(f)        Except as otherwise expressly provided herein, the Depositor and HSBC Finance will not guaranty or advance the proceeds for payment of any obligations of the Trust.

Section 3.16. Servicing Certificate. Not later than each Determination Date, the Servicer shall deliver to the Administrator, the Paying Agent and each Rating Agency a Servicing Certificate containing the information set forth below with respect to the Home Equity Loans on an aggregate basis at the end of the preceding Collection Period (in written form or the form of computer readable media or such other form as may be agreed to by the Administrator and the Servicer), together with an Officer’s Certificate to the effect that such Servicing Certificate is true and correct in all material respects, stating the related Collection Period, Distribution Date, the series number of the Certificates, the date of this Agreement, and:

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(i)           the Available Distribution Amount for such Distribution Date, separately stating the amount of Interest Collections and Principal Collections;

(ii)          the amount of the payments due to Holders of each Class of Offered Certificates for such Distribution Date, separately stating the portions thereof allocable to interest and to principal;

(iii)        the amount of any Interest Carry Forward Amount and Net Rate Carryover Amount for each Class of Offered Certificates to be distributed on such Distribution Date and the amount of any Interest Carry Forward Amount or Net Rate Carryover Amount for each Class of Offered Certificates remaining after giving effect to the distributions on such Distribution Date;

(iv)         the Principal Distribution Amount for such Distribution Date (and, if applicable, the portion thereof consisting of the Extra Principal Distribution Amount for such Distribution Date), separately stating the portion allocable to each Class of Offered Certificates on such Distribution Date;

(v)          the Certificate Principal Balance of each Class of Offered Certificates, the Pool Balance as reported in the prior Monthly Distribution Statement or, in the case of the first Determination Date, the Original Class Certificate Principal Balance for each Class of Offered Certificates and the Cut-Off Date Pool Balance;

(vi)         the Certificate Principal Balance of each Class of Offered Certificates after giving effect to the distributions on such Distribution Date;

(vii)       the number and aggregate Principal Balance of any Home Equity Loan purchased or substituted by the Depositor or the Servicer with respect to the related Collection Period pursuant to Section 2.02;

(viii)      the number and aggregate Principal Balance of any Home Equity Loan purchased or substituted by the Depositor or the Servicer with respect to the related Collection Period pursuant to Section 2.04;

(ix)         the number and aggregate Principal Balance of any Home Equity Loan purchased or substituted by the Depositor or the Servicer with respect to the related Collection Period pursuant to Section 3.01;

(x)          the amount of any Substitution Adjustment Amounts for such Distribution Date;

(xi)         the amount, if any, to be distributed to the Holder of the Class R Certificate on such Distribution Date;

(xii)       the Servicing Fee for such Collection Period (as reduced by the Compensating Interest for the related Collection Period);

(xiii)	the Compensating Interest for the related Collection Period;

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(xiv)      the amount of all payments or reimbursements to the Servicer pursuant to Sections 3.03(ii) through (vi);

(xv)        the Overcollateralization Amount, if any, and the Overcollateralization Release Amount, Targeted Overcollateralization Amount and Monthly Excess Cashflow for such Distribution Date;

(xvi)      the Applied Realized Loss Amount and Unpaid Realized Loss Amount for each Class of Class M Certificates for such Distribution Date;

(xvii)     the number of Home Equity Loans outstanding at the beginning and at the end of the related Collection Period;

(xviii)	the Pool Balance as of the end of the related Collection Period;

(xix)      the number and aggregate Principal Balances of Home Equity Loans (x) as to which one, two or three or more scheduled monthly payments, respectively, are contractually delinquent, and (y) that have become REO, in each case as of the end of such Collection Period;

(xx)        the Cumulative Realized Losses on the Home Equity Loans as of the end of the related Collection Period;

(xxi)      the One Payment Delinquency Percentage for the related Collection Period;

(xxii)     the Two Payment Delinquency Percentage for the related Collection Period;

(xxiii)    the Two Payment Plus Delinquency Percentage for the related Collection Period;

(xxiv)	the Two Payment Plus Rolling Average for such Distribution Date;

(xxv)     the Three Payment Plus Delinquency Percentage for the related Collection Period;

(xxvi)     the aggregate Principal Balances of Home Equity Loans that were restructured (and delinquency reset) during such Collection Period;

(xxvii)   the aggregate Principal Balances of Home Equity Loans that were restructured (and delinquency reset) during such Collection Period as a percentage of the Pool Balance as of the end of such Collection Period;

(xxviii)  whether a Servicer Termination Event has occurred since the prior Determination Date, specifying each Servicer Termination Event if one has occurred;

(xxix)	One-Month LIBOR for the related Interest Accrual Period(s);

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(xxx)     the Formula Rate and Pass-Through Rate for each Class of Offered Certificates, the Net Rate Cap for the Fixed Rate Certificates and the Net Rate Cap for the Floating Rate Certificates, in each case for such Distribution Date or the related Interest Accrual Period(s), as the case may be;

(xxxi)	the Cumulative Loss Percentage for the related Collection Period;
(xxxii)	whether a Trigger Event has occurred or is continuing;
(xxxiii)	whether the Credit Support Depletion Date has occurred; and

(xxxiv)   such other information as is required by the Code and regulations thereunder to be made available to Holders of the Offered Certificates.

The Administrator and the Paying Agent shall conclusively rely upon the information contained in a Servicing Certificate for purposes of making distributions pursuant to Section 4.01, shall have no duty to inquire into such information and shall have no liability in so relying. The format and content of the Servicing Certificate may be modified by the mutual agreement of the Servicer and the Administrator or as may be required by the rules and regulations of the SEC. The Servicer shall give notice of any such change to the Rating Agencies.

ARTICLE IV

DISTRIBUTIONS AND STATEMENTS TO CERTIFICATEHOLDERS;

RIGHTS OF CERTIFICATEHOLDERS

Section 4.01. Distributions. (a) On each Distribution Date, the Paying Agent shall withdraw amounts on deposit in the Collection Account and make distributions thereof as described below (to the extent of the Available Distribution Amount) to Holders of the Certificates in the following amounts and order of priority (in accordance with the information set forth in the Servicing Certificate):

(i) concurrently to the Holders of each Class of Class A Certificates, the Current Interest and any Interest Carry Forward Amount for each such Class and Distribution Date, pro rata based on each such Class’s respective entitlement;

(ii) to the Holders of the Class M-1 Certificates, the Current Interest and any Interest Carry

Forward amount for such Class and Distribution Date;

(iii) to the Holders of the Class M-2 Certificates, the Current Interest and any Interest Carry Forward Amount for such Class and Distribution Date;

(iv) (A) on each Distribution Date prior to the Stepdown Date or on or after the Stepdown Date and with respect to which a Trigger Event is in effect, the Principal Distribution Amount shall be distributed in the following amounts and order of priority:

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(1) to the Holders of the Class A Certificates, concurrently and pro rata as follows:

(a) to the Holders of the Certificates in Certificate Group 1, the Certificate Group 1 Percentage of the Principal Distribution Amount:

(i) with respect to any Distribution Date prior to the Credit Support Depletion Date, concurrently to Holders of the Class A-S Certificates and the Class A-M Certificates, pro rata based on each such Class’s Certificate Principal Balance, until the Certificate Principal Balances of such Classes have been reduced to zero;

(ii) with respect to any Distribution Date on or after the Credit Support Depletion Date, sequentially to holders of the Class A-S Certificates and the Class A-M Certificates, in that order, in each case until the Certificate Principal Balance of such Class has been reduced to zero; and

(b) to the Holders of the Certificates in Certificate Group 2, the Certificate Group 2 Percentage of the Principal Distribution Amount:

(i) first, concurrently to the Holders of the Class A-1F Certificates and the Class A-1V Certificates, pro rata based on each such Class’s Certificate Principal Balance, until the Certificate Principal Balances of such Classes have been reduced to zero;

(ii) second, concurrently to the Holders of the Class A-2F Certificates and the Class A-2V Certificates, pro rata based on each such Class’s Certificate Principal Balance, until the Certificate Principal Balances of such Classes have been reduced to zero;

(iii) third, concurrently to the Holders of the Class A-3F Certificates and the Class A-3V Certificates, pro rata based on each such Class’s Certificate Principal Balance, until the Certificate Principal Balances of such Classes have been reduced to zero; and

(iv) fourth, to the Holders of the Class A-4 Certificates, until the Certificate Principal Balance of such Class has been reduced to zero;

(2) to the Holders of the Class M-1 Certificates, until the Certificate Principal Balance of such Class has been reduced to zero; and

(3) to the Holders of the Class M-2 Certificates, until the Certificate Principal Balance of such Class has been reduced to zero;

(B) on each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the Principal Distribution Amount shall be distributed in the following amounts and order of priority:

(1) to the Holders of the Class A Certifcates, concurrently and pro rata as follows:

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(a) to the holders of the Certificates in Certificate Group 1, the Certificate Group 1 Percentage of the Class A Principal Distribution Amount:

(i) with respect to any Distribution Date prior to the Credit Support Depletion Date, concurrently to the Holders of the Class A-S Certificates and the Class A-M Certificates, pro rata based on each such Class’s Certificate Principal Balance, until the Certificate Principal Balances of such Classes have been reduced to zero;

(ii) with respect to any Distribution Date on or after the Credit Support Depletion Date, sequentially to the Holders of the Class A-S Certificates and the Class A-M Certificates, in that order, in each case until the Certificate Principal Balance of such Class has been reduced to zero;

(b) to the Holders of the Certificates in Certificate Group 2, the Certificate Group 2 Percentage of the Class A Principal Distribution Amount:

(i) first, concurrently to the Holders of the Class A-1F Certificates and the Class A-1V Certificates, pro rata based on each such Class’s Certificate Principal Balance, until the Certificate Principal Balances of such Classes have been reduced to zero;

(ii)               second, concurrently to the Holders of the Class A-2F Certificates and the Class A-2V Certificates, pro rata based on each such Class’s Certificate Principal Balance, until the Certificate Principal Balances of such classes have been reduced to zero;

(iii) third, concurrently to the Holders of the Class A-3F Certificates and the Class A-3V Certificates, pro rata based on each such Class’s Certificate Principal Balance, until the Certificate Principal Balances of such Classes have been reduced to zero; and

(iv) fourth, to the Holders of the Class A-4 Certificates, until the Certificate Principal Balance of such Class has been reduced to zero;

(2) to the Holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance of such Class has been reduced to zero;

(3) to the Holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the Certificate Principal Balance of such Class has been reduced to zero;

(v) to the Holders of the Class M-1 Certificates, the Unpaid Realized Loss Amount, if any, for such Class and Distribution Date;

(vi) to the Holders of the Class M-2 Certificates, the Unpaid Realized Loss Amount, if any, for such Class and Distribution Date;

(vii) concurrently to the holders of each Class of Offered Certificates, any Net Rate Carryover Amount for each such Class and Distribution Date, pro rata based on each such Class’s respective Net Rate Carryover Amount; and

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(viii) to the holder of the Residual Certificate, any remaining Available Distribution Amount.

(b) Method of Distribution. The Administrator or the Paying Agent shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 9.01 respecting the final distribution) by wire transfer, or upon prior written request by a Certificateholder delivered to the Administrator at least five business days prior to such Record Date, by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or by such other means of payment as such Certificateholder and the Paying Agent shall agree. The Administrator, acting in its capacity as Paying Agent, shall make distributions in respect of a Distribution Date to the Class R Certificateholder of record on the related Record Date by wire transfer or by such other means of payment as the Class R Certificateholder and the Paying Agent shall agree; provided, that if such payments are being distributed directly to the Class R Certificateholder by the Servicer in accordance with Section 4.01(a) above, then such distributions shall be made by wire transfer or by such other means of payment as the Class R Certificateholder and the Servicer shall agree.

(c) Distributions on Book-Entry Certificates. Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Offered Certificates. None of the Trustee, the Administrator, the Paying Agent, the Certificate Registrar, the Depositor or the Servicer shall have any responsibility therefor except as otherwise provided by applicable law.

Section 4.02. Calculation of the Formula Rate for Floating Rate Certificates; Calculation of One-Month LIBOR.

(a)        Calculation of the Formula Rate. On or prior to each LIBOR Determination Date, the Servicer shall determine the Formula Rate for each Class of Floating Rate Certificates for the related Interest Accrual Period based on the determination of One-Month LIBOR made by the Administrator as set forth in this Section 4.02.

(b)        Calculation of One-Month LIBOR. Until the Certificate Principal Balance of each Class of Floating Rate Certificates has been reduced to zero, the Administrator shall establish One-Month LIBOR on each LIBOR Determination Date as follows:

(i)           If on such LIBOR Determination Date a rate for United States dollar deposits for one month appears on the Bloomberg terminal, One-Month LIBOR for the next Interest Accrual Period shall be equal to such rate as of 11:00 A.M., London time;

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(ii)          If such rate does not appear on Bloomberg terminal (or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be selected by the Administrator after consultation with the Servicer), the rate shall be determined as follows:

(x)          The Administrator on the LIBOR Determination Date will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Administrator, to provide the Administrator with its offered quotation for deposits in United States dollars for the upcoming one-month period, commencing on the second LIBOR Business Day immediately following such LIBOR Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m. London time on such LIBOR Determination Date and in a principal amount that is representative for a single transaction in United States dollars in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Determination Date will be the arithmetic mean of such quotations.

(y)          If fewer than two quotations are provided, One-Month LIBOR determined on such LIBOR Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in New York City on such LIBOR Determination Date by three major banks in New York City selected by the Administrator for one-month United States dollar loans to leading European banks, in a principal amount that is representative for a single transaction in United States dollars in such market at such time; provided, however, that if the banks so selected by the Administrator are not quoting as mentioned in this sentence, One-Month LIBOR determined on such LIBOR Determination Date will continue to be One-Month LIBOR as then currently in effect on such LIBOR Determination Date.

(iii)        The establishment of One-Month LIBOR on each LIBOR Determination Date by the Administrator and the Servicer’s calculation of the rate of interest applicable to the Offered Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding. The Administrator shall, upon determination of One-Month LIBOR for the relevant Interest Accrual Period, inform the Servicer (at the facsimile number given to the Administrator in writing) of such rates.

(c)        Statements to Certificateholders. On each Distribution Date, the Servicer shall deliver a copy of the applicable Servicing Certificate delivered to the Administrator and the Paying Agent pursuant to Section 3.16 to each Certificateholder concurrently with each distribution to Certificateholders (the “Monthly Distribution Statement”).

In the case of information furnished pursuant to clauses (ii) and (iii) of Section 3.16, the amounts shall be expressed, in a separate section of the report, as a dollar amount per Offered Certificate for each $1,000 original dollar amount as of the Closing Date.

The Servicer will make the reports referred to in this section (and, at its option, any additional files containing the same information in an alternative format) available each month to

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Certificateholders and other parties to this Agreement via the Servicer’s website, which is presently located at www.hsbcusa.com/hsbc_finance/abs. Persons that are unable to use the above website are entitled to have a paper copy mailed to them via first class mail by requesting a paper copy in a written request addressed to the Servicer at the address listed in Section 10.05. The Servicer shall have the right to change the way the reports referred to in this section are distributed in order to make such distribution more convenient and/or more accessible to the above parties and to the Certificateholders. The Servicer shall provide timely and adequate notification to the Administrator and the Paying Agent, who shall thereupon provide a copy of such notice to Certificateholders, regarding any such change.

(d)         The Servicer shall also give access to such statement to each Rating Agency at the time it gives access to such statement to the Administrator and the Paying Agent.

(e)        Reports and computer tapes furnished by the Servicer pursuant to this Agreement shall be deemed confidential and of a proprietary nature, and shall not be copied or distributed except to the extent provided in this Agreement and to the extent required by law or to the Rating Agencies, the Depositor and to the extent the Servicer instructs the Administrator in writing to furnish information regarding the Trust or the Home Equity Loans to third-party information providers. No Person entitled to receive copies of such reports or tapes or lists of Certificateholders shall use the information therein for the purpose of soliciting the customers of the Seller or for any other purpose except as set forth in this Agreement.

(f)         On or before February 28 of each year beginning in 2008, the Servicer shall prepare or cause to be prepared and shall forward or give access to the Administrator the information set forth in clauses (i) and (ii) of Section 3.16 aggregated for the preceding calendar year. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Code.

(g)        On or before March 15 of each calendar year beginning in 2008, the Servicer shall forward or give access to the Administrator for mailing to each Person who at any time during the preceding calendar year was a Holder of a Residual Certificate a statement containing the applicable distribution information provided pursuant to this Section aggregated for such calendar year or applicable portion thereof during which such Person was a Holder of a Residual Certificate together with any other information relating to the Trust reasonably required in order to enable a Holder of a Residual Certificate to timely prepare and file its U.S. federal income tax returns and reports. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer to the Administrator pursuant to any requirements of the Code.

Section 4.03. Allocation of Realized Losses.

If on any Distribution Date, after giving effect to all distributions to be made on that Distribution Date, the aggregate Certificate Principal Balance of the Offered Certificates exceeds the Pool Balance as of the last day of the related Collection Period, that excess shall be applied sequentially to reduce the Certificate Principal Balances of the Class M-2 and Class M-1

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Certificates, in that order, in each case until the Certificate Principal Balance of such Class is reduced to zero.

Section 4.04. Carryover Reserve Fund.

(a)        The Servicer shall establish and maintain with the Administrator a separate trust account (the “Carryover Reserve Fund”) titled “HSBC Bank USA, National Association, as Administrator, on behalf of U.S. Bank National Association, as Trustee, in trust for the registered holders of HSBC Home Equity Loan Trust (USA) 2007-2, Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-2”. On the Closing Date, the Depositor will cause the sum of $1,000 to be deposited into the Carryover Reserve Fund. In the event that a successor Administrator is appointed as provided in Section 8.19, a new Carryover Reserve Fund shall be promptly established at and maintained by such successor Administrator, and the title of the new Carryover Reserve Fund shall be “[Successor Administrator], as Administrator, on behalf of the Trustee, in trust for the registered holders of HSBC Home Equity Loan Trust (USA) 2007-2, Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-2”, and any amounts in the old Carryover Reserve Fund shall be transferred to the new Carryover Reserve Fund. The Carryover Reserve Fund shall be an Eligible Account.

(b)        The Servicer may cause the institution maintaining the Carryover Reserve Fund to invest any funds in the Carryover Reserve Fund in Permitted Investments (including obligations of the Servicer or of any of its Affiliates, if such obligations otherwise qualify as Permitted Investments), which shall mature or otherwise be available not later than the Business Day next preceding the Distribution Date or on the Distribution Date next following the date of such investment as long as such action does not result in a withdrawal or downgrading of the then current ratings on the Offered Certificates by the Rating Agencies (except that any investment in an obligation of the institution with which the Carryover Reserve Fund is maintained may mature on or before 12:00 noon, Chicago time, on such Distribution Date) and shall not be sold or disposed of prior to its maturity. In the event the Administrator is at any time maintaining the Carryover Reserve Fund, any request by the Servicer to invest funds on deposit in the Carryover Reserve Fund shall be in writing, shall be delivered to the Administrator at or before 10:30 A.M., Chicago time, if such investment is to be made on such day, and shall certify that the requested investment is a Permitted Investment that matures at or prior to the time required hereby. In the absence of such investment instructions, the amounts on deposit in the Carryover Reserve Fund shall remain uninvested. Any such investment shall be registered in the name of or controlled by the Administrator on behalf of the Trustee or in the name of its nominee and to the extent such investments are certificated they shall be maintained in the possession or control of the Administrator on behalf of the Trustee in the state of the Administrator’s Corporate Trust Office. Except as provided above, all income and gain realized from any such investment shall be for the benefit of the Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of the principal amount of any such investments shall be deposited in the Carryover Reserve Fund by the Servicer out of its own funds immediately as realized.

(c)        The Administrator shall hold amounts deposited in the Carryover Reserve Fund on behalf of the Trustee for the benefit of the Certificateholders.

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(d)        The Administrator is hereby authorized to execute purchases and sales of Permitted Investments as directed by the Servicer through the facilities of its own trading or capital markets operations. The Administrator shall send to the Servicer statements reflecting the monthly activity for each such purchase and sale made for the preceding month. Although the Servicer recognizes that it may obtain a broker confirmation or written monthly statement containing comparable information at no additional cost, the Servicer hereby agrees that confirmations of investments are not required to be issued by the Administrator for each month in which a monthly statement is rendered. No statement need be rendered pursuant to the provision of this subsection if no activity occurred in the account for such month.

(e)        On each Distribution Date, any distributions of Net Rate Carryover Amounts to be made to any Holder of an Offered Certificate pursuant to Section 4.01 shall first be remitted from the Collection Account to the Carryover Reserve Fund and then distributed to such Holder.

(f)        Upon the termination of the Trust Fund, any amounts on deposit in the Carryover Reserve Fund shall be distributed to the Holder of the Class R Certificate.

(g)        For federal income tax purposes, the Carryover Reserve Fund shall be treated as owned by the Holder of the Class R Certificate.

ARTICLE V

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THE CERTIFICATES

Section 5.01. The Certificates.

(a)        The Class A-S Certificates, the Class A-M Certificates, the Class A-1F Certificates, the Class A-1V Certificates, the Class A-2F Certificates, the Class A-2V Certificates, the Class A-3F Certificates, the Class A-3V Certificates, the Class A-4 Certificates, the Class M-1 Certificates, the Class M-2 Certificates and the Class R Certificate shall be substantially in the forms set forth in Exhibits A and B, as applicable, and shall, on original issue, be executed by the Trustee on behalf of the Trust, and authenticated and delivered by the Administrator to and upon the written order of the Depositor concurrently with the sale and assignment to the Trustee pursuant to Section 2.01. Each Class of Offered Certificates shall each be initially evidenced by one or more certificates representing the entire Original Class Certificate Principal Balance and shall be held in minimum dollar denominations of $25,000 and multiples of $1,000 in excess thereof.

(b)        The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of any officer of the Trustee duly authorized to execute such Certificates on behalf of the Trust. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Administrator substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 5.02, each Class of Offered Certificates shall be Book-Entry Certificates. The Class R Certificate shall issued in fully registered certificated form only in a minimum percentage interest of 100%.

Section 5.02. Certificate Register; Registration of Transfer and Exchange of Certificates.

(a)        The Certificate Registrar shall cause to be kept at its corporate trust office (which shall be the Corporate Trust Office of the Administrator if the Administrator is the Certificate Registrar) a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of the Certificates and of transfers and exchanges of the Certificates as herein provided. The Administrator shall initially serve as Certificate Registrar for the purpose of registering the Certificates and transfers and exchanges of Certificates as herein provided.

(b)        Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph, and in the case of the Residual Certificate, upon satisfaction of the conditions

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applicable to such Certificates set forth below, the Trustee shall execute on behalf of the Trust, and the Administrator shall authenticate and deliver in the name of the designated transferee or transferees, one or more new Certificates of a like Class and of the same aggregate Percentage Interest dated the date of authentication by the Administrator.

(c)        At the option of the Certificateholders, Certificates may be exchanged for other Certificates, but solely for Certificates of like Class, in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust, and the Administrator shall authenticate and deliver, the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee, the Administrator or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Administrator and the Certificate Registrar duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing.

(d)        Except as provided in Section 5.02(f), the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) transfers of the Book-Entry Certificates may not be registered by the Administrator except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and registration of transfers of such Certificates; (iii) ownership and registration of transfers of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Administrator shall deal with the Depository as representative of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

(e)        All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer ownership interests represented by Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures. The parties hereto are hereby authorized to execute a letter of representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement the terms of this Agreement shall control.

(f)        If (i) (x) the Depository or the Depositor advises the Trustee and the Administrator in writing that the Depository is no longer willing or able to discharge properly

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its responsibilities as Depository and (y) the Administrator or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, with the consent of the Trustee and the Administrator, elects to terminate the book-entry system through the Depository or (iii) after the occurrence of a Servicer Termination Event, the Majority Certificateholder advises the Trustee, the Administrator and Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (the “Definitive Certificates”) to Certificate Owners is no longer in the best interests of the Certificate Owners, upon surrender to the Certificate Registrar of the Classes of Offered Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall, at the Servicer’s expense, execute on behalf of the Trust, and the Administrator shall, upon written order of the Depositor, authenticate, the Definitive Certificates. None of the Depositor, the Servicer, the Administrator or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Administrator, to the extent applicable with respect to such Definitive Certificates, and the Trustee, the Administrator, the Certificate Registrar, the Servicer and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(g)        No service charge shall be made for any Transfer or exchange of Certificates of any Class, but the Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates.

(h)        All Certificates surrendered for Transfer and exchange shall be cancelled and subsequently disposed of by the Certificate Registrar.

(i)         Except with respect to the transfer of the Class R Certificates to the Depositor or an Affiliate of the Depositor, no transfer of an ERISA-Restricted Certificate shall be made unless the Administrator shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Administrator (in the event such Certificate is a Residual Certificate, such requirement is satisfied only by the Administrator’s receipt of a representation letter from the transferee substantially in the form of Exhibit D), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or Section 4975 of the Code or a Person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement (determined under 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA, or under other authority under ERISA) to effect such transfer, or (ii) in the case of an ERISA-Restricted Certificate (other than a Residual Certificate), a representation that the purchaser is an insurance company that is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate (other than a Residual Certificate) presented for registration in the name of an employee benefit plan subject to Title I of ERISA, a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other

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person acting on behalf of any such plan or arrangement or using such plan’s or arrangement’s assets, an Opinion of Counsel satisfactory to the Administrator (which Opinion of Counsel shall not be an expense of the Depositor, the Trustee, the Servicer, the Administrator, the Certificate Registrar or the Trust Fund), addressed to the Administrator, to the effect that the purchase and holding of such ERISA-Restricted Certificate (x) shall not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA or Section 4975 of the Code and (y) either will not cause the underlying assets to be deemed “plan assets” under ERISA or Section 4975 of the Code or is covered under the Underwriter Exemption or another exemption providing a similar scope of relief and shall not subject the Trustee, the Administrator, the Certificate Registrar or the Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate, in the event the representation letter referred to in clause (i) or (ii) of the preceding sentence is not furnished, the representation in clause (i) shall be deemed to have been made to the Administrator by the transferee’s (including an initial acquirer’s) acceptance of the ERISA-Restricted Certificates. Notwithstanding anything else to the contrary herein, (a) any purported transfer of an ERISA-Restricted Certificate (other than a Residual Certificate) to or on behalf of an employee benefit plan subject to ERISA or the Code without the delivery to the Administrator of an Opinion of Counsel satisfactory to the Administrator as described above shall be void and of no effect and (b) any purported transfer of a Residual Certificate to a transferee that does not make the representation in clause (i) above shall be void and of no effect.

The Class R Certificate may not be sold to any employee benefit plan subject to Title I of ERISA or any plan subject to Section 4975 of the Code or any Person investing on behalf or with plan assets of such plan.

To the extent permitted under applicable law (including, but not limited to, ERISA), the Administrator shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(i) or for making any distributions due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as, in the case of a Definitive Certificate, the transfer was registered by the Administrator in accordance with the foregoing requirements.

(j)         Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)           Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Administrator of any change or impending change in its status as a Permitted Transferee.

(ii)          Except in connection with any registration in the name of, or transfer of a Residual Certificate to, an affiliate of the Depositor (either directly or through a nominee) in connection with the initial issuance of the Certificates, no Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and

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the Administrator shall not register the Transfer of any Residual Certificate, unless the Administrator shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee in the form attached hereto as Exhibit D.

(iii)        Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

(iv)         Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(i) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(i), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Administrator shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not in compliance with this Section 5.02(i) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit. The Administrator shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Administrator shall be paid and delivered by the Administrator to the last preceding Permitted Transferee of such Certificate.

(v)          The Depositor shall use its best efforts to make available, upon receipt of written request from the Administrator, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(j) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Administrator of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Servicer or the Administrator, to the effect that the elimination of such restrictions will not cause any REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Administrator and the Trustee, is reasonably necessary (x) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not

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transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (y) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates. If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee, the Administrator, the Servicer and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee, the Administrator or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust, and the Administrator shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee, the Administrator or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, the Administrator and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Servicer, the Depositor, the Trustee, the Administrator, the Certificate Registrar and any agent of the Servicer, the Depositor, the Trustee, the Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Servicer, the Depositor, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

Section 5.05. Appointment of Paying Agent.

(a)        The Paying Agent shall make distributions to Certificateholders from the Collection Account pursuant to Section 4.01 and shall report the amounts of such distributions to the Administrator. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Collection Account pursuant to Section 3.03 for the purpose of making the distributions referred to above and (ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be a corporation duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Administrator. The Administrator may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor.

(b)        The Administrator shall cause the Paying Agent (if other than the Administrator) to execute and deliver to the Administrator an instrument in which such Paying Agent shall agree with the Administrator that such Paying Agent shall hold all sums, if any, held by it for

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payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree that it shall comply with all requirements of the Code regarding the withholding of payments in respect of federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.

Section 5.06. Actions of Certificateholders.

(a)        Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by their agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when required, to the Administrator, the Depositor or the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Administrator, the Depositor and the Servicer, if made in the manner provided in this Section.

(b)        The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee or the Administrator, as the case may be, deems sufficient.

(c)        Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Trustee, the Depositor or the Servicer in reliance therein, whether or not notation of such action is made upon such Certificate.

(d)        The Trustee and the Administrator, as the case may be, may require such additional proof of any matter referred to in this Section 5.06 as it shall deem necessary.

ARTICLE VI

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THE SERVICER AND THE DEPOSITOR

Section 6.01. Liability of the Servicer and the Depositor. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Servicer herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor herein.

Section 6.02. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer or the Depositor. Any corporation into which the Servicer or Depositor may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Servicer or the Depositor shall be a party, or any corporation succeeding to the business of the Servicer or the Depositor, shall be the successor of the Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, and, solely with respect to the Servicer, so long as such entity is investment grade rated, anything herein to the contrary notwithstanding. The Servicer shall, at least 15 calendar days prior to the effective date of any such merger, consolidation or succession, provide written notice thereof to the Depositor, in form and substance reasonably satisfactory to the Depositor, containing all information reasonably requested by the Depositor in order for the Depositor to comply with its reporting obligation under Item 6.02 of Form 8-K.

Section 6.03. Limitation on Liability of the Servicer, the Depositor and Others. None of the Servicer, the Depositor, or any director, officer, employee or agent of the Servicer or the Depositor shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Servicer or the Depositor, as applicable, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer, the Depositor or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder, and that this provision shall not be construed to entitle the Servicer to indemnity in the event that amounts advanced by the Servicer to retire any senior Lien exceed Net Liquidation Proceeds realized with respect to the related Home Equity Loan. The Servicer, the Depositor and any director, officer, employee or agent of the Servicer or the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer, the Depositor and any director, officer, employee or agent of the Servicer or the Depositor shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Home Equity Loan or Home Equity Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Servicer nor the Depositor shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement, and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer or the Depositor may, in its sole discretion, undertake any such action

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which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom and any claims by the Servicer or the Depositor hereunder for indemnification shall be expenses, costs and liabilities of the Trust, and the Servicer or the Depositor, as the case may be, shall be entitled to be reimbursed therefor and indemnified pursuant to the terms hereof from amounts deposited in the Collection Account as provided by Section 3.03. The Servicer’s and the Depositor’s right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Servicer pursuant to Section 6.04 or 8.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). The Servicer shall have no claim (whether by subrogation or otherwise) or other action against any Certificateholder for any amounts paid by the Servicer pursuant to any provision of this Agreement.

Section 6.04. Servicer Not to Resign. Subject to the provisions of Section 6.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; (b) each Rating Agency shall have confirmed to the Trustee that the appointment of such proposed successor servicer as Servicer hereunder will not result in the reduction or withdrawal of the then-current ratings of the Offered Certificates; and (c) such proposed successor servicer has agreed in writing to assume the obligations of Servicer hereunder and the Servicer has delivered to the Trustee an Opinion of Counsel to the effect that all conditions precedent to the resignation of the Servicer and the appointment of and acceptance by the proposed successor servicer have been satisfied; provided, however, that in the case of clause (i) above no such resignation by the Servicer shall become effective until the Trustee shall have assumed the Servicer’s responsibilities and obligations hereunder or the Trustee shall have designated a successor servicer in accordance with Section 7.02; and, provided further that as a condition precedent to the effectiveness of any such resignation of the Servicer, the Servicer shall, at least 15 calendar days prior to the effective date of such resignation, provide written notice thereof to the Depositor, in form and substance reasonably satisfactory to the Depositor, containing all information reasonably requested by the Depositor in order for the Depositor to comply with its reporting obligations under Item 6.02 of Form 8-K.

Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer pursuant to clause (i) of the preceding paragraph shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee.

Section 6.05. Delegation of Duties. The Servicer initially appoints each Subservicer to subservice the related Home Equity Loans in accordance with the standards set

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forth in Section 3.01. In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those with which the Servicer complies pursuant to Section 3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04. The Servicer shall provide each Rating Agency, the Administrator and the Trustee with written notice prior to the delegation of any of its duties to any Person other than any of the Servicer’s Affiliates or their respective successors and assigns.

Section 6.06. Tax Matters.

It is intended that the assets with respect to which any REMIC election is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a “real estate mortgage investment conduit” as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Servicer covenants and agrees that it shall act as agent on behalf of any such REMIC and that in such capacity it shall:

(i)           prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to any such REMIC, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

(ii)          within 30 days after the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

(iii)        make or cause to be made elections that such assets be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

(iv)         prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption;

(v)          provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an

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agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

(vi)         to the extent that they are under its control conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status as a REMIC under the REMIC Provisions;

(vii)       not knowingly or intentionally take any action or omit to take any action that would cause the termination of the tax status of any REMIC;

(viii)      cause the Administrator to pay, at the direction of the Servicer, from the sources specified in the last paragraph of this Section 6.06, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on any such REMIC prior to its termination when and as the same shall be due and payable (but such obligation shall not prevent the Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Servicer from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

(ix)         ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules;

(x)          maintain records relating to any such REMIC, including but not limited to the income, expenses, assets and liabilities thereof and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and

(xi)         as and when necessary and appropriate, represent any such REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any such REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any such REMIC, and otherwise act on behalf of any such REMIC in relation to any tax matter or controversy involving it.

In order to enable the Servicer to perform its duties as set forth in this Agreement, the Depositor shall provide, or cause to be provided, to the Servicer within ten (10) days after the Closing Date all information or data that the Servicer requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Home Equity Loans. Thereafter, the Depositor shall provide to the Servicer promptly upon written request therefor, any such additional information or data that the Servicer may, from time to time, reasonably request in order to enable the Servicer to perform its duties as set forth in this Agreement. The Servicer hereby indemnifies the Administrator for any losses,

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liabilities, damages, claims or expenses of the Administrator arising from any errors or miscalculations of the Administrator that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Administrator on a timely basis.

In the event that any tax is imposed on “prohibited transactions” of any REMIC hereunder as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of such REMIC as defined in Section 860G(c) of the Code, on any contribution to any REMIC hereunder after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any minimum tax imposed upon any REMIC hereunder pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, such tax shall be paid by (i) the Administrator, if any such other tax arises out of or results from a breach by the Administrator of any of its obligations under this Agreement, (ii) the Servicer, in the case of any such minimum tax, or if such tax arises out of or results from a breach by the Servicer or the Depositor of any of their obligations under this Agreement or (iii) in all other cases, or in the event that the Administrator, the Servicer or the Depositor fails to honor its obligations under the preceding clause (i) or (ii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders.

For federal income tax purposes, the Carryover Reserve Fund shall not be an asset of any REMIC created hereunder, but will be an outside reserve fund (within the meaning of Treasury Regulation Section 1.860G-2(h)) that is treated as owned by the Holder of the Class R Certificate and the rights of the holders of the REMIC regular interests to receive any payments of Net Rate Carryover shall be treated as both (i) rights with respect to a notional principal contract written by the Holder of the Class R Certificate and (ii) contractual rights coupled with REMIC regular interests within the meaning of Treasury Regulation Section 1.860G-2(i). Any payments of Net Rate Carryover Amount shall be treated as first distributed with respect to the Class R Certificate and then as paid into the Carryover Reserve Fund for payment to the holders of the REMIC regular interests.

In addition, for federal income tax purposes, the Derivative Contract Reserve Fund shall not be an asset of any REMIC created hereunder, but will be an outside reserve fund (within the meaning of Treasury Regulation Section 1.860G-2(h)) that is treated as owned by the Holder of the Class R Certificate.

ARTICLE VII

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SERVICER TERMINATION EVENTS

Section 7.01. Servicer Termination Events. If any one of the following events (“Servicer Termination Events”) shall occur and be continuing:

(a)        Any failure by the Servicer to deposit in the Collection Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of five (5) Business Days after the date upon which written notice of such failure shall have been given to the Servicer by the Administrator, the Trustee or the Depositor, or to the Servicer, the Administrator, the Depositor and the Trustee by the Majority Certificateholder; or

(b)        Any failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Certificates or in this Agreement, which failure (A) materially and adversely affects the interests of Certificateholders and (B) continues unremedied for a period of sixty (60) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Administrator, the Trustee or the Depositor, or to the Servicer, the Administrator, the Depositor and the Trustee by the Majority Certificateholder; provided, however, that such 60-day cure period shall not apply to any failure to comply with the requirements set forth in Section 3.10, Section 6.02 (with respect to notice to the Depositor) or Section 6.04 (with respect to notice to the Depositor), and the grace period for any such failure shall not exceed the lesser of 10 calendar days or such period in which the applicable report under the Exchange Act can be filed (without taking into account any extensions);

(c)        The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(d)        The consent by the Servicer to the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

then, and in each and every case, so long as a Servicer Termination Event shall not have been remedied by the Servicer, either the Trustee or the Depositor may, and at the direction of the Majority Certificateholder, the Trustee shall, by notice then given in writing to the Servicer, the Depositor, the Administrator and the Trustee, as applicable, terminate all of the rights and obligations of the Servicer as servicer under this Agreement; provided, however, that in the event of a Servicer Termination Event related to a failure to comply with an Exchange Act Filing

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Obligation, the Servicer may only be terminated at the direction of the Depositor; and provided, further, that the responsibilities and duties of the initial Servicer with respect to the purchase of Home Equity Loans pursuant to Sections 2.02, 2.04(c) and 3.01 shall not terminate. Any such notice to the Servicer shall also be given to each Rating Agency. On or after the receipt by the Servicer of such written notice, all authority and power of, and all benefits accruing to, the Servicer under this Agreement, whether with respect to the Certificates or the Home Equity Loans or otherwise, shall pass to and be vested in the Trustee or, if a successor Servicer has been appointed under Section 7.02, such successor Servicer pursuant to and under this Section 7.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Home Equity Loan and related documents, or otherwise. The Servicer agrees to cooperate with the Trustee and the successor Servicer in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the successor Servicer or the Trustee, as the case may be, for the administration by it of all cash amounts that shall at the time be held by the terminated Servicer and to be deposited by it in the Collection Account, or that have been deposited by the terminated Servicer in the Collection Account or thereafter received by the terminated Servicer with respect to the Home Equity Loans, and the recordation of Assignments of Mortgages to the Trustee, on behalf of the Trust, if MERS is not the mortgagee of a Home Equity Loan or otherwise in accordance with Section 7.02(c).

Notwithstanding the foregoing, a delay in or failure of performance under Section 7.01(a) for a period of five (5) Business Days or under Section 7.01(b) for a period of sixty (60) days, shall not constitute a Servicer Termination Event if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God, acts of declared or undeclared war, public disorder, terrorism, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement, and the Servicer shall provide the Trustee, the Administrator, the Depositor, the Certificateholders with an Officer’s Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Trustee, the Administrator and each Rating Agency in writing of any Servicer Termination Events.

Section 7.02. Trustee to Act; Appointment of Successor.

(a)        On and after the time the Servicer resigns pursuant to Section 6.04(i) or receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof; provided, however, that the responsibilities and duties of HSBC Finance as Servicer with respect to the purchase of the Home Equity Loans pursuant to Sections 2.02, 2.04(c) and 3.01 and the indemnification obligation pursuant to Section 2.04(d) shall not terminate. As compensation therefor, the Trustee shall be entitled to such compensation as the Servicer would have been entitled to

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hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Servicer, or (ii) if the Trustee is legally unable so to act, the Trustee may (in the situation described in clause (i)) or shall (in the situation described in clause (ii)) appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution or other mortgage loan or home equity loan servicer having all licenses and permits required in order to perform its obligations hereunder and a net worth of not less than $50,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the then-current ratings assigned to any class of the Offered Certificates by the Rating Agencies, as evidenced by a writing to such effect delivered to the Trustee and the Administrator and any successor servicer appointed hereunder shall be reasonably acceptable to the Depositor. Pending appointment of a successor to the Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Home Equity Loans in an amount equal to the compensation which the Servicer would otherwise have received pursuant to Section 3.09 (or such lesser compensation as the Trustee and such successor shall agree). The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. All costs incurred in transferring the servicing to a successor servicer shall be paid by the Servicer.

(b)        Any successor, including the Trustee, to the Servicer as servicer shall during the term of its service as servicer (i) continue to service and administer the Home Equity Loans for the benefit of Certificateholders and (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.12. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer (including, without limitation, any deductible under an insurance policy pursuant to Section 3.04), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer or the Depositor of any of their representations or warranties contained herein or in any related document or agreement.

(c)        In connection with the termination or resignation of the Servicer hereunder, either (i) the successor Servicer, including the Trustee if the Trustee is acting as successor Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Home Equity Loans that are registered with MERS, in which case the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Servicer as necessary under MERS’ rules and regulations, or (ii) the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgages from MERS to the Trustee, on behalf of the Trust, and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Home Equity Loan or servicing of such Home Equity Loan

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on the MERS® System to the successor Servicer. The predecessor Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Servicer shall bear any and all fees of MERS, costs of preparing any Assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this subsection (c). The successor Servicer shall cause such assignment to be delivered to the Trustee promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such Assignment of Mortgage was recorded.

(d)        In the event that the Servicer is terminated pursuant to Section 7.01 hereof, any successor to the Servicer as servicer under this Agreement, including the Trustee, shall provide to the Depositor, in written form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order for the Depositor to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a successor servicer.

Section 7.03. Notification to Certificateholders. Upon any termination or appointment of a successor to the Servicer pursuant to Section 6.04 or this Article VII, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register and each Rating Agency.

ARTICLE VIII

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THE TRUSTEE AND THE ADMINISTRATOR

Section 8.01. Duties of Trustee. The Trustee is authorized and directed to execute and deliver or cause to be executed and delivered, on behalf of the Trust, the Transfer Agreement, the Certificates and each certificate or other document attached as an exhibit to or contemplated by the Transaction Documents to be executed and delivered on behalf of the Trust. The Trustee, prior to the occurrence of a Servicer Termination Events and after the curing of all Servicer Termination Events which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicer Termination Event of which a Responsible Officer of the Trustee shall have actual knowledge has occurred (which has not been cured), the Trustee shall exercise such rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

(i)           prior to the occurrence of an Servicer Termination Event of which a Responsible Officer of the Trustee shall have actual knowledge, and after the curing of all such Servicer Termination Events which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

(ii)          the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in performing its duties in accordance with the terms of this Agreement;

(iii)        the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or in accordance with the direction of the Majority Certificateholder relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

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(iv)         the Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clauses (a) and (b) of Section 7.01 unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer or the Majority Certificateholder.

The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

Section 8.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 8.01:

(a)        the Trustee may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officer’s Certificate, Servicing Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)        the Trustee may consult with counsel and any written advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(c)        the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of a Servicer Termination Event of which a Responsible Officer of the Trustee has actual knowledge (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

(d)        the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

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(e)        prior to the occurrence of a Servicer Termination Event of which a Responsible Officer of the Trustee has actual knowledge and after the curing of all Servicer Termination Events which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Majority Certificateholder; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand. Nothing in this clause (e) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors; and

(f)        the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian (except that the Trustee shall not be responsible for selecting the Servicer as custodian and bailee).

Section 8.03. Trustee Not Liable for Certificates or Home Equity Loans. The recitals contained herein and in the Certificates shall be taken as the statements of the Servicer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature of the Trustee on the Certificates) or of any Home Equity Loan or related document. The Trustee shall not be accountable for the use or application by the Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Servicer in respect of the Home Equity Loans or deposited in or withdrawn from the Collection Account by the Servicer. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Home Equity Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); the existence and contents of any Home Equity Loan on any computer or other record thereof (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); the validity of the assignment of any Home Equity Loan to the Trustee, on behalf of the Trust, or of any intervening assignment; the completeness of any Home Equity Loan; the performance or enforcement of any Home Equity Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); the compliance by the Depositor or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee’s receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of the Depositor, the Servicer (other than if the Trustee shall

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assume the duties of the Servicer pursuant to Section 7.02), any Subservicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02 and shall engage such Subservicer as its subservicer) or any Mortgagor; any action of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02), or any Subservicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02 and shall engage such Subservicer as its subservicer) taken in the name of the Trustee; or any action by the Trustee taken at the instruction of the Servicer in accordance with the terms of this Agreement (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer) or to prepare or file any SEC filing for the Trust or to record this Agreement.

Section 8.04. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the Depositor, the Servicer and their Affiliates with the same rights as it would have if it were not Trustee.

Section 8.05. Servicer to Pay Trustee’s Fees and Expenses. The Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. In addition, the Servicer and the Depositor, jointly and severally, covenant and agree to indemnify the Trustee from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses other than those resulting from the Trustee’s willful malfeasance, bad faith or gross negligence or by reason of the Trustee’s reckless disregard of its obligations and duties hereunder.

Section 8.06. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be

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a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

Section 8.07. Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer and each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee; provided, however, that any such successor Trustee shall be subject to the prior written approval of the Servicer. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

As a condition precedent to the effectiveness of any such resignation, the Trustee shall provide to the Depositor and the Servicer, at least 30 calendar days prior to the effective date of such resignation, written notice, in form and substance reasonably satisfactory to the Depositor and the Servicer, containing all information reasonably requested by the Depositor and the Servicer in order for the Depositor to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to the resignation of the Trustee. If the Trustee fails to fulfill its obligations under this Section 8.07 with respect to notice to the Depositor and the Servicer and such failure continues for the lesser of 10 calendar days or such period in which the applicable Exchange Act report can be filed timely (without taking into account any extensions), the Servicer may terminate the Trustee.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee. If the Depositor removes the Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

Section 8.08. Successor Trustee. Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Administrator and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if

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originally named as Trustee. The successor Trustee shall, at least 30 days prior to the effective date of its acceptance, provide to the Depositor and the Servicer written notice in form and substance reasonably satisfactory to the Depositor and the Servicer containing all information reasonably requested by the Depositor and the Servicer in order for the Depositor to comply with its reporting obligations under Item 6.02 of Form 8-K with respect to a replacement of the Trustee. The Depositor, the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance (i) such successor Trustee shall be eligible under the provisions of Section 8.06, and (ii) the unsecured long-term debt of such successor Trustee is rated at least “A3” by Moody’s. The successor Trustee shall not accept such appointment if the Rating Agencies have sent written notice to the Depositor that such successor Trustee will result in a withdrawal or a downgrading of the then current ratings on any Class of the Offered Certificates. The predecessor Trustee shall notify the Rating Agency of the appointment of any successor Trustee.

Upon acceptance of appointment by a successor Trustee as provided in this Section, the Servicer shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Servicer fails to mail such notice within 30 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

Section 8.09. Merger or Consolidation of Trustee.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

The Trustee shall provide to the Depositor and the Servicer, within two Business Days following the effective date of any such merger or consolidation, written notice, in form and substance typically issued by the Trustee for such purpose, containing all information reasonably required in order for the Depositor to comply with its reporting obligation under Form 8-K with respect to a replacement trustee.

Section 8.10. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by them to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or

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any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Servicer. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case an Servicer Termination Events shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)           all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)          no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)        the Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee, except that following the occurrence of a Servicer Termination Event which has not been cured, the Trustee acting alone may accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor and the Servicer.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any

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lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

Section 8.11. Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto. Any such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the benefit of the Certificateholders.

Section 8.12. Inspection of Mortgage Files. Following the time that the Mortgage Files have been delivered to the Trustee upon reasonable prior notice and during regular business hours, the Trustee shall permit representatives of applicable state regulatory agencies to inspect the Mortgage Files on the Trustee’s premises or shall provide such documents at such places required by state regulations, including the offices of the Subservicers. Any loss incurred by the Trustee in fulfilling such obligations shall be paid by the Servicer.

Section 8.13. Duties of Administrator. The Administrator undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. No provision of this Agreement shall be construed to relieve the Administrator from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

(i)           the duties and obligations of the Administrator shall be determined solely by the express provisions of this Agreement, the Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Administrator, the Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Administrator and conforming to the requirements of this Agreement; and

(ii)          the Administrator shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Administrator, unless it shall be proved that the Administrator was negligent in performing its duties in accordance with the terms of this Agreement.

The Administrator shall have all of the rights and benefits of and limitations on liability afforded to the Trustee under this Article VIII to the same extent as though the Administrator had been named in the various provisions of Article VIII, except (i) to the extent otherwise provided in Sections 8.13, 8.14, 8.15, 8.16, 8.17, 8.19 and 8.20 (for example, Section 8.16 shall apply instead of Section 8.05) and (ii) with respect to Section 8.03, the Administrator shall be responsible for the Administrator’s certificate of authentication on the Certificates.

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In acting under this Agreement and the other Transaction Documents to which it is a party and in connection with the Certificates, the Administrator is acting solely as an agent of the Trustee on behalf of the Trust and does not assume any obligation or relationship of agency for or with, or any fiduciary obligation towards, any of the Holders of the Certificates

The Administrator shall be obligated to make payments pursuant to the terms of the Transaction Documents only if, and only to the extent that, sufficient funds are available therefor in the Collection Account. In no event shall the Administrator, in its capacity as Administrator or Paying Agent or in its individual capacity, be liable for any such payments.

In each case that the Administrator (including in its capacity as Paying Agent hereunder) may be or is required hereunder or under any other Transaction Document to which it is a party to take any action (an “Action”), including without limitation to make any determination or judgment (including without limitation the proper reporting and/or withholding for federal income tax purposes required with respect to any payment made under any Transaction Document for which the Administrator has a reporting and/or withholding obligation for federal income tax purposes), to exercise rights or powers or otherwise act hereunder or thereunder, the Administrator may seek direction from the Servicer. The Administrator shall not be liable with respect to any Action taken or omitted to be taken by it in good faith in accordance with the direction from the Servicer. If the Administrator shall request direction from the Servicer with respect to any Action, the Administrator shall be entitled to refrain from such Action unless and until such Administrator shall have received written direction from the Servicer, and the Administrator shall not incur liability to any Person by reason of so refraining.

The Administrator shall not be responsible for filing any financing or continuation statement or otherwise taking any action in connection with any security interest or lien granted pursuant to the Transaction Documents.

The Administrator shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement.

Section 8.14. Certain Matters Affecting the Administrator. Except as otherwise provided in Section 8.13:

(i)           the Administrator may request and rely upon, and shall be protected in acting or refraining from acting in reliance upon, any resolution, Opinion of Counsel, Officer’s Certificate, Servicing Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

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(ii)          the Administrator may consult with counsel and any written advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel; and

(iii)        the Administrator shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

Section 8.15. Administrator May Own Certificates. The Administrator in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the Depositor, the Servicer, the Trustee and their Affiliates with the same rights as it would have if it were not Administrator.

Section 8.16. Servicer to Pay Administrator’s Fees and Expenses. The Servicer covenants and agrees to pay to the Administrator from time to time, and the Administrator shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a Administrator of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Administrator, and the Servicer will pay or reimburse the Administrator upon its request for all reasonable expenses, disbursements and advances incurred or made by the Administrator in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

The Administrator (including in its roles as Certificate Registrar and Paying Agent) and any director, officer, employee or agent of the Administrator shall be indemnified by the Servicer and held harmless by the Servicer against any loss, liability or expense (including reasonable attorney’s fees and expenses) arising out of, relating to or in connection with (i) this Agreement, the Certificates and the other Transaction Documents to which it is a party or in connection with their respective duties hereunder or any legal action relating thereto, other than any loss, liability or expense incurred by reason of willful misconduct, negligence or bad faith in the performance of the Administrator’s duties hereunder or thereunder and (ii) any audit, controversy or judicial proceeding relating to a governmental taxing authority with respect to this Agreement, the Certificates and the other Transaction Documents.

Notwithstanding anything contained in this Agreement or any of the other Transaction Documents to the contrary, the indemnification provided for in this Section 8.16 shall survive the payment of the Certificates, the resignation or removal of the Administrator and/or the termination of this Agreement.

Section 8.17. Eligibility Requirements for Administrator. The Administrator hereunder shall at all times be a corporation duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports

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of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Administrator shall cease to be eligible in accordance with the provisions of this Section, the Administrator shall resign immediately in the manner and with the effect specified in Section 8.18.

Section 8.18. Resignation or Removal of Administrator. The Administrator may at any time resign and be discharged from its duties hereby created by giving written notice thereof to the Depositor, the Servicer, the Trustee and each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Administrator and one copy to the successor Administrator; provided, however, that any such successor Administrator shall be subject to the prior written approval of the Servicer. If no successor Administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Administrator may petition any court of competent jurisdiction for the appointment of a successor Administrator.

As a condition precedent to the effectiveness of any such resignation, the Administrator shall provide to the Depositor and the Servicer, at least 30 calendar days prior to the effective date of any such resignation, written notice, in form and substance reasonably satisfactory to the Depositor and the Servicer, containing all information reasonably requested by the Depositor in order for the Depositor to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to the resignation of the Administrator. If the Administrator fails to fulfill its obligations under this Section 8.18 with respect to notice to the Depositor and the Servicer and such failure continues for the lesser of 10 calendar days or such period in which the applicable Exchange Act report can be filed timely (without taking into account any extensions), the Servicer may terminate the Administrator.

If at any time the Administrator shall cease to be eligible in accordance with the provisions of Section 8.17 and shall fail to resign after written request therefor by the Depositor, or if at any time the Administrator shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Administrator. If the Depositor removes the Administrator under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Administrator so removed and one copy to the successor Administrator.

Any resignation or removal of the Administrator and appointment of a successor Administrator pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Administrator as provided in Section 8.19.

Section 8.19. Successor Administrator. Any successor Administrator appointed as provided in Section 8.18 shall execute, acknowledge and deliver to the Depositor, the Trustee and to its predecessor Administrator an instrument accepting such appointment hereunder, and

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thereupon the resignation or removal of the predecessor Administrator shall become effective and such successor Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Administrator. The successor Administrator shall, at least 30 days prior to the effective date of its acceptance, provide to the Depositor and the Servicer written notice in form and substance reasonably satisfactory to the Depositor and the Servicer containing all information reasonably requested by the Depositor and the Servicer in order for the Depositor to comply with its reporting obligations under Item 6.02 of Form 8-K with respect to a replacement of the Administrator. The Depositor, the Servicer, the Trustee and the predecessor Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Administrator all such rights, powers, duties and obligations.

No successor Administrator shall accept appointment as provided in this Section unless at the time of such acceptance (i) such successor Administrator shall be eligible under the provisions of Section 8.17, (ii) the unsecured long-term debt of such successor Administrator is rated at least “A3” by Moody’s or (iii) the Rating Agencies have confirmed that such successor Administrator will not result in a withdrawal or a downgrading of the then current ratings on any Class of the Offered Certificates. The Servicer shall notify the Rating Agency of the appointment of any successor Administrator.

Upon acceptance of appointment by a successor Administrator as provided in this Section, the Servicer shall mail notice of the succession of such Administrator hereunder to the Trustee, all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Servicer fails to mail such notice within 30 days after acceptance of appointment by the successor Administrator, the successor Administrator shall cause such notice to be mailed at the expense of the Servicer.

Section 8.20. Merger or Consolidation of Administrator.

Any corporation into which the Administrator may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Administrator shall be a party, or any corporation succeeding to all or substantially all of the business of the Administrator, shall be the successor of the Administrator hereunder, provided that such corporation shall be eligible under the provisions of Section 8.17, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

The Administrator shall provide to the Depositor and the Servicer within two business days following the effective date of any such merger or consolidation, written notice, in form and substance typically issued by the Administrator for such purpose, containing all information reasonably required in order for the Depositor to comply with its reporting obligation under Form 8-K with respect to a replacement administrator.

ARTICLE IX

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TERMINATION

Section 9.01. Termination.

(a)        The respective obligations and responsibilities of the Depositor, the Servicer, the Administrator and the Trustee created hereby (other than the obligation of the Administrator to make certain payments to Certificateholders after the Final Scheduled Distribution Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee and the Administrator of the earliest of (i) the final payment or other liquidation of the last Home Equity Loan remaining in the Trust and (ii) the optional purchase by the Servicer of the Home Equity Loans as described below in this Section 9.01; provided that in no event shall the Trust created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof and (ii) the Latest Possible Maturity Date. Upon termination in accordance with clause (i) or (ii) of this Section 9.01, the Trustee shall execute such documents and instruments of transfer, in each case without recourse, representation or warranty, presented by the Depositor and take such other actions as the Depositor may reasonably request to effect the retransfer of the Home Equity Loans to the Depositor.

(b)        The Servicer may, at its option, terminate this Agreement on any Distribution Date following the first Distribution Date on which the aggregate Certificate Principal Balance of all Offered Certificates (after giving effect to payments made on such Distribution Date) falls below 15% of the aggregate Original Class Certificate Principal Balance of all Classes of Offered Certificates by purchasing, on any such Distribution Date, all of the outstanding Home Equity Loans and REO Properties at a price (the “Termination Price”) equal to the greater of (A) the sum of (1) the aggregate Principal Balance of the Home Equity Loans as of the last day of the prior Collection Period, together with accrued and unpaid interest thereon through the end of such Collection Period at the weighted average of the Net Loan Rates (weighted on the basis of the Principal Balances thereof as of the last day of the prior Collection Period) and (2) the fair market value of the REO properties in the Trust (as reflected on the books and records of the Servicer as of the close of business on the last day of the prior Collection Period) and (B) the sum of (1) 100% of the aggregate Certificate Principal Balance of the Offered Certificates, (2) one month’s interest on the Offered Certificates at their respective Pass-Through Rates, (3) any unpaid Interest Carry Forward Amounts and Net Rate Carryover Amounts allocable to the Offered Certificates, plus one month’s interest on such Certificate Principal Balance and any unpaid Interest Carry Forward Amounts, together with interest accrued thereon at the respective Pass-Through Rates and (4) any unpaid Net Rate Carryover Amounts, together with interest accrued thereon at the respective Formula Rates.

(c)        Any such purchase shall be accomplished by deposit into the Collection Account on the Deposit Date before such Distribution Date of the Termination Price.

(d)        Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender

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their Certificates to the Administrator for payment of the final distribution and cancellation, shall be given promptly by the Administrator (upon receipt of written directions from the Servicer, if the Depositor is exercising its right to retransfer the Home Equity Loans) to Certificateholders by letter mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (i) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of the Certificates at the office or agency of the Administrator therein designated, (ii) the amount of any such final distribution and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Administrator therein specified. In the event written directions are delivered by the Servicer to the Administrator as described in the preceding sentence, the Depositor shall deposit in the Collection Account on or before the Distribution Date for such final distribution in immediately available funds an amount which, when added to the funds on deposit in the Collection Account that are payable to the related Certificateholders, will be equal to the purchase price for the assets of the Trust computed as above provided.

(e)        Upon presentation and surrender of the Certificates, the Administrator, in accordance with the written direction of the Servicer, shall cause to be distributed to the Certificateholders on the Distribution Date for such final distribution, in proportion to their respective Percentage Interests, an amount equal to (i) as to each Class of the Offered Certificates, the sum of (A) such Class’ appropriate share of the Principal Distribution Amount, (B) one month’s interest at the related Pass-Through Rate on such Certificate Principal Balance, (C) any previously unpaid Interest Carry Forward Amount together with interest thereon at the applicable Pass-Through Rate, and (D) any previously unpaid Net Rate Carryover Amount together with interest accrued thereon at the applicable Formula Rate, and (ii) as to the Class R Certificate the amount which remains on deposit in the Collection Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above. The distribution on such final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

(f)        In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Administrator shall promptly following such date cause all funds in the Collection Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders and the Servicer (if the Servicer has exercised its right to purchase the Home Equity Loans) or the Administrator (in any other case), shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Holder of the Class R Certificate will be entitled to all remaining unclaimed funds and other assets which remain subject hereto, and the Administrator upon transfer of such funds at the written request of such Holder shall be discharged of any responsibility for such funds and the Holders of the Offered Certificates shall look to the Holder of the Residual Certificate for payment.

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Section 9.02. Additional Termination Requirements.

(a)        In the event the Servicer exercises its purchase option pursuant to Section 9.01(b), the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Servicer, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not (i) result in the imposition of taxes on “prohibited transactions” of any REMIC described hereunder, or (ii) cause any REMIC described hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i)           The Servicer shall establish a 90-day liquidation period, notify the Trustee thereof, and furnish the Trustee with a statement specifying the first day of such period, such statement to be attached to the Trust Fund’s final Tax Return pursuant to Treasury Regulation Section 1.860F-1. The Servicer shall prepare a plan of complete liquidation and shall otherwise satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel delivered to the Trustee and the Depositor obtained at the expense of the Servicer;

(ii)          During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Servicer shall acquire for its own account, all of the assets of the Trust Fund for cash; and

(iii)        At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause the Administrator to distribute or credit, to the Holder of the Class R Certificate all cash on hand (other than cash retained to meet claims) related to such Class of Certificates, and the Trust Fund shall terminate at that time.

(b)        By their acceptance of the Certificates, the Holders thereof hereby authorize the Servicer to specify the 90-day liquidation period for the Trust Fund, which authorization shall be binding upon all successor Certificateholders. The Trustee shall attach a statement to the final Federal income tax return for any REMIC described hereunder stating that pursuant to Treasury Regulation Section 1.860F-1, the first day of the 90-day liquidation period for the REMIC was the date on which the Servicer acquired for its own account the assets of the Trust Fund.

(c)        The Trustee on behalf of the Trust agrees to adopt and sign such a plan of complete liquidation upon the written request of the Servicer, and the receipt of the Opinion of Counsel referred to in Section 9.02(a)(i), and together with the Holder of the Class R Certificate agrees to take such other action in connection therewith as may be reasonably requested by the Servicer.

ARTICLE X

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MISCELLANEOUS PROVISIONS

Section 10.01. Amendment. This Agreement may be amended from time to time by the Servicer, the Depositor, the Administrator and the Trustee by written agreement, in each case without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein that may be inconsistent with any other provisions herein or to correct any error, (iii) to add to the duties of the Depositor, the Administrator, the Trustee or the Servicer, (iv) to add, amend or modify any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with this Agreement, (v) to add or amend any provisions of this Agreement as required by any Rating Agency or any other nationally recognized statistical rating agency in order to maintain or improve the rating of any Class of the Offered Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, none of the Trustee, the Administrator , the Depositor nor the Servicer is obligated to obtain, maintain or improve any such rating), (vi) to comply with any requirement imposed by changes in accounting policies that do not materially impact the Offered Certificates, (vii) to comply with any requirements imposed by the Code, (viii) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement to comply with any rules or regulations promulgated by the SEC from time to time; provided, however, that as evidenced by an Opinion of Counsel (copies of which shall be delivered to the Trustee and the Administrator) (at the expense of the requesting party), in each case (other than a case arising under clause (vi), (vii) or (viii)) such action shall not materially and adversely affect the interests of any Class A or Class M Certificateholder; and provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Class A and Class M Certificateholders and no Opinion of Counsel to that effect shall be required if the Person requesting the amendment receives a confirmation from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to any Class of the Offered Certificates.

In addition, the Servicer, the Depositor, the Administrator and the Trustee also may at any time and from time to time amend this Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (a) maintain the qualification of any REMIC as a REMIC under the Code, (b) avoid or minimize the risk of the imposition of any tax on any REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (c) comply with any other requirements of the Code, provided that the Trustee and the Administrator have been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee, the Administrator or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (x) maintain such qualification, (y) avoid or minimize the risk of the imposition of such a tax or (z) comply with any such requirements of the Code.

Notwithstanding any contrary provision of this Agreement, the Trustee and the Administrator shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee, the Administrator or the Trust Fund, to the effect that such amendment will not cause the imposition

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of any tax on any REMIC or the Certificateholders or cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

Each party to this Agreement hereby agrees that it will cooperate with each other party to effect any amendment to this Agreement pursuant to clause (viii) of the first paragraph of this Section 10.01 or pursuant to the second paragraph of this Section 10.01.

This Agreement also may be amended from time to time by the Servicer, the Depositor, the Administrator and the Trustee, in each case with the consent of the Holders of the Class of the Offered Certificates that are affected by such amendment, evidencing Percentage Interests aggregating not less than 51% in Percentage Interests of such Class, or in the case of an amendment which affects all Classes, evidencing Percentage Interests aggregating not less than 51% of all Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, collections of payments on Home Equity Loans, (ii) reduce in any manner the amount of, or delay the timing of, payments on the Certificates which are required to be made on any Certificate without the consent of the Holder of such Certificate, (iii) impair the right of any Certificateholder to institute suit for the enforcement of the provisions of the Agreement, (iv) reduce the aforesaid percentage required to consent to any such amendment, (v) create a material risk of the Trust incurring taxes imposed under the Code or of the Class A Certificates or Class M Certificates not being treated as indebtedness under the Code, or (vi) result in a downgrading of the ratings of any Class of the Offered Certificates without, in each case, the consent of the Holders of all Classes of Certificates then outstanding or each Class of Certificates affected thereby.

Prior to the solicitation of consent of Certificateholders in connection with any such amendment, the party seeking such amendment shall furnish the Trustee and the Administrator with an Opinion of Counsel stating whether such amendment would create a material risk of the Trust incurring taxes imposed under the Code and notice of the conclusion expressed in such Opinion of Counsel shall be included with any such solicitation. An amendment made with the consent of all Certificateholders and executed in accordance with this Section shall be permitted or authorized by this Agreement notwithstanding that such Opinion of Counsel may conclude that such amendment would create a material risk of the Trust incurring taxes imposed under the Code.

Prior to the execution of any such amendment made with the consent of Certificateholders, the Servicer shall furnish written notification of the substance of such amendment to each Rating Agency. In addition, promptly after the execution of any such amendment made with the consent of the Certificateholders, the Administrator shall furnish written notification of the substance of such amendment to each Certificateholder.

It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

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Prior to the execution of any amendment to this Agreement, each of the Trustee and the Administrator shall be entitled to receive and rely conclusively upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and all conditions precedent to the execution of such amendment have been met. The Trustee and the Administrator may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s or the Administrator’s, as the case may be, own rights, duties or immunities under this Agreement.

Section 10.02. Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer and at its expense on direction by the Trustee (which shall not have any duty to determine whether such recordation should be made), but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders or is necessary for the administration or servicing of the Home Equity Loans.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 10.03. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided in Section 10.01) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Majority Certificateholder shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders

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of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 10.04. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.)

Section 10.05. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight mail, certified mail, or registered mail, postage prepaid to (a) in the case of the Depositor or the Servicer, 2700 Sanders Road, Prospect Heights, Illinois 60070, Attention: Treasurer, (b) in the case of the Trustee, at the Corporate Trust Office, 209 South LaSalle Street, 3rd Floor, Chicago, Illinois 60604, Attention: Corporate Trust Services, Reference: HSBC Home Equity Loan Trust 2007-2 (facsimile number (312) 325-8905), (c) in the case of the Administrator, at the Corporate Trust Office, 452 Fifth Avenue, New York, New York 10018, Attention: CTLA – Structured Finance, Reference: HSBC Home Equity Loan Trust (USA) 2007-2 (facsimile number (212) 525-1300), (d) in the case of Moody’s, ABS Monitoring Department, 99 Church Street, New York, New York 10007, (e) in the case of Standard & Poor’s, 55 Water Street, 40th Floor, New York, New York 10041, Attention: Structured Finance Surveillance and (f) in the case of Fitch, One State Street Plaza, 33rd Floor, New York, New York 10004, Attention: RMBS Surveillance Department, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 10.06. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 10.07. No Partnership. Nothing herein contained shall be deemed or construed to create any partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor.

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Section 10.08. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.02 and 6.04, this Agreement may not be assigned by the Depositor or the Servicer without the prior written consent of Holders of Certificates of each Class, voting as a Class, evidencing, as to each such Class, Percentage Interests aggregating not less than 66-2/3%.

Section 10.09. Certificates Nonassessable and Fully Paid. The parties agree that the Certificateholders shall not be personally liable for obligations of the Trust, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and that the Certificates upon execution by the Trustee on behalf of the Trust and the authentication and delivery thereof by the Administrator pursuant to Sections 2.05 and 5.01 are and shall be deemed fully paid.

Section 10.10. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other person will have any right or obligation hereunder.

Section 10.11. Counterparts. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

Section 10.12. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

Section 10.13. Limitation on Voting of Preferred Stock. The Trustee shall hold one share of the preferred stock (“Preferred Stock”) of the Depositor in trust, for the benefit of the Certificateholders and, during the continuance of a Servicer Termination Event, shall vote such stock only pursuant to the written instructions of the Majority Certificateholder. The Trustee shall not permit a transfer of any of the Preferred Stock to HSBC Finance or any of its Affiliates. Concurrently with any transfer of the Home Equity Loans to the Servicer pursuant to Section 9.01, the Trustee shall transfer to the Depositor for cancellation all shares of Preferred Stock held by the Trustee.

Section 10.14. Perfection Representations. The Perfection Representations shall be a part of this Agreement for all purposes.

Section 10.15. No Petition. The Trustee, the Administrator and the Certificateholders agree that they shall not institute against the Depositor, or cooperate with or encourage others to institute against the Depositor, any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings under United States federal or state bankruptcy laws in connection with any obligations relating to the Certificates or this Agreement.

Section 10.16. Inspection of Mortgage Files.

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Following the time that the Mortgage Files have been delivered to the Trustee upon reasonable prior notice and during regular business hours, the Trustee shall permit representatives of applicable state regulatory agencies to inspect the Mortgage Files on the Trustee’s premises or shall provide such documents at such places required by state regulations, including the offices of the Subservicers. Any loss incurred by the Trustee in fulfilling such obligations shall be paid by the Servicer.

ARTICLE XI

EXCHANGE ACT REPORTING

Section 11.01. Regulation AB.

The Depositor, the Servicer, the Trustee and the Administrator acknowledge and agree that the purpose of this Section 11.01 is to facilitate compliance by the Depositor with the provisions of Regulation AB and related rules and regulations of the SEC. The Depositor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the SEC under the Securities Act and the Exchange Act. The Servicer, the Trustee and the Administrator acknowledge that interpretations of the SEC and its staff of the requirements of Regulation AB may change over time and, accordingly, each agrees to comply with reasonable requests made by the Depositor or the Servicer in good faith for delivery of readily available and deliverable information under these provisions on the basis of such interpretations of Regulation AB. The Servicer, the Trustee and the Administrator shall cooperate fully with the Depositor and the Issuing Entity to deliver to the Depositor and the Issuing Entity (including the Servicer and any other assignees or designees) any and all documentation, records and any other information, in each case solely as is readily available and deliverable, that is reasonably necessary to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer, the Subservicer, the Trustee, the Administrator and the Home Equity Loans, or the servicing of the Home Equity Loans, as are reasonably necessary in order to effect such compliance.

Section 11.02. Information to Be Provided by the Trustee and the Administrator.

For so long as the Depositor is required to report with respect to the Issuing Entity under the Exchange Act, each of the Trustee and the Administrator shall (i) on or before the fifth Business Day of each month, provide to the Servicer, in writing, such information regarding the Trustee or the Administrator, as applicable, as is requested by the Servicer for the purpose of compliance with Item 1117 of Regulation AB, (ii) on or before March 15 of each calendar year, beginning March 15, 2008, provide to the Servicer, in writing, such information regarding the Trustee or the Administrator, as applicable, as is requested by the Servicer for the purpose of compliance with Item 1119 of Regulation AB; provided, however, that neither the Trustee nor the Administrator shall be required to provide information required by the foregoing clause (i) or (ii) in the event that there has been no change to the information previously provided by the Trustee or the Administrator, as applicable, to the Servicer, and (iii) as promptly as practicable

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following notice to or discovery by a Responsible Officer of the Trustee or the Administrator, as applicable, of any changes to such information, provide to the Servicer, in writing, such updated information.

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IN WITNESS WHEREOF, the Depositor, the Servicer, the Trustee and the Administrator have caused this Agreement to be duly executed by their respective officers all as of the day and year first above written.

HSBC HOME EQUITY LOAN CORPORATION II,

as Depositor

By: /s/ David J. Hunter

Name: David J. Hunter

Title: Vice President & Asst. Treasurer

HSBC FINANCE CORPORATION,

as Servicer

By: /s/ Craig T. Thiele

Name: Craig T. Thiele

Title: Vice President - Treasury

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By: /s/ Patricia M. Child

Name: Patricia M. Child

Title: Vice President

HSBC BANK USA, NATIONAL ASSOCIATION,

as Administrator

By: F. Acebedo

Name: Fernando Acebedo

Title: Vice President

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ACKNOWLEDGED AND AGREED TO BY THE FOLLOWING PERSONS AS “SELLERS”

FOR PURPOSES OF SECTION 2.01(c), ARTICLE III AND SECTION 6.05 HEREOF:

BENEFICIAL ALABAMA INC.

BENEFICIAL CALIFORNIA INC.

BENEFICIAL COLORADO INC.

BENEFICIAL CONSUMER DISCOUNT COMPANY

BENEFICIAL DELAWARE INC.

BENEFICIAL FLORIDA INC.

BENEFICIAL HAWAII INC.

BENEFICIAL HOMEOWNER SERVICE CORPORATION

BENEFICIAL IDAHO INC.

BENEFICIAL ILLINOIS INC.

BENEFICIAL INDIANA INC.

BENEFICIAL IOWA INC.

BENEFICIAL KANSAS INC.

BENEFICIAL KENTUCKY INC.

BENEFICIAL LOAN AND THRIFT CO.

BENEFICIAL LOUISIANA INC.

BENEFICIAL MAINE INC.

BENEFICIAL MASSACHUSETTS INC.

BENEFICIAL MICHIGAN INC.

BENEFICIAL MORTGAGE CO. OF ARIZONA

BENEFICIAL MORTGAGE CO. OF CONNECTICUT

BENEFICIAL MORTGAGE CO. OF GEORGIA

BENEFICIAL MORTGAGE CO. OF MARYLAND

BENEFICIAL MORTGAGE CO. OF MISSOURI, INC.

BENEFICIAL MORTGAGE CO. OF NEVADA

BENEFICIAL MORTGAGE CO. OF NEW HAMPSHIRE

BENEFICIAL MORTGAGE CO. OF NORTH CAROLINA

BENEFICIAL MORTGAGE CO. OF UTAH

By: /s/ Daniel W. Anderson

Name: Daniel W. Anderson

Title: Vice President and Treasurer

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BENEFICIAL MORTGAGE CO. OF VIRGINIA

BENEFICIAL NEBRASKA INC.

BENEFICIAL NEW JERSEY INC.

BENEFICIAL NEW MEXICO INC.

BENEFICIAL OHIO INC.

BENEFICIAL OKLAHOMA INC.

BENEFICIAL OREGON INC.

BENEFICIAL RHODE ISLAND INC.

BENEFICAL SOUTH CAROLINA INC.

BENEFICIAL SOUTH DAKOTA INC.

BENEFICIAL TENNESSEE INC.

BENEFICIAL TEXAS INC.

BENEFICIAL WASHINGTON INC.

BENEFICIAL WEST VIRGINIA, INC.

BENEFICIAL WISCONSIN INC.

BENEFICIAL WYOMING INC.

HOUSEHOLD FINANCE CONSUMER DISCOUNT COMPANY

HOUSEHOLD FINANCE CORPORATION II

HOUSEHOLD FINANCE CORPORATION III

HOUSEHOLD FINANCE CORPORATION OF ALABAMA

HOUSEHOLD FINANCE CORPORATION OF CALIFORNIA

HOUSEHOLD FINANCE INDUSTRIAL LOAN COMPANY OF IOWA

HOUSEHOLD FINANCE REALTY CORPORATION OF NEVADA

HOUSEHOLD FINANCE REALTY CORPORATION OF NEW YORK

HOUSEHOLD FINANCIAL CENTER INC.

HOUSEHOLD INDUSTRIAL FINANCE COMPANY

HOUSEHOLD REALTY CORPORATION

MORTGAGE ONE CORPORATION

By: /s/ Daniel W. Anderson

Name: Daniel W. Anderson

Title: Vice President and Treasurer

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State of Illinois           }

} ss.:
County of Cook	}

BEFORE ME, on May 21, 2007, the undersigned authority, a Notary Public, on this day personally appeared David J. Hunter, known to me to be a person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said Vice President and Assistant Treasurer of HSBC Home Equity Loan Corporation II, and that he executed the same as the act of such corporation for the purpose and consideration therein expressed, and in the capacity therein stated.

/s/ Lynne C. Zaremba

Notary Public

[Seal]

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State of Illinois	}
} ss.:
County of Cook	}

BEFORE ME, on May 21, 2007, the undersigned authority, a Notary Public, on this day personally appeared Craig T. Thiele, known to me to be a person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said Vice President – Treasury of HSBC Finance Corporation, and that he executed the same as the act of such corporation for the purpose and consideration therein expressed, and in the capacity therein stated.

/s/ Lynne C. Zaremba

Notary Public

[Seal]

S-5

State of Illinois           }

} ss.:
County of Cook	}

BEFORE ME, on May 22, 2007, the undersigned authority, a Notary Public, on this day personally appeared Patricia M. Child, known to me to be a person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said Vice President of U.S. Bank National Association, and that he/she executed the same as the act of such corporation for the purpose and consideration therein expressed, and in the capacity therein stated.

/s/ Erika Forshtay

Notary Public

[Seal]

S-6

State of New York	}
} ss.:
County of New York	}

BEFORE ME, on May 24, 2007, the undersigned authority, a Notary Public, on this day personally appeared Fernando Acebebo, known to me to be a person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said Vice President of HSBC Bank USA, National Association, and that he executed the same as the act of such corporation for the purpose and consideration therein expressed, and in the capacity therein stated.

/s/ Audrey H. Zabriskie

Notary Public

[Seal]

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Schedule 1

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

The Depositor hereby represents, warrants, and covenants to the Trustee as to itself and the Sellers, as follows on the Closing Date and on each Distribution Date thereafter:

General

1.            This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Home Equity Loans in favor of the Trustee, on behalf of the Trust, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Depositor.

2.            The Home Equity Loans constitute “general intangibles” or “instruments” within the meaning of the applicable UCC.

3.            The Collection Account and all subaccounts thereof constitute either a deposit account or a securities account.

4.            To the extent that payments and collections received or made with respect to the Home Equity Loans constitute securities entitlements, such payments and collections have been and will have been credited to the Collection Account. The securities intermediary for the Collection Account has agreed to treat all assets credited to the Collection Account as “financial assets” within the meaning of the applicable UCC.

Creation

5.            The Depositor owns and has good and marketable title to the Home Equity Loans free and clear of any Lien, claim or encumbrance of any Person, excepting only liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the Lien attaches is not impaired during the pendency of such proceeding.

6.            The Depositor has received all consents and approvals to the sale of the Home Equity Loans hereunder to the Trustee required by the terms of the Home Equity Loans that constitute instruments.

7.            To the extent the Collection Account or subaccounts thereof constitute securities entitlements, certificated securities or uncertificated securities, the Depositor has received all consents and approvals required to transfer to the Trustee its interest and rights in the Collection Account hereunder.

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Perfection

8.            The Depositor has caused or will have caused, within ten days after the effective date of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Home Equity Loans from the Depositor to the Trustee, and the security interest in the Home Equity Loans granted to the Trustee hereunder.

9.            With respect to the Collection Account and all subaccounts that constitute deposit accounts, either:

(i) the Depositor has delivered to the Trustee a fully-executed agreement pursuant to which the bank maintaining the deposit accounts has agreed to comply with all instructions originated by the Trustee directing disposition of the funds in the Collection Account without further consent by the Depositor; or

(ii) the Depositor has taken all steps necessary to cause the Trustee to become the account holder of the Collection Account.

10.          With respect to the Collection Account or subaccounts thereof that constitute securities accounts or securities entitlements, either:

(i) the Depositor has caused or will have caused, within ten days after the effective date of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted in the Collection Account to the Trustee; or

(ii) the Depositor has delivered to the Trustee a fully-executed agreement pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Trustee relating to the Collection Account without further consent by the Depositor; or

(iii) the Depositor has taken all steps necessary to cause the securities intermediary to identify in its records the Trustee as the person having a security entitlement against the securities intermediary in the Collection Account.

Priority

11.          Other than the transfer of the Home Equity Loans to the Trustee under the Transfer Agreement, and the security interest granted to the Trustee pursuant to this Agreement, neither the Depositor nor the Sellers have pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Home Equity Loans. Neither the Depositor nor the Sellers have authorized the filing of, or are aware of, any financing statements against the Depositor or

S-2

any of the Sellers that include a description of collateral covering the Home Equity Loans other than any financing statement relating to the security interest granted to the Trustee hereunder or that has been terminated.

12. The Depositor is not aware of any judgment, ERISA or tax lien filings against either the Depositor or any of the Sellers.

13. To the Depositor’s knowledge, none of the instruments that constitute or evidence the Home Equity Loans has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trustee.

14. Neither the Collection Account nor any subaccount thereof is in the name of any person other than the Depositor or the Trustee as trustee hereunder or in the name of its nominee. The Depositor has not consented for the securities intermediary of the Collection Account to comply with entitlement orders of any person other than the Trustee.

15. Survival of Perfection Representations. Notwithstanding any other provision of this Agreement or any other transaction document, the Perfection Representations contained in this Schedule shall be continuing, and remain in full force and effect (notwithstanding any replacement of the Servicer or termination of the Servicer’s rights to act as such) until such time as all obligations under this Agreement have been finally and fully paid and performed.

16. No Waiver. The parties to this Agreement (i) shall not, without obtaining a confirmation of the then-current rating of the Certificates, waive any of the Perfection Representations, and (ii) shall provide the Rating Agencies with prompt written notice of any breach of the Perfection Representations, and shall not, without obtaining a confirmation of the then-current rating of the Certificates (as determined after any adjustment or withdrawal of the ratings following notice of such breach) waive a breach of any of the Perfection Representations.

17. Servicer to Maintain Perfection and Priority. The Servicer covenants that, in order to evidence the interests of the Depositor and the Trustee under this Agreement, the Servicer shall take such action, or execute and deliver such instruments (other than effecting a Filing (as defined below), unless such Filing is effected in accordance with this paragraph) as may be necessary or advisable (including, without limitation, such actions as are requested by the Trustee) to maintain and perfect, as a first priority interest, the Trustee’s security interest in the Home Equity Loans. The Servicer shall, from time to time and within the time limits established by law, prepare and present to the Trustee for the Trustee to authorize (based in reliance on the Opinion of Counsel hereinafter provided for) the Servicer to file, all financing statements, amendments, continuations, initial financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases, or any other filings necessary or advisable to continue, maintain and perfect the Trustee’s security interest in the Home Equity Loans as a first-priority interest (each a “Filing”). The Servicer shall present each such Filing to the Trustee together with (x) an Opinion of Counsel to the effect that such Filing is (i) consistent with grant of the security interest to the Trustee pursuant to Section 2.01 of this Agreement, (ii)

S-3

satisfies all requirements and conditions to such Filing in this Agreement and (iii) satisfies the requirements for a Filing of such type under the Uniform Commercial Code in the applicable jurisdiction (or if the Uniform Commercial Code does not apply, the applicable statute governing the perfection of security interests), and (y) a form of authorization for the Trustee’s signature. Upon receipt of such Opinion of Counsel and form of authorization, the Trustee shall promptly authorize in writing the Servicer to, and the Servicer shall, effect such Filing under the Uniform Commercial Code without the signature of the Depositor or the Trustee where allowed by applicable law. Notwithstanding anything else in the transaction documents to the contrary, the Servicer shall not have any authority to effect a Filing without obtaining written authorization from the Trustee.

S-4

EXHIBIT A

FORM OF CLASS A AND CLASS M CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE CONSISTS OF (I) A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND (II) THE RIGHT TO RECEIVE CERTAIN AMOUNTS IN THE CARRYOVER RESERVE FUND.

[CLASS M CERTIFICATES ONLY:][THIS CLASS M CERTIFICATE IS SUBORDINATE TO CERTAIN CLASSES OF OFFERED CERTIFICATES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

[CLASS M CERTIFICATES ONLY:][NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE ANY OF (A) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT THAT TRANSFER, OR (B) A REPRESENTATION LETTER WHERE THE CERTIFICATE HAS BEEN SUBJECT TO AN ERISA-QUALIFYING UNDERWRITING TO THE EFFECT THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY PURCHASING THE CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” AND THAT THE PURCHASE AND HOLDING OF THE CERTIFICATE IS COVERED UNDER SECTIONS I AND II OF U.S. DEPARTMENT OF LABOR PROHIBITED CLASS EXEMPTION 95-60, OR (C) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO

A-1-1

THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.]

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Certificate No. :	[___]
Cut-Off Date :	The close of business on May 2, 2007
First Distribution Date :	June 20, 2007
Final Scheduled Distribution Date :	July 2036
Original Certificate Principal Balance of this Certificate (“Denomination”) :	$
Original Class Certificate Principal Balance of this Class :	$
Pass-Through Rate :	[___]%, subject to the Net Rate Cap
CUSIP :	[___]
Class :	[___]

A-1-3

HSBC HOME EQUITY LOAN TRUST (USA) 2007-2

Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-2

Class [__]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust consisting of a pool of fixed- or declining-rate home equity loans (the “Home Equity Loans”).

HSBC Home Equity Loan Corporation II, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class [__] Certificate at any time may be less than the Original Class Certificate Principal Balance set forth on the face hereof, as described herein. This Class [__] Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Sellers, the Servicer, the Administrator or the Trustee referred to below or any of their respective affiliates. Neither this Class [__] Certificate nor the Home Equity Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Class [__] Certificate (obtained by dividing the principal denomination of this Class [__] Certificate by the aggregate of the principal denominations of all Certificates of this Class) in certain monthly distributions with respect to a Trust consisting primarily of the Home Equity Loans deposited by HSBC Home Equity Loan Corporation II (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of May 24, 2007 (the “Agreement”) among the Depositor, HSBC Finance Corporation, as Servicer (the “Servicer”), HSBC Bank USA, National Association, as Administrator (the “Administrator”), and U.S. Bank National Association, as Trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class [__] Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Certificateholder of this Class [__] Certificate by virtue of the acceptance hereof assents and by which such Certificateholder is bound.

Reference is hereby made to the further provisions of this Class [__] Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class [__] Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Administrator.

A-1-4

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: May 24, 2007

U.S. BANK NATIONAL ASSOCIATION

not in its individual capacity, but solely as Trustee

By:

This is one of the Class [__] Certificates

referenced in the above-mentioned Agreement

By:

Authorized Signatory of

HSBC Bank USA, National Association,

as Administrator

A-1-5

[Reverse of Class [__] Certificate]

HSBC HOME EQUITY LOAN TRUST (USA) 2007-2

Closed-End Home Equity Loan Asset-Backed Certificates,

Series 2007-2

This Certificate is one of a duly authorized issue of Certificates designated as HSBC Home Equity Loan Trust (USA) 2007-2, Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-2 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Collection Account for payment hereunder and that neither the Trustee nor the Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 20th day of each month or, if such 20th day is not a Business Day, the next succeeding Business Day (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Certificateholders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is (1) in the case of a Floating Rate Certificate, the Business Day immediately preceding such Distribution Date, or if any such Class of Certificates is no longer in the form of Book-Entry Certificates, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs and (2) in the case of a Fixed Rate Certificate, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

Distributions on this Certificate shall be made by wire transfer, or upon prior written request by a Certificateholder delivered to the Administrator at least five business days prior to such Record Date, by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or by such other means of payment as such Certificateholder and the Paying Agent shall agree. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Administrator specified in the notice to Certificateholders of such final distribution.

A-1-6

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the Administrator and the rights of the Certificateholders under the Agreement at any time by the Servicer, the Depositor, the Administrator and the Trustee, in each case with the consent of the Certificateholders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment or all classes in the case of amendments or modifications which affect all classes, as specified in the Agreement. Any such consent by the holder of this Certificate shall be conclusive and binding to such holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Certificate Registrar (which shall be the Corporate Trust Office if the Administrator is the Certificate Registrar as provided in the Agreement). Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Administrator or the Certificate Registrar) be duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Admnistrator and the Certificate Registrar duly executed by, the Certificateholder hereof or such Certificateholder’s attorney duly authorized in writing. Upon satisfaction of the foregoing, one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Sellers, the Servicer, the Depositor, the Administrator and the Trustee and any agent of the Sellers, the Servicer, the Depositor, the Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and the Sellers, the Servicer, the Depositor, the Administrator or the Trustee or any such agent shall not be affected by any notice to the contrary.

On any Distribution Date following the first Distribution Date on which the aggregate Certificate Principal Balance of the Offered Certificates falls below 15% of the initial aggregate

A-1-7

Certificate Principal Balance of the Offered Certificates, the Servicer will have the option to purchase, in whole, from the Trust the Home Equity Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the earliest of (i) the final payment or other liquidation of the Principal Balance of the last Home Equity Loan remaining in the Trust or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Home Equity Loan; provided that in no event, however, will the trust created by the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date of the Agreement and (ii) the Latest Possible Maturity Date (as defined in the Agreement).

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement and nothing herein shall be deemed inconsistent with that meaning.

A-1-8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of the registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Administrator to issue a new Certificate of a like denomination and Class, to the above-named assignee and deliver such Certificate to the following address:

______________________________________________________________________________

Dated:____________

________________________________________

Signature by or on behalf of assignor

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

________,

________,

________,

for the account of ______,

Account number _____________, or, if mailed by check, to ___

________.

Applicable statements should be mailed to ___

________

________

________.

This information is provided by ______,

the assignee named above, or ,

as its agent.

A-1-10

EXHIBIT B

FORM OF CLASS R CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE CONSISTS OF (I) A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND (II) THE RIGHT TO RECEIVE CERTAIN AMOUNTS IN THE CARRYOVER RESERVE FUND AND AMOUNTS IN THE DERIVATIVE CONTRACT RESERVE FUND.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (A) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT THAT TRANSFER, OR (B) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

EACH HOLDER BY ACQUIRING THIS CERTIFICATE AGREES THAT NO BENEFICIAL INTEREST IN THIS CERTIFICATE MAY BE HELD OR ACQUIRED BY OR TRANSFERRED TO ANY "NONPERMITTED TRANSFEREE" AS DEFINED BY THE AGREEMENT.

Certificate No. :
Cut-Off Date :	The close of business on May 2, 2007
First Distribution Date :	June 20, 2007
Final Scheduled Distribution Date :	N/A
Original Percentage Interest of this Certificate (“Denomination”) :	100%
CUSIP :	[___]
Class :	R

HSBC HOME EQUITY LOAN TRUST (USA) 2007-2

Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-2

Class R

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust consisting of a pool of fixed- or declining-rate home equity loans (the “Home Equity Loans”).

HSBC Home Equity Loan Corporation II, as Depositor

This Certificate does not have a Certificate Principal Balance and is only entitled to receive certain distributions as described in the Pooling and Servicing Agreement referred to herein. This Class R Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Sellers, the Servicer, the Administrator or the Trustee referred to below or any of their respective affiliates. Neither this Class R Certificate nor the Home Equity Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [HSBC HOME EQUITY LOAN CORPORATION II] is the registered owner of the Percentage Interest evidenced by this Class R Certificate in certain monthly distributions with respect to a Trust consisting primarily of the Home Equity Loans deposited by HSBC Home Equity Loan Corporation II (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of May 24, 2007 (the “Agreement”) among the Depositor, HSBC Finance Corporation, as Servicer (the “Servicer”), HSBC Bank USA, National Association, as Administrator (the “Administrator”), and U.S. Bank National Association, as Trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class R Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Certificateholder of this Class R Certificate by virtue of the acceptance hereof assents and by which such Certificateholder is bound.

Reference is hereby made to the further provisions of this Class R Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class R Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Administrator.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: May 24, 2007

U.S. BANK NATIONAL ASSOCIATION

not in its individual capacity, but solely as Trustee

By:

This is one of the Class R Certificates

referenced in the above-mentioned Agreement

By:

Authorized Signatory of

HSBC Bank USA, National Association,

as Administrator

[Reverse of Class R Certificate]

HSBC HOME EQUITY LOAN TRUST (USA) 2007-2

Closed-End Home Equity Loan Asset-Backed Certificates,

Series 2007-2

This Certificate is one of a duly authorized issue of Certificates designated as HSBC Home Equity Loan Trust (USA) 2007-2, Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-2 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Collection Account for payment hereunder and that neither the Trustee nor the Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 20th day of each month or, if such 20th day is not a Business Day, the next succeeding Business Day (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Certificateholders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month preceding the month in which such Distribution Date occurs.

Distributions on this Certificate shall be made by wire transfer or by such other means of payment as the Holder of this Class R Certificate and the Paying Agent shall agree. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Administrator specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the Administrator and the rights of the Certificateholders under the Agreement at any time by the Servicer, the Depositor, the Administrator and the Trustee, in each case with the consent of the Certificateholders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment or all classes in the case of amendments or modifications which affect all classes, as specified in the Agreement. Any such consent by the holder of this Certificate shall be conclusive and binding to such holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Certificate Registrar (which shall be the Corporate Trust Office if the Administrator is the Certificate Registrar as provided in the Agreement). Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Administrator or the Certificate Registrar) be duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Admnistrator and the Certificate Registrar duly executed by, the Certificateholder hereof or such Certificateholder’s attorney duly authorized in writing. Upon satisfaction of the foregoing, one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

For the purposes of the agreement, “NonPermitted Transferee” is defined as (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) any rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, (v) an “electing large partnership” as defined in Section 775 of the Code, (vi) a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust unless such Person has furnished the transferor and the Administrator with a duly completed Internal Revenue Service Form W-8ECI or any applicable successor form, and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any REMIC created under this Agreement to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms “United States,” “State” and “International Organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any

State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Sellers, the Servicer, the Depositor, the Administrator and the Trustee and any agent of the Sellers, the Servicer, the Depositor, the Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and the Sellers, the Servicer, the Depositor, the Administrator or the Trustee or any such agent shall not be affected by any notice to the contrary.

On any Distribution Date following the first Distribution Date on which the aggregate Certificate Principal Balance of the Offered Certificates falls below 15% of the initial aggregate Certificate Principal Balance of the Offered Certificates, the Servicer will have the option to purchase, in whole, from the Trust the Home Equity Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the earliest of (i) the final payment or other liquidation of the Principal Balance of the last Home Equity Loan remaining in the Trust or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Home Equity Loan; provided that in no event, however, will the trust created by the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date of the Agreement and (ii) the Latest Possible Maturity Date (as defined in the Agreement).

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of the registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Administrator to issue a new Certificate of a like denomination and Class, to the above-named assignee and deliver such Certificate to the following address:

_____________________________________________________________________________

Dated:____________

________________________________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

________,

________,

________,

for the account of ______,

Account number _____________, or, if mailed by check, to ___

________.

Applicable statements should be mailed to ___

________

________

________.

This information is provided by ______,

the assignee named above, or ,

as its agent.

EXHIBIT C

HOME EQUITY LOAN SCHEDULE

[On file with the Trustee.]

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EXHIBIT D

FORM OF TRANSFER AFFIDAVIT

STATE OF	)
)	ss.:
COUNTY OF	)

The undersigned, being first duly sworn, deposes and says as follows:

1.            The undersigned is an officer of _______________, the proposed transferee of an ownership interest in a Class R Certificate (the “Certificate”) issued pursuant to the Pooling and Servicing Agreement dated as of May 24, 2007 (the “Pooling and Servicing Agreement”) among HSBC Home Equity Loan Corporation II, as Depositor, HSBC Finance Corporation, as Servicer, HSBC Bank USA, National Association, as Administrator, and U.S. Bank National Association, as Trustee. Capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Agreement. The transferee has authorized the undersigned to make this affidavit on behalf of the transferee.

2.            The transferee is not an employee benefit plan that is subject to Title I of ERISA or to Section 4975 of the Internal Revenue Code of 1986, nor is it acting on behalf of or with plan assets of any such plan. The transferee is, as of the date hereof, and will be, as of the date of the transfer, a Permitted Transferee. The transferee will endeavor to remain a Permitted Transferee for so long as it retains its ownership interest in the Certificate. The transferee is acquiring its ownership interest in the Certificate for its own account.

3.            The transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent transferee furnished to such Person an affidavit that such subsequent transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false.

4.            The transferee has been advised of, and understands that, a tax will be imposed on a “pass-through entity” holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

5.            The transferee has reviewed the provisions of Section 6.02(i) of the Agreement (incorporated herein by reference) and understands the legal consequences of the

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acquisition of an ownership interest in the Certificate including, without limitation, the restrictions on subsequent transfers and the provisions regarding voiding the transfer and mandatory sales. The transferee expressly agrees to be bound by and to abide by the provisions of Section 6.02(i) of the Agreement and the restrictions noted on the face of the Certificate. The transferee understands and agrees that any breach of any of the representations included herein shall render the transfer to the transferee contemplated hereby null and void.

6.            The transferee agrees to require a Transfer Affidavit from any Person to whom the transferee attempts to transfer its ownership interest in the Certificate, and in connection with any transfer by a Person for whom the transferee is acting as nominee, trustee or agent, and the transferee will not transfer its ownership interest or cause any ownership interest to be Transferred to any Person that the transferee knows is not a Permitted transferee. In connection with any such transfer by the transferee, the transferee agrees to deliver to the Trustee a certificate to the effect that such transferee has no actual knowledge that the Person to which the transfer is to be made is not a Permitted Transferee.

7.            The transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Class R Certificates.

8.	The transferee’s taxpayer identification number is _____.

9.            The transferee is a United States Person as defined in Code section 7701(a)(30).

10.          [The transferee is aware that the Class R Certificates may be “noneconomic residual interests” within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax. In addition, as the holder of a noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and the transferee hereby represents that it intends to pay taxes associated with holding the residual interest as they become due.]

11.          The transferee has provided financial statements or other financial information requested by the transferor in connection with the transfer of the Class R Certificates to permit the transferor to assess the financial capability of the transferee to pay such taxes.

*       **

IN WITNESS WHEREOF, the transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ____ day of _______, ____.

[NAME OF TRANSFEREE]

By:

Name:
Title:

[Corporate Seal]

ATTEST:

_________________________

[Assistant] Secretary

Personally appeared before me the above-named _____________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________ of the transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the transferee.

Subscribed and sworn before me this ____ day of ________, ____.

_____________________________________

NOTARY PUBLIC

My Commission expires the ___ day of

, 20__

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